$150,000,000

MASTER REPURCHASE AGREEMENT

Dated as of April 12, 2007

between

RCC REAL ESTATE SPE 3, LLC

as Seller,

and

NATIXIS REAL ESTATE CAPITAL INC.,

as Buyer

ANNEXES, EXHIBITS AND SCHEDULES

ANNEX I	Names and Addresses for Communications between Parties
SCHEDULE I	Additional Eligibility Criteria; Concentration Limits
SCHEDULE II	List of Approved Sub-Servicers
EXHIBIT I	Form of Confirmation
EXHIBIT II	Authorized Representatives of Seller
EXHIBIT III	Monthly Reporting Package
EXHIBIT IV	Form of Custodial Agreement
EXHIBIT V	Form of Power of Attorney
EXHIBIT VI	Representations and Warranties Regarding Individual Purchased Assets
EXHIBIT VII	Collateral Information
EXHIBIT VIII	Advance Procedure
EXHIBIT IX	Form of Redirection Letter

MASTER REPURCHASE AGREEMENT, dated as of April 12, 2007, by and among RCC REAL ESTATE SPE 3, LLC, a Delaware limited liability company (the “Seller”) and NATIXIS REAL ESTATE CAPITAL INC., a New York corporation (formerly known as IXIS Real Estate Capital Inc.) (together with its successors and assigns, the “Buyer”).

1. APPLICABILITY

From time to time the parties hereto may enter into transactions in which the Seller agrees to transfer to the Buyer loans, participations, securities or other assets (together, “Assets”) against the transfer of funds by Buyer, with a simultaneous agreement by Buyer to transfer to Seller such Assets at a date certain, against the transfer of funds by Seller. Each such transaction shall be referred to herein as a “Transaction” and, unless otherwise agreed in writing, shall be governed by this Agreement, including any supplemental terms or conditions contained in any exhibits identified herein as applicable hereunder.

2. DEFINITIONS

“Acceptable Attorney” means Paul Hastings Janofsky & Walker or any other attorney-at-law to which the Seller or the Custodian, as applicable, has sent an Attorney’s Bailee Letter, except for an attorney whom the Buyer has notified the Custodian and the Seller is not reasonably satisfactory to the Buyer.

“Accepted Servicing Practices” shall mean with respect to any Purchased Loan, those servicing practices of prudent lending institutions which service mortgage or mezzanine loans of the same type as such Purchased Loan in the jurisdiction where the related Mortgaged Property or Underlying Mortgaged Property is located.

“Accelerated Repurchase Date” shall have the meaning specified in Section 14(a)(i) of this Agreement.

“Act of Insolvency” shall mean with respect to any party, (i) the commencement by such party as debtor of any case or proceeding under any bankruptcy, insolvency, reorganization, liquidation, moratorium, dissolution, delinquency or similar law, or such party seeking the appointment or election of a receiver, conservator, trustee, custodian or similar official for such party or any substantial part of its property, or the convening of any meeting of creditors for purposes of commencing any such case or proceeding or seeking such an appointment or election, (ii) the commencement of any such case or proceeding against such party, or another seeking such an appointment or election, or the filing against a party of an application for a protective decree under the provisions of the Securities Investor Protection Act of 1970, which (A) is consented to or not timely contested by such party, (B) results in the entry of an order for relief, such an appointment or election, the issuance of such a protective decree or the entry of an order having a similar effect, or (C) is not dismissed within 60 days, (iii) the making by such party of a general assignment for the benefit of creditors, or (iv) the admission in writing by such party of such party’s inability to pay such party’s debts as they become due.

“Affiliate” shall mean, when used with respect to any specified Person, any other Person directly or indirectly controlling, controlled by, or under common control with, such Person. Control shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise and “controlling” and “controlled” shall have meanings correlative thereto.

“Agreement” shall mean this Master Repurchase Agreement, dated as of April 12, 2007, by and between RCC Real Estate SPE 3, LLC and Natixis Real Estate Capital Inc., as such agreement may be modified or supplemented from time to time.

“Alternative Rate” shall have the meaning specified in Section 3(g) of this Agreement.

“Alternative Rate Transaction” shall mean, with respect to any Pricing Rate Period, any Transaction with respect to which the Pricing Rate for such Pricing Rate Period is determined with reference to the Alternative Rate.

“Applicable Spread” shall mean, with respect to a Transaction involving any Class of Asset, the corresponding percentage set forth below unless otherwise agreed by Buyer (in its sole discretion) and Seller and set forth in a Confirmation:

(i) for each Class of Transaction involving a Mortgage Loan, the corresponding percentage set forth below:

Class of Transaction/ Designated Purchase Percentage	Rate
Class M-1 (75%)	.75%
Class M-1 (80%)	.85%
Class M-2 (75%)	.90%
Class M-2 (80%)	1.00%
Class M-3 (75%)	1.05%
Class M-3 (80%)	1.20%
Class M-4 (75%)	1.25%
Class M-4 (80%)	1.35%
Class M-5 (75%)	1.40%
Class M-5 (80%)	1.55%

(ii) for each Class of Transaction involving a Mezzanine Loan or B Note Asset, the corresponding percentage set forth below:

Class of Transaction	Percentage
Class MZ/B-1	1.25%
Class MZ/B -2	1.50%
Class MZ/B -3	1.75%

(iii) for each Class of Transaction involving a Preferred Equity Asset, the corresponding percentage set forth below:

Class of Transaction	Percentage
Class PE-1	2.00%
Class PE-2	2.25%
Class PE-3	2.50%

(iv) for each Class of Transaction involving a CMBS Asset, the corresponding percentage set forth below (it being acknowledged that the Class of Transaction for any CMBS Asset may be changed by Buyer solely upon a downgrade, withdrawal or qualification by any Rating Agency of the rating assigned to such CMBS Asset):

	Percentage
Class of Transaction	Fixed Rate CMBS	Floating Rate CMBS
Class CMBS-1.40%		.25%
Class CMBS-2.50%		.30%
Class CMBS-3.75%		.40%
Class CMBS-4.85%		.50%
Class CMBS-5	1.10%	1.00%
Class CMBS-6	1.50%	1.50%
Class CMBS-7	1.50%	1.50%
Class CMBS-8	1.60%	1.60%
Class CMBS-9	1.70%	1.70%
Class CMBS-10	1.75%	1.75%
Class CMBS-11	2.00%	2.00%
Class CMBS-12	2.25%	2.25%

(v) after the occurrence and during the continuance of an Event of Default (other than with respect to Buyer), the applicable incremental per annum rate described in clause (i) - (iv) of this definition, as applicable, plus 400 basis points (4.0%).

“Approved Sub-Servicer” shall mean those sub-servicers listed on Schedule II attached hereto or such others as are approved by Buyer in its reasonable discretion.

“Assets” shall have the meaning specified in Section 1 hereof.

“Assignment of Leases” shall mean, with respect to any Mortgage, an assignment of leases thereunder, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the Mortgaged Property is located to reflect the assignment of leases.

“Assignment of Mortgage” shall mean, with respect to any Mortgage, an assignment of the mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related property is located to reflect the assignment of the Mortgage, subject to the terms, covenants and provisions of this Agreement.

“Assignment of Preferred Equity Asset” shall mean, with respect to any Preferred Equity Asset, an assignment of the Preferred Equity Asset and Preferred Equity Asset Documents, subject to the terms, covenants and provisions of this Agreement.

“Attorney’s Bailee Letter” means a letter from an Acceptable Attorney, in form and substance acceptable to the Buyer, wherein such Acceptable Attorney in possession of a Purchased Loan File (i) acknowledges receipt of such Purchased Loan File, (ii) confirms that such Acceptable Attorney is holding the same as bailee of the Buyer under such letter and (iii) agrees that such Acceptable Attorney shall deliver such Purchased Loan File to the Custodian by not later than the third (3rd) Business Day following the Purchase Date for the related Purchased Loan.

“B Note Asset” has the meaning given to such term in clause (ii) of the definition of Eligible Loans.

“Business Day” shall mean a day other than (i) a Saturday or Sunday, or (ii) a day in which the New York Stock Exchange or banks in the State of New York, the State of Illinois, or the Cayman Islands are authorized or obligated by law or executive order to be closed. When used with respect to a Pricing Rate Determination Date, “Business Day” shall mean any day other than a Saturday, a Sunday or a day on which banks in London, England are closed for interbank or foreign exchange transactions.

“Buyer” shall mean Natixis Real Estate Capital Inc., or any successor or assignee thereof.

“Capital Stock” shall mean any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent equity ownership interests in a Person which is not a corporation, including, without limitation, any and all member interests or other equivalent interests in any limited liability company, general or limited partnership interests in any general or limited partnership, and any and all warrants or options to purchase any of the foregoing.

“Cash Management Account” shall mean a segregated interest bearing account, in the name of Buyer, established at the Depository.

“CDO” means a collateralized debt obligation securitization transaction.

“CF Sweep Event” shall exist hereunder at any time when (i) an Event of Default shall have occurred and be continuing hereunder, (ii) a monetary default or other material default beyond applicable grace periods shall exist under the Purchased Asset Documents for any Purchased Asset or (iii) Seller shall fail to cure any Margin Deficit within the time period required under Section 4(c). A CF Sweep Event with respect to any Purchased Asset shall cease to be in effect (a) under the foregoing clause (ii) when Seller has paid Buyer the entire Repurchase Price for the applicable Purchased Asset or (b) under the foregoing clause (iii), when the Repurchase Price (excluding accrued Price Differential) of such Purchased Asset has been reduced to the applicable Target Price for such Purchased Asset.

“Change of Control” shall mean any of the following events shall have occurred without the prior approval of the Buyer:

(i) Sponsor shall no longer own, whether directly or indirectly, 100% of the ownership interest in Seller; or

(ii) any merger, reorganization or consolidation of the Sponsor where the successor entity is not the Sponsor as of the date of this Agreement; or

(iii) at least three of Messrs. John Boyt, David Bloom, Jeff Blomstrom, Alan Feldman and Jonathan Cohen cease to be senior executives and devote at least a majority of their respective business time to matters relating to the management and operation of the Sponsor and the Seller.

“Class” shall mean the class of Transaction for any Asset.

“Class CMBS-1” shall mean a Transaction involving Eligible CMBS having a rating of A (or the equivalent) or higher by each of the applicable Rating Agencies.

“Class CMBS-2” shall mean a Transaction involving Eligible CMBS having a rating of A- (or the equivalent) by each of the applicable Rating Agencies.

“Class CMBS-3” shall mean a Transaction involving Eligible CMBS having a rating of BBB+ (or the equivalent) by each of the applicable Rating Agencies.

“Class CMBS-4” shall mean a Transaction involving Eligible CMBS having a rating of BBB (or the equivalent) by each of the applicable Rating Agencies.

“Class CMBS-5” shall mean a Transaction involving Eligible CMBS having a rating of BBB- (or the equivalent) by each of the applicable Rating Agencies.

“Class CMBS-6” shall mean a Transaction involving Eligible CMBS having a rating of BB+ (or the equivalent) by each of the applicable Rating Agencies.

“Class CMBS-7” shall mean a Transaction involving Eligible CMBS having a rating of BB (or the equivalent) by each of the applicable Rating Agencies.

“Class CMBS-8” shall mean a Transaction involving Eligible CMBS having a rating of BB- (or the equivalent) by each of the applicable Rating Agencies.

“Class CMBS-9” shall mean a Transaction involving Eligible CMBS having a rating of B+ (or the equivalent) by each of the applicable Rating Agencies.

“Class CMBS-10” shall mean a Transaction involving Eligible CMBS having a rating of B (or the equivalent) by each of the applicable Rating Agencies.

“Class CMBS-11” shall mean a Transaction involving Eligible CMBS having a rating of B- (or equivalent) by each of the applicable Rating Agencies.

“Class CMBS-12” shall mean a Transaction involving Eligible CMBS that is unrated by any Rating Agency.

“Class M-1” shall mean a Transaction involving an Eligible Mortgage Loan which Asset has an LTV of 65% or less.

“Class M-2” shall mean a Transaction involving an Eligible Mortgage Loan which Asset has an LTV less than or equal to 70% but greater than 65%.

“Class M-3” shall mean a Transaction involving an Eligible Mortgage Loan which Asset has an LTV less than or equal to 75% but greater than 70%.

“Class M-4” shall mean a Transaction involving an Eligible Mortgage Loan which Asset has an LTV less than or equal to 80% but greater than 75%.

“Class M-5” shall mean a Transaction involving an Eligible Mortgage Loan which Asset has an LTV less than or equal to 85% but greater than 80%.

“Class MZ/B-1” shall mean a Transaction involving an Eligible Mezzanine Loan which Asset has an LTV less than or equal to 75%.

“Class MZ/B-2” shall mean a Transaction involving an Eligible Mezzanine Loan which Asset has an LTV less than or equal to 80% but greater than 75%.

“Class MZ/B-3” shall mean a Transaction involving an Eligible Mezzanine Loan which Asset has an LTV less than or equal to 85% but greater than 80%.

“Class PE-1” shall mean a Transaction involving an Eligible Preferred Equity Asset which Asset has an LTV less than or equal to 75%.

“Class PE-2” shall mean a Transaction involving an Eligible Preferred Equity Asset which Asset has an LTV less than or equal to 80% but greater than 75%.

“Class PE-3” shall mean a Transaction involving an Eligible Preferred Equity Asset which Asset has an LTV less than or equal to 85% but greater than 80%.

“Closing Date” shall mean the date hereof as set forth on the first page of this Agreement.

“CMBS Asset” shall mean securities issued pursuant to a securitization of commercial mortgage loans, mezzanine loans and/or other assets.

“Collateral” shall have the meaning specified in Section 6 of this Agreement.

“Collateral Information” shall mean, with respect to each Purchased Loan, the information set forth in Exhibit VII attached hereto.

“Collection Period” shall mean with respect to the Remittance Date in any month, the period beginning on but excluding the Cut-off Date in the month preceding the month in which such Remittance Date occurs and continuing to and including the Cut-off Date immediately preceding such Remittance Date.

“Confirmation” shall have the meaning specified in Section 3(b) of this Agreement.

“Custodial Agreement” shall mean the Custodial Agreement, dated as of April 12, 2007, by and among the Custodian, the Seller and the Buyer.

“Custodial Delivery” shall mean the form executed by each Seller in order to deliver the Purchased Loan Schedule and the Purchased Loan File to Buyer or its designee (including the Custodian) pursuant to Section 7 hereof, a form of which is attached hereto as Exhibit IV.

“Custodian” shall mean LaSalle Bank National Association, or any successor Custodian appointed by Buyer with the prior written consent of Seller (which consent shall not be unreasonably withheld or delayed).

“Cut-off Date” shall mean the second Business Day preceding each Remittance Date.

“Default” shall mean any event which, with the giving of notice, the passage of time, or both, would constitute an Event of Default.

“Depository” shall mean LaSalle Bank National Association, or any successor Depository appointed by Buyer with the prior written consent of Seller (which consent shall not be unreasonably withheld or delayed).

“Designated Purchase Percentage” shall mean, with respect to any Mortgage Loan, the purchase percentage designated by Seller in the notice of the applicable Transaction delivered to Buyer under Section 3(a) which shall be no greater than 75% or 80%, respectively.

“Diligence Materials” shall mean the Preliminary Due Diligence Package together with the Supplemental Due Diligence List.

“Draft Appraisal” shall mean a short form appraisal, “letter opinion of value,” or any other form of draft appraisal reasonably acceptable to Buyer.

“Early Repurchase Date” shall have the meaning specified in Section 3(d) of this Agreement.

“Eligible Assets” shall mean, collectively, Eligible Loans, Eligible Preferred Equity Assets and Eligible Securities.

“Eligible Loans” shall mean any of the following types of loans and interests therein, which loans or interests therein, and documents evidencing and/or securing such loans or interests therein, are acceptable to Buyer in the good faith exercise of its sole discretion and are secured directly or indirectly by a property that is a multifamily, retail, office, warehouse or hospitality property (or any other property type acceptable to Buyer, but excluding in all cases undeveloped land) and is located in the United States of America, its territories or possessions:

(i) performing whole mortgage loans secured by first liens on multifamily or commercial properties (“Mortgage Loans”);

(ii) senior or junior participation interests in or subordinate notes evidencing interests in performing whole mortgage loans secured by first liens, or performing whole mortgage loans secured by second liens, in each case on multifamily or commercial properties (“B Note Assets”);

(iii) performing mezzanine loans, or senior or junior participation interests in performing mezzanine loans, secured by pledges of the entire (or such lesser percentage as Buyer may agree to) equity ownership interests in entities that directly or indirectly through one or more intervening subsidiaries own multifamily or commercial properties (“Mezzanine Loans”); and

(iv) any other loan which does not conform to the criteria set forth in clauses (i)-(iii) above and which Buyer elects in its sole discretion to purchase; provided, however, that non-performing loans and loans that are collateralized by undeveloped land shall not be Eligible Loans for purposes of this Agreement.

“Eligible Preferred Equity Assets” shall mean a Preferred Equity Asset which is acceptable to Buyer in the good faith exercise of its sole discretion.

“Eligible Securities” shall mean commercial mortgage backed securities that (a) have a rating of B- or higher from Standard & Poor’s Ratings Services, a Division of The McGraw-Hill Companies, Inc. or Fitch, Inc. and/or B3 or higher from Moody’s Investors Services, Inc. and (b) are otherwise acceptable to Buyer in its sole discretion. Any securities with split ratings shall be deemed to have the lower rating.

“Environmental Law” shall mean, any federal, state, foreign or local statute, law, rule, regulation, ordinance, code, guideline, written policy and rule of common law now or hereafter in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, employee health and safety or Hazardous Materials, including, without limitation, CERCLA; RCRA; the Federal Water Pollution Control Act, 33 U.S.C. § 1251 et seq.; the Toxic Substances Control Act, 15 U.S.C. § 2601 et seq.; the Clean Air Act, 42 U.S.C. § 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C. § 3803 et seq.; the Oil Pollution Act of 1990, 33 U.S.C. § 2701 et seq.; the Emergency Planning the Community Right-to-Know Act of 1986, 42 U.S.C. § 11001 et seq.; the Hazardous Material Transportation Act, 49 U.S.C. § 1801 et seq.; and the Occupational Safety and Health Act, 29 U.S.C. § 651 et seq.; and any state and local or foreign counterparts or equivalents, in each case as amended from time to time.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated thereunder. Section references to ERISA are to ERISA, as in effect at the date of this Agreement and, as of the relevant date, any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

“ERISA Affiliate” shall mean any corporation or trade or business that is a member of any group of organizations (i) described in Section 414(b) or (c) of the Code of which Seller is a member and (ii) solely for purposes of potential liability under Section 302(c)(11) of ERISA and Section 412(c)(11) of the Code and the lien created under Section 302(f) of ERISA and Section 412(n) of the Code, described in Section 414(m) or (o) of the Code of which Seller is a member.

“Event of Default” shall have the meaning specified in Section 14 of this Agreement.

“Extension Conditions” shall have the meaning specified in Section 3(e) of this Agreement.

“Extension Fee” shall have the meaning specified in Section 3(e) of this Agreement.

“Facility Amount” shall mean $150,000,000, as same may be reduced pursuant to Section 3(e) of this Agreement; and provided that on the Outside Purchase Date, the Facility Amount shall be reduced to the aggregate Repurchase Price (excluding accrued Price Differential) for all Purchased Assets then subject to Transactions hereunder.

“Facility Fee” shall mean the fee equal to .75% of the Facility Amount which shall be due and payable on the Closing Date, pursuant to Section 3(f) of this Agreement.

“Filings” shall have the meaning specified in Section 6 of this Agreement.

“GAAP” shall mean United States generally accepted accounting principles consistently applied as in effect from time to time.

“Governmental Authority” shall mean any national or federal government, any state, regional, local or other political subdivision thereof with jurisdiction and any Person with jurisdiction exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Ground Lease” shall mean a ground lease containing the following terms and conditions: (a) a remaining term (exclusive of any unexercised extension options) of thirty (30) years or more from the Purchase Date of the Purchased Loan; (b) the right of the lessee to mortgage and encumber its interest in the leased property without the consent of the lessor or with such consent given; (c) the obligation of the lessor to give the holder of any mortgage lien on such leased property written notice of any defaults on the part of the lessee and agreement of such lessor that such lease will not be terminated until such holder has had a reasonable opportunity to cure or complete foreclosures, and fails to do so; (d) reasonable transferability of the lessee’s interest under such lease, including ability to sublease; and (e) such other rights customarily required by mortgagees making a loan secured by the interest of the holder of the leasehold estate demised pursuant to a ground lease.

“Guaranty” shall mean the Guaranty of Nonrecourse Exceptions, dated as of the date hereof, from the Sponsor to the Buyer.

“Hedging Transactions” shall mean, with respect to any or all of the Purchased Securities and/or Purchased Loans, any short sale of U.S. Treasury Securities or mortgage-related securities, futures contract (including Eurodollar futures) or options contract or any interest rate swap, cap or collar agreement or similar arrangements providing for protection against fluctuations in interest rates or the exchange of nominal interest obligations, either generally or under specific contingencies, entered into by Seller with Buyer or an Affiliate of Buyer or one or more other counterparties reasonably acceptable to the Buyer.

“Income” shall mean, with respect to any Purchased Security or Purchased Loan at any time, the sum of (x) any principal thereof and all interest, dividends or other distributions thereon and (y) all net sale proceeds received by Seller or any Affiliate of Seller in connection with a sale of such Purchased Security or Purchased Loan.

“Indemnified Amounts” and “Indemnified Parties” shall have the meaning specified in Section 27 of this Agreement.

“ISDA Master Agreement” shall mean any ISDA Master Agreement (including respective schedules, annexes and confirmations) executed by the Seller and Buyer or an Affiliate of the Buyer in connection with a Hedging Transaction.

“LIBOR” shall mean, with respect to any Pricing Rate Period, the rate per annum which is equal to the rate for deposits in U.S. Dollars, for a period equal to one month, which appears on Telerate page 3750 as of 11:00 a.m., London time, on the related Pricing Rate Determination Date. If such interest rate shall cease to be available from Telerate News Service, LIBOR shall be determined from such financial reporting service as Buyer shall reasonably determine and use with respect to its other loan or repurchase facilities on which interest is determined based on LIBOR. If two or more such rates appear on Telerate page 3750 or associated pages, the rate in respect of such Pricing Rate Period will be the arithmetic mean of such offered rates, absent manifest error.

“LIBOR Transaction” shall mean, with respect to any Pricing Rate Period, any Transaction with respect to which the Pricing Rate for such Pricing Rate Period is determined with reference to the LIBOR.

“LTV” shall mean with respect to (a) any Mortgage Loan, the ratio of the principal amount of the Mortgage Loan (or in the case of a B Note Asset the related Whole Loan) to the Market Value of the Mortgaged Property or (b) any Mezzanine Loan or Preferred Equity Asset, the ratio of the sum of (i) the principal balance of such Mezzanine Loan (or in the case of a participation interest in a Mezzanine Loan, the related Whole Loan) or the aggregate amount of Seller’s initial and scheduled addition capital contributions or other equity investments with respect to any Preferred Equity Asset plus (ii) the principal balance(s) of all mortgage loans and/or mezzanine loans senior to such Mezzanine Loan or Preferred Equity Asset to the Market Value of the Underlying Mortgaged Property.

“Margin Deficit” shall have the meaning specified in Section 4(a) hereof.

“Margin Excess” shall have the meaning specified in Section 4(b) hereof.

“Margin Notice Deadline” shall mean 11:00 a.m, EST.

“Market Value” shall mean (A) with respect to any Purchased Security, Mortgaged Property or Underlying Mortgaged Property as of any relevant date, the market value for such Purchased Security, Mortgaged Property or Underlying Mortgaged Property on such date, as determined by Buyer in its sole but commercially reasonable business judgment or (B) with respect to any Purchased Loan or Purchased Preferred Equity Asset as of any relevant date, the lesser of (x) the market value for such Purchased Loan or Purchased Preferred Equity Asset on such date, as determined by Buyer in its sole but commercially reasonable business judgment and (y) the par amount of such Purchased Loan or Purchased Preferred Equity Asset; provided, that the value of any Hedging Transactions pledged with such Purchased Asset where the Buyer or an Affiliate of the Buyer is the counterparty shall be included in the determination of Market Value. It is acknowledged and agreed that the Market Value for any Asset may be determined by Buyer to be zero.

“Material Adverse Change” shall mean a material adverse change in (a) the business, assets, property or financial condition of Seller or Sponsor, taken as a whole, (b) the ability of Seller or Sponsor to perform its obligations under any of the Transaction Documents to which it is a party, (c) the validity or enforceability of any of the Transaction Documents or (d) the rights and remedies of Buyer under any of the Transaction Documents.

“Mezzanine Note” shall mean a note or other evidence of indebtedness of the direct or indirect owner or owners of all (or such lesser percentage as Buyer may approve) equity or ownership interests in an underlying real property owner secured by a pledge of such ownership interests.

“Mezzanine Borrower” shall have the meaning specified in Exhibit VI.

“Mezzanine Collateral” shall have the meaning specified in Exhibit VI.

“Mezzanine Loan” has the meaning given to such term in clause (iii) of the definition of Eligible Loans.

“Mezzanine Loan Documents” shall have the meaning specified in Exhibit VI.

“Moody’s” shall mean Moody’s Investor Service, Inc.

“Mortgage” shall mean a mortgage, deed of trust, deed to secure debt or other instrument, creating a valid and enforceable first lien on or a first priority ownership interest in an estate in fee simple in real property and the improvements thereon, securing a mortgage note or similar evidence of indebtedness.

“Mortgage Loan” has the meaning given to such term in clause (i) of the definition of Eligible Loan.

“Mortgage Note” shall mean a note or other evidence of indebtedness of a Mortgagor secured by a Mortgage.

“Mortgaged Property” shall mean the real property securing repayment of the debt evidenced by a Mortgage Note.

“Mortgagee” shall mean the record holder of a Mortgage Note secured by a Mortgage.

“Mortgagor” shall mean the obligor on a Mortgage Note and the grantor of the related Mortgage.

“Multiemployer Plan” shall mean a multiemployer plan defined as such in Section 3(37) of ERISA to which contributions have been, or were required to have been, made by Seller or any ERISA Affiliate and which is covered by Title IV of ERISA.

“New Collateral” shall mean an Eligible Asset that Seller proposes to be included as Collateral.

“Non-Usage Fee” shall have the meaning specified in Section 3(f) of this Agreement.

“Original Purchase Percentage” shall mean, with respect to any Transaction the corresponding percentage set forth below unless otherwise agreed to between Buyer (in its sole discretion) and Seller and set forth in a Confirmation:

(i)	for each Mortgage Loan, the Designated Purchase Percentage for each such Asset;

(ii)	for each Class of Transaction involving a Mezzanine Loan or B Note Asset, the corresponding percentage set forth below:

Class of Transaction	Percentage
Class MZ/B-1	75%
Class MZ/B-2	70%
Class MZ/B-3	60%

(iii)	for each Class of Transaction involving a Preferred Equity Asset, the corresponding percentage set forth below:

Class of Transaction	Percentage
Class PE-1	70%
Class PE-2	60%
Class PE-3	50%

(iv)
for each Class of Transaction involving a CMBS Asset, the corresponding percentage set forth below (it being acknowledged that the Class for any CMBS Asset may be changed by Buyer solely upon a downgrade, withdrawal or qualification by any Rating Agency of the rating assigned to such CMBS Asset):

Class of Transaction	Percentage
Class CMBS-1	85%
Class CMBS-2	85%
Class CMBS-3	80%
Class CMBS-4	80%
Class CMBS-5	80%
Class CMBS-6	75%
Class CMBS-7	70%
Class CMBS-8	65%
Class CMBS-9	60%
Class CMBS-10	60%
Class CMBS-11	50%
Class CMBS-12	50%

provided, however, if at any time the aggregate Repurchase Price (excluding Price Differential) of all Assets subject to Transactions hereunder is less than $50,000,000 or the Assets subject to Transactions hereunder consist of five or fewer Eligible Assets, then the applicable Purchase Percentages relating to each Asset set forth above shall be reduced by 20% (e.g., if an Eligible

Asset previously had an Original Purchase Percentage of 75%, for so long as the circumstances in this proviso shall exist, the Original Purchase Percentage for such Eligible Asset would be reduced to 55%).

“Originated Collateral” shall mean any Collateral that is an Eligible Loan and whose Purchased Loan Documents were prepared by Seller.

“Outside Purchase Date” shall have the meaning set forth in Section 3(a).

“Permitted Purchased Asset Modification” shall mean any modification or amendment of a Purchased Asset which is not a Significant Purchased Asset Modification.

“Person” shall mean an individual, corporation, limited liability company, business trust, partnership, joint tenant or tenant-in-common, trust, unincorporated organization, or other entity, or a federal, state or local government or any agency or political subdivision thereof.

“Plan” shall mean an employee benefit or other plan established or maintained by Seller or any ERISA Affiliate during the five year period ended prior to the date of this Agreement or to which Seller or any ERISA Affiliate makes, is obligated to make or has, within the five year period ended prior to the date of this Agreement, been required to make contributions and that is covered by Title IV of ERISA or Section 302 of ERISA or Section 412 of the Code, other than a Multiemployer Plan.

“PML” shall have the meaning specified in Exhibit VI.

“Portfolio Collateral” shall mean, as of any date, all Purchased Securities, Purchased Loans and Purchased Preferred Equity Assets subject to Transactions hereunder.

“Pre-Existing Collateral” shall mean any Collateral that is an Eligible Loan and is not Originated Collateral.

“Preferred Equity Asset” shall mean an ownership interest of Seller in a Preferred Equity Investment Entity.

“Preferred Equity Asset Documents” shall mean for any Preferred Equity Asset, the articles of incorporation, by-laws and shareholders’ agreement (if any), certificate of limited partnership and partnership agreement or certificate of formation and operating agreement, as applicable, and any and all other organizational documents of the related Preferred Equity Investment Entity.

“Preferred Equity Investment Entity” shall mean a corporation, partnership or limited liability company that owns a fee or ground lessee’s interest in one or more multi-family or commercial real estate properties.

“Preliminary Due Diligence Package” shall mean with respect to any New Collateral, a summary memorandum outlining the proposed transaction, including, to the best of Seller’s knowledge, potential transaction benefits and all material underwriting risks, all Underwriting Issues and all other characteristics of the proposed transaction that a reasonable buyer would consider material (collectively, “Material Information”), together with the following due diligence information relating to the New Collateral to be provided by Seller to Buyer pursuant to this Agreement (to the extent applicable):

With respect to each Eligible Loan or Preferred Equity Asset:

(i) the Collateral Information;

(ii) current rent roll, if applicable;

(iii) cash flow pro-forma, plus historical information, if available;

(iv) description of the Mortgaged Property or Underlying Mortgaged Property and the ownership structure of the borrower and the sponsor (including, without limitation, the board of directors, if applicable);

(v) indicative debt service coverage ratios;

(vi) indicative loan-to-value ratio;

(vii) term sheet outlining the transaction generally;

(viii) Seller's relationship with the Mortgagor, if any; and

(ix) with respect to any New Collateral that is Pre-Existing Collateral, a list that specifically and expressly identifies any Purchased Loan Documents that relate to such New Collateral but are not in Seller's possession;

(x) any exceptions to the representations and warranties set forth in Exhibit VI to this Agreement;

(xi) all property condition reports, environmental assessments, appraisals and other third party reports available with respect to the Mortgaged Property or Underlying Mortgaged Property;

(xii) the proposed Purchased Asset Documents; and

(xiii) Seller’s market transaction summary and internal credit memorandum(s) approved by its credit committee; provided, however, that if, as of the relevant date, Seller’s internal credit memorandum(s) has not yet been approved by Seller’s credit committee, Seller may initially provide its preliminary credit memorandum(s), provided that Seller delivers to Buyer a copy of the final credit memorandum(s) as approved by its credit committee promptly after receipt; and provided, further, that Seller may redact from any such credit memorandum confidential or proprietary information (including, for example, information relating to Seller’s plans for disposition of such Asset pursuant to a securitization, CDO or other transaction), but in no event shall Seller redact any Material Information therefrom.

With respect to each Eligible Security:

(i) collateral summary books which include, to the extent provided to the Seller, the following:

(A) loan detail and asset description

(B) map, photo

(C) rent roll

(D) operating information

(E) appraisal, environmental, engineering summary;

(ii) loan data disk;

(iii) materials furnished to the Rating Agencies in connection with the issuance of the Eligible Securities, to the extent provided to Seller;

(iv) Securitization Documents;

(v) remittance report for most recent period in Seller’s possession;

(vi) quarterly remittance reports in Seller’s possession;

(vii) accounting reports delivered with respect to the Eligible Security in Seller’s possession; and

(viii) legal opinions delivered with respect to the Eligible Security in Seller’s possession.

“Price Differential” shall mean, with respect to any Transaction as of any date, the aggregate amount obtained by daily application of the Pricing Rate for such Transaction to the Repurchase Price for such Transaction (as adjusted from time to time by reductions in the Repurchase Price pursuant to Sections 4(a), 4(c), 5(d)(i), 5(d)(ii), 5(e)(ii), 5(e)(iii), 5(e)(iv), 5(e)(v) and 5(f)(ii)) on a 360-day-per-year basis for the actual number of days during the period commencing on (and including) the Purchase Date for such Transaction and ending on (but excluding) the date of determination (reduced by any amount of such Price Differential previously paid by Seller to Buyer with respect to such Transaction).

“Pricing Rate” shall mean, for any Pricing Rate Period, an annual rate equal to LIBOR for such Pricing Rate Period plus the relevant Applicable Spread for such Transaction and shall be subject to adjustment and/or conversion as provided in Sections 3(g) and 3(h) of this Agreement.

“Pricing Rate Determination Date” shall mean with respect to any Pricing Rate Period with respect to any Transaction, the second (2nd) Business Day preceding the fifteenth (15th) day of the calendar month in which the first day of such Pricing Rate Period occurs.

“Pricing Rate Period” shall mean, (a) in the case of the first Pricing Rate Period with respect to any Transaction, the period commencing on and including the Purchase Date for such Transaction and ending on and excluding the following Remittance Date, and (b) in the case of any subsequent Pricing Rate Period, the period commencing on and including such Remittance Date and ending on and excluding the following Remittance Date; provided, however, that in no event shall any Pricing Rate Period end subsequent to the Repurchase Date.

“Prime Rate” shall mean the prime rate of U.S. commercial banks as published in The Wall Street Journal (or, if more than one such rate is published, the average of such rates).

“Principal Payment” shall mean, (i) with respect to any Purchased Loan or Purchased Security, any payment or prepayment of principal received by Seller or the Depository in respect thereof and (ii) with respect to any Purchased Preferred Equity Asset, any distribution or payment constituting a return of all or any portion of Seller’s capital with respect to such Preferred Equity Asset received by Seller or the Depository in respect thereof.

“Purchase Date” shall mean the date on which Purchased Loans or Purchased Securities are to be transferred by Seller to Buyer.

“Purchase Price” shall mean, with respect to any Purchased Asset, the price at which such Purchased Asset is transferred by Seller to Buyer on the applicable Purchase Date. The Purchase Price as of any Purchase Date for any Purchased Asset shall be an amount (expressed in dollars) equal to the product obtained by multiplying (i) the Market Value of such Purchased Security (or, if the Security proposed to be included in a Transaction is being or was acquired by the Seller from the Sponsor, the acquisition cost of the Sponsor in such Security, if lower than the Market Value), such Purchased Asset or such Purchased Loan (or the par amount of such Purchased Preferred Equity Asset or Purchased Loan, if lower than Market Value) by (ii) the “Original Purchase Percentage” for such Purchased Asset; provided, that notwithstanding the foregoing, the Seller may request that the Purchase Price set forth in a Confirmation be determined by applying a percentage lower than the then current Original Purchase Percentage and, in such event, (1) such lower percentage shall be deemed the “Original Purchase Percentage” for purposes of the calculation of the Target Price but not for any other purpose under the Agreement and (2) from time to time after such Purchased Asset is made the subject of a Transaction, the Seller may request increases in the related Purchase Price up to the maximum then current Original Purchase Percentage therefor.

“Purchased Asset Documents” shall mean the Purchased Loan Documents, the Purchased Preferred Equity Asset Documents or Purchased Securities Documents, as applicable, for any Purchased Asset.

“Purchased Assets” shall mean, collectively, Purchased Loans, Purchased Preferred Equity Assets and Purchased Securities hereunder.

“Purchased Loan File” shall mean the documents specified as the “Purchased Loan File” in Section 7(e), together with any additional documents and information required to be delivered to Buyer or its designee (including the Custodian) pursuant to this Agreement.

“Purchased Loan Documents” shall mean, with respect to a Purchased Loan, the documents comprising the Purchased Loan File for such Purchased Loan.

“Purchased Loans” shall mean (i) with respect to any Transaction, the Eligible Loans sold by Seller to Buyer in such Transaction and (ii) with respect to the Transactions in general, all Eligible Loans sold by Seller to Buyer and any additional collateral delivered by Seller to Buyer pursuant to Section 4(a) of this Agreement.

“Purchased Loan Schedule” shall mean a schedule of Purchased Loans attached to each Trust Receipt and Custodial Delivery, which may but is not required to, contain information substantially similar to the Collateral Information.

“Purchased Securities” shall mean, (i) with respect to any Transaction, the Eligible Securities sold by Seller to Buyer in such Transaction, and (ii) with respect to the Transactions in general, all Eligible Securities sold by Seller to Buyer and any additional collateral delivered by Seller to Buyer pursuant to Section 4(a) of this Agreement.

“Purchased Securities Documents” shall mean, with respect to any Purchased Securities, any certificates evidencing such Purchased Securities, and any prospectus, offering memorandum, pooling and servicing agreement (or similar agreement) and other agreements, documents and instruments evidencing, securing or otherwise relating to such Purchased Securities.

“Purchased Preferred Equity Assets” shall mean, (i) with respect to any Transaction, the Eligible Preferred Equity Assets sold by Seller to Buyer in such Transaction, and (ii) with respect to the Transactions in general, all Eligible Preferred Equity Assets sold by Seller to Buyer and any additional collateral delivered by Seller to Buyer pursuant to Section 4(a) of this Agreement.

“Purchased Preferred Equity Asset Documents” shall mean, with respect to any Purchased Preferred Equity Asset, the certificate of formation and limited liability company agreement or operating agreement, certificate of limited partnership and partnership agreement or articles of incorporation and by-laws, as applicable, and any and all other organizational documents of the related Preferred Equity Investment Entity, and any certificate evidencing such Preferred Equity Asset.

“Rating Agency” shall mean any of Fitch Inc., Moody’s Investor Services, Inc. and Standard & Poor’s Ratings Group, a division of The McGraw-Hill Companies.

“Rating Category” shall mean any of the rating categories listed in Schedule I-A attached to this Agreement.

“Relevant System” shall mean (a) The Depository Trust Company in New York, New York, or (b) such other clearing organization or book-entry system as is designated in writing by the Buyer.

“REMIC” shall mean a real estate mortgage investment conduit, within the meaning of Section 860D(a) of the Code.

“Remittance Date” shall mean the eighteenth (18th) calendar day of each month, or the next succeeding Business Day, if such calendar day shall not be a Business Day, or such other day as is mutually agreed to by Seller and Buyer.

“Replacement Collateral” shall have the meaning specified in Section 14(b)(ii) of this Agreement.

“Repurchase Date” shall mean April 18, 2010 as same may be extended by Seller subject to the terms and conditions of Section 3(e), or such earlier date on which Seller may be obligated to repurchase all of the Assets subject to Transactions hereunder.

“Repurchase Price” shall mean, with respect to any Purchased Asset as of any date, the price at which such Purchased Asset is to be transferred from Buyer to Seller upon termination of the related Transaction; such price will be determined in each case as the sum of the Purchase Price of such Purchased Asset and the accrued but unpaid Price Differential with respect to such Purchased Asset as of the date of such determination, minus all Income and cash actually received by Buyer in respect of such Transaction pursuant to Sections 4(a), 4(b), 5(b), 5(c), 5(d), 5(e) and 5(f) of this Agreement.

“Requirement of Law” shall mean any law, treaty, rule, regulation, code, directive, policy, order or requirement or determination of an arbitrator or a court or other governmental authority whether now or hereafter enacted or in effect.

“Securitization Document” shall mean, with respect to any Eligible Securities, any pooling and servicing agreement or other agreement governing the issuance and administration of such Eligible Securities.

“Seller” shall mean RCC Real Estate SPE 3, LLC, a Delaware limited liability company.

“Servicing Agreement” shall have the meaning specified in Section 29(b).

“Servicing Records” shall have the meaning specified in Section 29(b).

“Significant Purchased Asset Modification” means any modification or amendment of a Purchased Loan or Purchased Preferred Equity Asset which

(i) reduces the principal amount of the Purchased Loan or Purchased Preferred Equity Asset in question other than (1) with respect to a dollar-for-dollar principal payment or (2) reductions of principal to the extent of deferred, accrued or capitalized interest added to principal which additional amount was not taken into account by Buyer in determining the related Purchase Price,

(ii) increases the principal amount of a Purchased Loan or Purchased Preferred Equity Asset other than increases which are derived from accrual or capitalization of deferred interest which is added to principal or protective advances,

(iii) modifies the regularly scheduled payments of principal and non-contingent interest of the Purchased Loan or Purchased Preferred Equity Asset in question,

(iv) changes the frequency of scheduled payments of principal and interest in respect of a Purchased Loan or Purchased Preferred Equity Asset,

(v) subordinates the lien priority of the Purchased Loan in question or the payment priority of the Purchased Loan in question other than subordinations required under the then existing terms and conditions of the Purchased Loan in question (provided, however, the foregoing shall not preclude the execution and delivery of subordination, nondisturbance and attornment agreements with tenants, subordination to tenant leases, easements, plats of subdivision and condominium declarations and similar instruments which in the commercially reasonable judgment of the Seller do not materially adversely affect the rights and interest of the holder of the Purchased Loan in question),

(vi) releases any collateral for the Purchased Loan in question other than releases required under the then existing Purchased Loan documents or releases in connection with eminent domain or under threat of eminent domain,

(vii) waives, amends or modifies any cash management or reserve account requirements of the Purchased Loan or Purchased Preferred Equity Asset other than changes required under the then existing Purchased Loan or Purchased Preferred Equity Asset documentation, or

(viii) waives any due-on-sale or due-on-encumbrance provisions of the Purchased Loan or Purchased Preferred Equity Asset in question other than waivers required to be given under the then existing Purchased Loan or Purchased Preferred Equity Asset documents.

“Single-Purpose Entity” shall mean a Person, other than an individual, which is formed or organized solely for the purpose of holding, directly and subject to this Agreement, the Portfolio Collateral, does not engage in any business unrelated to the Portfolio Collateral and the financing thereof, does not have any assets other than the Portfolio Collateral and the financing thereof, or any indebtedness other than as permitted by this Agreement, has its own separate books and records and its own accounts, in each case which are separate and apart from the books and records and accounts of any other Person, and holds itself out as being a Person, separate and apart from any other Person.

“Sponsor” shall mean Resource Capital Corp., a Maryland corporation.

“Supplemental Due Diligence List” shall mean, with respect to any New Collateral, information or deliveries concerning the New Collateral that Buyer shall reasonably request in addition to the Preliminary Due Diligence Package.

“Survey” shall mean a certified ALTA/ACSM (or applicable state standards for the state in which the Collateral is located) survey of a Mortgaged Property or Underlying Mortgaged

Property prepared by a registered independent surveyor or engineer and in form and content satisfactory to the Buyer and the company issuing the Title Policy for such Property.

“Target Price” shall mean, with respect to any Purchased Asset as of any date, the amount (expressed in dollars) obtained by multiplying (i) the Market Value of such Purchased Asset as of such date by (ii) the Original Purchase Percentage for such Purchased Asset.

“Title Exceptions” shall have the meaning specified in Exhibit VI.

“Transaction Conditions Precedent” shall have the meaning specified in Section 3(b) of this Agreement.

“Transaction Documents” shall mean, collectively, this Agreement, any applicable Annexes to this Agreement, the Guaranty, the Custodial Agreement and all Confirmations executed pursuant to this Agreement in connection with specific Transactions.

“Trustee” shall mean, with respect to any Eligible Securities, the trustee under the Securitization Document applicable to such Eligible Securities.

“Trust Receipt” shall mean a trust receipt issued by Custodian to Buyer confirming the Custodian's possession of certain Purchased Loan Files which are the property of and held by Custodian for the benefit of the Buyer (or any other holder of such trust receipt) or a bailment arrangement with counsel or other third party acceptable to Buyer in its sole discretion.

“UCC” shall have the meaning specified in Section 6 of this Agreement.

“UCC-9 Policy” shall have the meaning specified in Exhibit VI.

“Underlying Mortgage Loan” shall mean, in the case of any Mezzanine Loan (or participation interest in any Mezzanine Loan) or Preferred Equity Asset, any Mortgage Loan secured by a Mortgage on the related Underlying Mortgaged Property for such Mezzanine Loan (or participation interest therein) or Preferred Equity Asset.

“Underlying Mortgaged Property” shall mean, in the case of any:

(a)
B Note, the Mortgaged Property securing such B Note (if the B Note is a debt instrument), or the Mortgaged Property securing the Mortgage Loan in which such B Note represents a junior participation (if the B Note is a participation interest);

(b)	Mezzanine Loan (or participation interest therein), the Mortgaged Property that is owned by the Person the Capital Stock of which is pledged as collateral security for such Mezzanine Loan; or

(c)	Preferred Equity Asset, the Mortgaged Property that is owned by the Preferred Equity Investment Entity.

“Underlying Property Owner” shall have the meaning specified in Exhibit VI.

“Underwriting Issues” shall mean, with respect to any Collateral as to which Seller intends to request a Transaction, all material information that has come to Seller's attention that, based on the making of reasonable inquiries and the exercise of reasonable care and diligence under the circumstances, would be considered a materially “negative” factor (either separately or in the aggregate with other information), or a material defect in loan documentation or closing deliveries (such as any absence of any material Purchased Loan Document(s) or Purchased Preferred Equity Asset Documents), to a reasonable institutional mortgage Buyer in determining whether to originate or acquire the Collateral in question.

“Whole Loan” shall mean, in the case of (i) any B Note Asset that is a participation interest, the Mortgage Loan to which such B Note Asset relates, (ii) any B Note Asset evidenced by a subordinate note, the aggregate indebtedness evidenced by such note together with each other promissory note secured by the Mortgage(s) securing such B Note Asset, (iii) any B Note Asset that is secured by a second mortgage, such second mortgage loan and (iv) in the case of any participation interest in a Mezzanine Loan, the related whole Mezzanine Loan.

3. INITIATION; CONFIRMATION; TERMINATION; FEES

(a) Subject to the terms and conditions set forth in this Agreement (including, without limitation, the Transaction Conditions Precedent specified in Section 3(b) of this Agreement), an agreement to enter into a Transaction shall be made in writing at the initiation of Seller as provided below; provided, however, that (i) the aggregate Repurchase Price (excluding accrued Price Differential) with respect to the Purchased Assets as of the date of determination for all Transactions shall not exceed the Facility Amount and (ii) the Buyer shall not have any obligation to enter into Transactions with the Seller after the date (the “Outside Purchase Date”) which is six (6) months prior to the Repurchase Date (as same may be extended). Seller shall give Buyer written notice of each proposed Transaction and Buyer shall inform Seller of its determination with respect to any assets proposed to be sold to Buyer by Seller solely in accordance with Exhibit VIII attached hereto. Buyer shall have the right to review all Eligible Assets proposed to be sold to Buyer in any Transaction and to conduct its own due diligence investigation of such Eligible Assets as Buyer reasonably determines. Buyer shall be entitled to make a determination, in the exercise of its good faith business judgment, that it shall or shall not purchase any or all of the assets proposed to be sold to Buyer by Seller. It shall be an additional condition precedent to any Transaction that all Eligible Assets sold to Buyer in Transactions will comply with the conditions set forth on Schedule I attached to this Agreement. On the Purchase Date for the Transaction which shall be on a date mutually agreed upon by Buyer and Seller following the approval of an Eligible Asset by Buyer in accordance with Exhibit VIII hereto, each Purchased Asset shall be transferred to Buyer or its agent against the transfer of the Purchase Price to an account of Seller.

(b) Upon agreeing to enter into a Transaction hereunder, provided each of the Transaction Conditions Precedent (as hereinafter defined) shall have been satisfied (or waived by Buyer), Buyer shall promptly deliver to Seller a written confirmation in the form of Exhibit I attached hereto of each Transaction (a “Confirmation”). Such Confirmation shall describe each Purchased Asset (including, for any Purchased Securities, the CUSIP number, if any), shall identify Buyer and Seller, and shall set forth:

(i) the Purchase Date,

(ii) the Purchase Price for such Purchased Asset,

(iii) the Repurchase Date,

(iv) the Pricing Rate applicable to the Transaction (including the Applicable Spread), and

(v) any additional terms or conditions not inconsistent with this Agreement. With respect to any Transaction, the Pricing Rate shall be determined initially on the Pricing Rate Determination Date applicable to the first Pricing Rate Period for such Transaction, and shall be reset on the Pricing Rate Determination Date for each succeeding Pricing Rate Period for such Transaction.

Buyer or its agent shall determine in accordance with the terms of this Agreement the Pricing Rate on each Pricing Rate Determination Date for the related Pricing Rate Period and notify Seller of such rate for such period. The “Transaction Conditions Precedent” shall be deemed to have been satisfied with respect to any proposed Transaction if:

(A)	no Default or Event of Default (in each case, other than with respect to Buyer) under this Agreement shall have occurred and be continuing as of the Purchase Date for such proposed Transaction;

(B)	Seller shall have certified to Buyer in writing the acquisition cost of each applicable Purchased Asset (including therein reasonable supporting documentation required by the Buyer, if any);

(C)
the representations and warranties made by Seller in each of the Transaction Documents shall be true and correct in all material respects as of the Purchase Date for such Transaction (except to the extent such representations and warranties are made as of a particular date);

(D)
Buyer shall have (A) determined, in accordance with the applicable provisions of Section 3(a) of this Agreement, that each applicable Purchased Asset proposed to be sold to Buyer by Seller in such Transaction is an Eligible Asset and (B) obtained internal credit approval for the inclusion of such Eligible Asset in a Transaction; and

(E)	no Material Adverse Change shall have occurred with respect to Seller or Sponsor.

(c) Each Confirmation, together with this Agreement, shall be conclusive evidence of the terms of the Transaction(s) covered thereby unless specific objection is made no less than three (3) Business Days after the date thereof. In the event of any conflict between the terms of such Confirmation and the terms of this Agreement, the Confirmation shall prevail. An objection sent by Seller with respect to any Confirmation must state specifically that the writing is an objection, must specify the provision(s) of such Confirmation being objected to by Seller, must set forth such provision(s) in the manner that Seller believes such provisions should be stated, and must be received by Buyer no more than three (3) Business Days after such Confirmation is received by Seller.

(d) No Transaction shall be terminable on demand by Buyer (other than upon the occurrence and during the continuance of an Event of Default by Seller). Seller shall be entitled to terminate a Transaction on demand, in whole or in part, and repurchase any or all of the Purchased Assets subject to a Transaction on any Business Day prior to the Repurchase Date (an “Early Repurchase Date”); provided, however, that:

(i)	Seller notifies Buyer in writing of its intent to terminate such Transaction and repurchase such Purchased Assets no later than three (3) Business Days prior to such Early Repurchase Date,

(ii)
on such Early Repurchase Date Seller pays to Buyer an amount equal to the sum of the Repurchase Price for such Transaction and any other amounts payable under this Agreement (including, without limitation, under Section 3(i) of this Agreement) with respect to such Transaction against transfer to the Seller or its agent of such Purchased Asset(s), and

(iii)
on such Early Repurchase Date, in addition to the amounts set forth in subclause (ii) above, Seller pays to Buyer, on account of each Purchased Asset not subject to termination, an amount sufficient to reduce the Repurchase Price (excluding accrued Price Differential) for each Purchased Asset to the Target Price for such Purchased Asset.

Such notice shall set forth the Early Repurchase Date and shall identify with particularity the Purchased Asset(s) to be repurchased on such Early Repurchase Date.

(e) On the Repurchase Date, termination of the Transactions will be effected by transfer to Seller or its agent of the Purchased Assets and any Income in respect thereof received by Buyer (and not previously credited or transferred to, or applied to the obligations of, Seller pursuant to Section 5 of this Agreement) against the simultaneous transfer of the Repurchase Price to an account of Buyer. Notwithstanding the foregoing, Seller shall have the right to extend the Repurchase Date with respect to all of the Transactions for one (1) additional period of twelve (12) months (the “Extension Term), upon all of the terms and conditions of this Agreement, provided that each of the following “Extension Conditions” shall have been satisfied:

(i)
Seller shall have given Buyer written notice (the “Extension Notice”), not less than sixty (60) days prior to the originally scheduled Repurchase Date, of Seller’s desire to extend the Repurchase Date,

(ii)	no Default or Event of Default under this Agreement shall have occurred and be continuing as of the originally scheduled Repurchase Date,

(iii)
Seller shall have paid Buyer an extension fee in an amount equal to the product of (A) twenty-five basis points (0.25%) and (B) the Facility Amount (as same may have been reduced pursuant to the last sentence of this Section 3(e) below) (the “Extension Fee”),

(iv)
in addition to the amounts set forth in subclause (iii) above, Seller pays to Buyer, on account of each Purchased Asset, an amount sufficient to reduce the Repurchase Price (excluding accrued Price Differential) for each Purchased Asset to the Target Price for each such Purchased Asset; and

(v)
unless otherwise agreed to in writing by Buyer in its sole discretion, the average Undrawn Balance for the prior twelve (12) calendar months shall not be greater than $75,000,000 (except if Seller has exercised its right to reduce the Facility Amount as provided below).

In the event the Repurchase Date is extended pursuant to this Section 3(e), then Seller shall be required to terminate all Transactions by paying the Repurchase Price of all Transactions on the Repurchase Date (as so extended). In addition, if the Repurchase Date is extended pursuant to this Section 3(e), the Outside Purchase Date shall also be extended to the date which is six (6) months prior to the Repurchase Date (as so extended) unless Seller shall request in writing in its notice delivered under clause (i) above that the Outside Purchase Date not be so extended. Seller may elect to reduce the Facility Amount for the Extension Term (but not before) by up to $75,000,000 (but to an amount not less than the aggregate Repurchase Price (excluding Price Differential) for all Purchased Assets then subject to Transactions hereunder) by delivering notice of its election to so reduce the Facility Amount in the Extension Notice.

(f) a) Seller shall be required to pay the Facility Fee to Buyer on the date hereof.

(ii)
On the eighteenth (18th) Remittance Date and on every third (3rd) Remittance Date thereafter until the Outside Purchase Date, Seller shall be required to pay to Buyer a fee (the “Non-Usage Fee”) equal to the product of (i) 0.15% per annum multiplied by (ii) the weighted average Undrawn Balance during the prior 90 day period; provided that if the weighted average Undrawn Balance during such prior 90 day period was less than $75,000,000, no Non-Usage Fee shall be payable for such 90 day period; and provided, further, that if the Outside Purchase Date shall occur prior to the end of any such 90 day period, Seller shall be required to pay a Non-Usage Fee equal to the product of (x) 0.15% per annum, (y) a fraction (1) the numerator of which is the number of days from the last Remittance Date upon which the Non-Usage Fee was payable to Buyer to the Outside Purchase Date and (2) the denominator of which is 90 days and (z) the weighted average Undrawn Balance over the period described in clause (y)(1) above. The “Undrawn Balance” shall mean, as of any date, the difference between the Facility Amount and the Repurchase Price (excluding accrued Price Differential) for all Purchased Assets subject to Transactions hereunder.

(g)
If prior to the first day of any Pricing Rate Period with respect to any Transaction, (i) Buyer shall have determined in the exercise of its reasonable business judgment (which determination shall be conclusive and binding upon Seller) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining LIBOR for such Pricing Rate Period, or (ii) LIBOR determined or to be determined for such Pricing Rate Period will not adequately and fairly reflect the cost to Buyer (as determined and certified by Buyer) of making or maintaining Transactions during such Pricing Rate Period, Buyer shall give telecopy or telephonic notice thereof to Seller as soon as practicable thereafter. If such notice is given, the Pricing Rate with respect to such Transaction for such Pricing Rate Period, and for any subsequent Pricing Rate Periods until such notice has been withdrawn by Buyer, shall be a per annum rate equal to the Prime Rate (the “Alternative Rate”).

(h) Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for Buyer to effect Transactions as contemplated by the Transaction Documents, (a) the commitment of Buyer hereunder to enter into new Transactions and to continue Transactions as such shall forthwith be canceled, and (b) the Transactions then outstanding shall be converted automatically to Alternative Rate Transactions on the last day of the then current Pricing Rate Period or within such earlier period as may be required by law. If any such conversion of a Transaction occurs on a day which is not the last day of the then current Pricing Rate Period with respect to such Transaction, Seller shall pay to Buyer such amounts, if any, as may be required pursuant to Section 3(i) of this Agreement.

(i) Upon demand by Buyer, Seller shall indemnify Buyer and hold Buyer harmless from any net actual, out-of-pocket loss or expense (not to include any lost profit or opportunity) (including, without limitation, reasonable actual attorneys’ fees and disbursements) which Buyer may sustain or incur as a consequence of (i) default by the Seller in terminating any Transaction after the Seller has given a notice in accordance with Section 3(d) hereof of a termination of a Transaction, (ii) any payment of the Repurchase Price on any day other than a Remittance Date or the Repurchase Date (including, without limitation, any such actual, out-of-pocket loss or expense arising from the reemployment of funds obtained by Buyer to maintain Transactions hereunder or from customary and reasonable fees payable to terminate the deposits from which such funds were obtained) or (iii) a default by Seller in selling any Eligible Asset after Seller has notified Buyer of a proposed Transaction and Buyer has agreed to purchase such Eligible Asset in accordance with the provisions of this Agreement. A certificate as to such actual costs, losses, damages and expenses, setting forth the calculations therefor shall be submitted promptly by Buyer to Seller and shall be prima facie evidence of the information set forth therein.

(j) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof by any Governmental Authority or compliance by Buyer with any request or directive from any central bank or other Governmental Authority having jurisdiction over Buyer made subsequent to the date hereof:

(i)
shall subject Buyer to any tax of any kind whatsoever with respect to the Transaction Documents, any Purchased Asset or any Transaction, or change the basis of taxation of payments to Buyer in respect thereof (except for income taxes and any changes in the rate of tax on Buyer’s overall net income);

(ii)
shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of Buyer which is not otherwise included in the determination of LIBOR hereunder; or

(iii)	shall impose on Buyer any other condition;

and the result of any of the foregoing is to increase the cost to Buyer, by an amount which Buyer deems, in the exercise of its reasonable business judgment, to be material, of entering into, continuing or maintaining Transactions or to reduce in a material manner any amount receivable under the Transaction Documents in respect thereof; then, in any such case and provided Buyer imposes such additional costs generally on all of its similarly situated customers, Seller shall promptly pay Buyer, upon its demand, any additional amounts necessary to compensate Buyer for such increased cost or reduced amount receivable. If Buyer becomes entitled to claim any additional amounts pursuant to this Section 3(j), it shall, within ten (10) Business Days of such event, notify Seller of the event by reason of which it has become so entitled. Such notification as to the calculation of any additional amounts payable pursuant to this subsection shall be submitted by Buyer to Seller and shall be prima facie evidence of such additional amounts. This covenant shall survive the termination of this Agreement and the repurchase by Seller of any or all of the Purchased Assets.

(k) If Buyer shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by Buyer or any corporation controlling Buyer with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof does or shall have the effect of reducing the rate of return on Buyer’s or such corporation’s capital as a consequence of its obligations hereunder to a level below that which Buyer or such corporation could have achieved but for such adoption, change or compliance (taking into consideration Buyer’s or such corporation’s policies with respect to capital adequacy) by an amount deemed by Buyer, in the exercise of its reasonable business judgment, to be material, then from time to time, after submission by Buyer to Seller of a written request therefor, and provided Buyer imposes such additional costs generally on all of its similarly situated customers, Seller shall pay to Buyer such additional amount or amounts as will compensate Buyer for such reduction. Such notification as to the calculation of any additional amounts payable pursuant to this subsection shall be submitted by Buyer to Seller and shall be prima facie evidence of such additional amounts. This covenant shall survive the termination of this Agreement and the repurchase by Seller of any or all of the Purchased Assets.

(l) Seller shall have the right, from time to time, to transfer cash to Buyer for the purpose of reducing the Repurchase Price on, but not terminating, a Transaction for a Purchased

Asset on a date before the Repurchase Date. Seller may thereafter require Buyer to transfer cash to Seller in the amount of any Margin Excess with respect to such Purchased Asset pursuant to Section 4(b).

4. MARGIN MAINTENANCE

(a) If at any time, the aggregate Market Value for all Purchased Assets then subject to Transactions hereunder shall be less than the aggregate Market Value of such Purchased Assets as of the respective Purchase Dates therefor (a “Margin Deficit”), then Buyer may by notice to Seller require Seller to transfer to Buyer (A) cash or (B) additional collateral acceptable to Buyer in its sole and absolute discretion, in the amount of such Margin Deficit.

(b) If any time the Market Value of any Purchased Asset multiplied by the Original Purchase Percentage for such Purchased Asset shall be greater than the Repurchase Price for the Transaction relating to such Purchased Asset (a “Margin Excess”), and provided no Margin Deficit then exists (or would exist after giving effect to such transaction), then Seller may by notice to Buyer require Buyer to transfer to Seller cash in an amount (expressed in dollars) up to the Margin Excess; provided, that any such transfer of cash (1) shall be subject to the restrictions set forth in the parenthetical in and the proviso to the definition of “Purchase Price”, (2) shall not be in an amount less than $500,000 and (3) shall be evidenced by an amended and restated Confirmation.

(c)  If any notice is given by Buyer under Section 4(a) of this Agreement at or prior to the Margin Notice Deadline on any Business Day, the Seller shall transfer cash or additional collateral as provided in Section 4(a) by no later than the close of business on the next Business Day following the Business Day on which such notice is given. If any notice is given by Buyer under Section 4(a) of this Agreement after the Margin Notice Deadline on any Business Day, the Seller shall transfer cash or additional collateral as provided in Section 4(a) by no later than the close of business on the second Business Day following the Business Day on which such notice is given. The failure of Buyer or Seller, on any one or more occasions, to exercise its rights under Section 4(a) or 4(b) of this Agreement, respectively, shall not change or alter the terms and conditions to which this Agreement is subject or limit the right of Buyer or Seller to do so at a later date. Buyer and Seller agree that any failure or delay by Buyer or Seller to exercise its rights under Section 4(a) or 4(b) of this Agreement, respectively, shall not limit such party’s rights under this Agreement or otherwise existing at law or in equity.

(d) Any additional collateral transferred to Buyer pursuant to Section 4(a) of this Agreement with respect to any Purchased Asset shall be attributed to increasing the aggregate Market Value of such Purchased Asset for which there was a Margin Deficit. Any cash transferred to Buyer pursuant to Section 4(a) of this Agreement with respect to any Purchased Asset shall be attributed to decreasing the Repurchase Price for such Purchased Asset for which there was a Margin Deficit.

5. INCOME PAYMENTS AND PRINCIPAL PAYMENTS

(a) The Cash Management Account shall be established at the Depository concurrently with the execution and delivery of this Agreement by Seller and Buyer. Buyer shall have sole dominion and control over the Cash Management Account. All funds transferred to the Cash Management Account pursuant to Section 5(b) shall be remitted by the Depository in accordance with the applicable provisions of Sections 5(b), 5(c), 5(d), 5(e), 5(f) and 14(a)(i) of this Agreement.

(b) With respect to each Purchased Asset, Seller shall deliver to each Mortgagor, Mezzanine Borrower, Preferred Equity Investment Entity, servicer, issuer or other Person responsible for payment of amounts due thereunder, as applicable, an irrevocable direction letter in the form attached as Exhibit IX to this Agreement instructing such party pay all amounts payable under the related Purchased Asset to a segregated account (the “Clearing Account”) maintained by Seller at a bank selected by Seller (the “Clearing Bank”) and reasonably acceptable to Buyer as more fully described in the Clearing Account Agreement in the form of Exhibit X hereto to be entered into by Seller, Buyer and the Clearing Bank (the “Clearing Account Agreement”) and shall provide to Buyer proof of such delivery. If any Income with respect to a Purchased Asset is forwarded to Seller rather than directly to the Clearing Account, Seller shall (i) deliver an additional irrevocable direction letter to the applicable borrower or other Person and make other commercially reasonable efforts to cause such borrower or other Person to forward such amounts directly to the Clearing Account and (ii) immediately deposit in the Clearing Account any such amounts. Promptly after the end of each calendar month, Seller shall cause the Clearing Bank to deliver to Buyer copies of the bank statement(s) for the Clearing Account for the prior month. Funds deposited into the Clearing Account shall be swept by the Clearing Bank on a daily basis into Seller’s operating account at Clearing Bank, unless an Event of Default or CF Sweep Event is in effect, in which event such funds shall be swept on a daily basis into the Cash Management Account and applied as provided in Sections 5(e) and 5(f) below.

(c) On or prior to each Remittance Date, Seller shall pay to Buyer an amount equal to the Price Differential which has accrued and is outstanding as of such Remittance Date.

(d) In addition, the Original Purchase Percentage of any Principal Payment in respect of any Portfolio Collateral received by Seller shall be remitted to Buyer within one (1) Business Day after receipt (except for any scheduled monthly principal payments which shall be remitted on the Business Day of receipt of such principal payments) to be applied in the following order of priority:

(i)
first, to make a payment to Buyer on account of the Repurchase Price of the Purchased Asset in respect of which such Principal Payment has been received, until the Repurchase Price for such Purchased Asset has been reduced to the Target Price for such Purchased Asset as of the date of such payment (as determined by Buyer in its good faith business judgment after giving effect to such Principal Payment);

(ii)
second, to make a payment on account of the Repurchase Price of any other Purchased Asset as to which the Repurchase Price exceeds the Target Price (for this purpose, making such payment in the order of those Purchased Assets with the largest to smallest excess of Repurchase Price over Target Price), until the aggregate Repurchase Price for all of such

(iii)
Purchased Assets have been reduced to the aggregate Target Price for all of the Purchased Assets as of the date of such payment (as determined by Buyer in its good faith business judgment after giving effect to such Principal Payment and application of net sale proceeds); andthird, to remit to Seller the remainder, if any.

(e) If a CF Sweep Event shall have occurred and be continuing, all Income (including Principal Payments and any net sale proceeds in excess of the related Repurchase Price) received by the Depository in respect of the Portfolio Collateral and the associated Hedging Transactions during each Collection Period shall be applied by the Depository on the related Remittance Date as follows:

(i)	first, to remit to Buyer an amount equal to the Price Differential which has accrued and is outstanding in respect of all of the Purchased Assets as of such Remittance Date;

(ii)
second, if such CF Sweep Event relates to a specific Purchased Asset, to make a payment to Buyer on account of the Repurchase Price of such Purchased Asset in respect of which such CF Sweep Event occurred, until the Repurchase Price for such Purchased Asset has been reduced to the Target Price for such Purchased Asset as of the date of such payment (as determined by Buyer in its good faith business judgment after giving effect to such payments);

(iii)
third, to make a payment on account of the Repurchase Price of any other Purchased Asset as to which the Repurchase Price exceeds the Target Price (for this purpose, making such payment in the order of those Purchased Assets with the largest to smallest excess of Repurchase Price over Target Price), until the aggregate Repurchase Price for all of such Purchased Assets has been reduced to the aggregate Target Price for all of the Purchased Assets as of the date of such payment (as determined by Buyer in its good faith business judgment after giving effect to such payments); and

(iv)	fourth, to remit to Seller the remainder.

(f) If an Event of Default (other than with respect to Buyer) shall have occurred and be continuing, all Income received by the Depository in respect of the Portfolio Collateral and the associated Hedging Transactions shall be applied by the Depository on the Business Day next following the Business Day on which such funds are deposited in the Cash Management Account as follows:

(i)	first, to remit to Buyer an amount equal to the Price Differential which has accrued and is outstanding in respect of all of the Purchased Assets as of such Business Day;

(ii)	second, to make a payment to Buyer on account of the Repurchase Price of the Purchased Assets until the Repurchase Price for all of the Purchased Assets has been reduced to zero; and

(iii)	third, to remit to Seller the remainder.

6. SECURITY INTEREST

The Buyer and Seller intend that all Transactions hereunder be sales to the Buyer of the Purchased Assets and not loans from the Buyer to Seller secured by the Purchased Assets. However, in the event any such Transaction is deemed to be a loan, Seller hereby pledges all of its right, title, and interest in, to and under and grants a first priority lien on, and security interest in, all of the following property, whether now owned or hereafter acquired, now existing or hereafter created and wherever located (collectively, the “Collateral”) to the Buyer to secure the payment and performance of all other amounts or obligations owing to the Buyer pursuant to this Agreement and the related documents described herein:

(a) the Purchased Securities and all “securities accounts” (as defined in Section 8-501(a) of the UCC (as hereinafter defined)) to which any or all of the Purchased Securities are credited;

(b) the Purchased Loans and Purchased Preferred Equity Assets and any and all Servicing Agreements, Servicing Records, insurance and collection and escrow accounts relating thereto;

(c) the Hedging Transactions entered into pursuant to this Agreement;

(d) the Cash Management Account and all monies from time to time on deposit in the Cash Management Account;

(e) all “general intangibles”, “accounts” and “chattel paper” as defined in the UCC relating to or constituting any and all of the foregoing; and

(f) all replacements, substitutions or distributions on or proceeds, payments, Income and profits of, and records (but excluding any financial models or other proprietary information) and files relating to any and all of any of the foregoing.

The Buyer’s security interest in the Collateral shall terminate only upon termination of the Seller’s obligations under this Agreement and the documents delivered in connection herewith and therewith. Upon such termination, Buyer shall deliver to Seller such UCC termination statements and other release documents as may be commercially reasonable and to return the Portfolio Collateral to Seller. For purposes of the grant of the security interest pursuant to this Section 6, this Agreement shall be deemed to constitute a security agreement under the New York Uniform Commercial Code (the “UCC”). Buyer shall have all of the rights and may exercise all of the remedies of a secured creditor under the UCC and the other laws of the State of New York. In furtherance of the foregoing, (a) Seller, at its sole cost and expense, shall cause to be filed in such locations as may be reasonably necessary to perfect and maintain perfection and priority of the security interest granted hereby, UCC financing statements and continuation statements (collectively, the “Filings”), and shall forward copies of such Filings to Buyer upon completion thereof, and (b) Seller shall from time to time take such further actions as may be reasonably requested by Buyer to maintain and continue the perfection and priority of the security interest granted hereby (including marking its records and files to evidence the interests granted to Buyer hereunder).

7. PAYMENT, TRANSFER AND CUSTODY

(a) On the Purchase Date for each Transaction, ownership of each Purchased Asset shall be transferred to Buyer or its designee (including the Custodian) against the simultaneous transfer of the Purchase Price to an account of Seller specified in the Confirmation relating to such Transaction.

(b) On or prior to the applicable Purchase Date, the Seller shall deliver the related Purchased Securities re-registered in the name of the Buyer or other designee of the Buyer in accordance with the Custodial Agreement (except as otherwise permitted under Section 7(c) below) and the Buyer or its other designee shall have all rights of conversions, exchange, subscription and any other rights, privileges and options pertaining to such Purchased Securities as the owner thereof, and in connection therewith, the right to deposit and deliver any and all of the Purchased Securities with any committee, depositary transfer, agent, register or other designated agency upon such terms and conditions as the Buyer may reasonably determine. The Purchased Securities shall be held by the Buyer or its designee, as exclusive bailee and agent for the Buyer, either directly or through the facilities of a Relevant System, as “securities intermediary” (as defined in Section 8-102(a)(14) of the UCC and 31 C.F.R. Section 357.2) and credited to the “securities account” (as defined in Section 8-501(a) of the UCC) of the Buyer. The Buyer, as “entitlement holder” (as defined in Section 8-102(a)(7) of the UCC) with respect to the Purchased Securities, shall be entitled to receive all cash dividends and distributions paid in respect thereof. Any such dividends or distributions with respect to the Purchased Securities received by the Seller shall be promptly remitted to the Cash Management Account.

(c) With respect to Purchased Securities that shall be delivered or held in uncertificated form and the ownership of which is registered on books maintained by the issuer thereof or its transfer agent, the Seller shall cause the registration of such security or other item of investment property in the name of Buyer or its designee and at the request of the Buyer, shall take such other and further steps, and shall execute and deliver such documents or instruments necessary in the reasonable opinion of the Buyer, to effect a legally valid transfer to Buyer hereunder. With respect to Purchased Securities that shall be delivered or held in definitive, certificated form, the Seller shall deliver to the Buyer or its designee (which shall be the Custodian unless otherwise instructed in writing by Buyer) the original of the relevant certificate registered in the name of the Buyer or its designee; provided, such registration shall not be required so long as Seller (1) delivers bond powers and/or assignment in blank documentation sufficient in Buyer’s good faith business judgment to transfer ownership of such Purchased Securities to Buyer upon the occurrence and during the continuance of an Event of Default on the part of Seller under this Agreement and (2) irrevocably directs the related servicer to make all payments on such Purchased Securities directly to the Cash Management Account. Unless otherwise instructed by Buyer in writing, any delivery of a security or other item of investment property in definitive, certificated form shall be made to the Custodian. With respect to

Purchased Securities that shall be delivered through a Relevant System in book entry form and credited to or otherwise held in a securities account, the Seller shall take such actions necessary to provide instruction to the relevant financial institution or other entity, which instruction shall be sufficient if complied with to register the transfer of Purchased Securities from Seller to Buyer or its designee. In connection with any account to which the Purchased Securities are credited or otherwise held, the Seller shall execute and deliver such other and further documents or instruments necessary, in the reasonable opinion of the Buyer, to effect a legally valid transfer to Buyer hereunder. Any account to which the Purchased Securities are credited or otherwise held shall be designated in accordance with the Custodial Agreement or such variation thereon as the Buyer may direct. Any delivery of a Purchased Security in accordance with this paragraph, or any other method acceptable to the Buyer, shall be sufficient to cause the Buyer to be the “entitlement holder” (as defined in Section 8-102(a)(7) of the UCC) with respect to the Purchased Securities and, if the Transaction is recharacterized as a secured financing, to have a perfected first priority security interest therein. No Purchased Securities, whether certificated or uncertificated, shall remain in the name, or possession, of Seller or any of its agents or in any securities account in the name of Seller or any of its agents.

(d) Except to the extent waived by Buyer in its sole discretion, as a condition to Buyer’s purchase of any Securities, Seller shall deliver to Buyer on or prior to the Purchase Date with respect to each Security:

(i)
copies of the executed Securitization Document governing such Securities, and the offering documents related to such Securities, each certified by the Seller as a true, correct and complete copy of the original document delivered to the Seller, and any ancillary documents required to be delivered to holders of the Securities under such Securitization Document;

(ii)	one or more officer’s certificates with respect to the completeness of the documents delivered as may be reasonably requested by Buyer,

(iii)
an instruction letter from the Seller to the Trustee under such Securitization Document, instructing the Trustee to remit all sums required to be remitted to the holder of such Securities under such Securitization Document to the Depository or as otherwise directed in a written notice signed by Seller and Buyer,

(iv)	copies of all distribution statements, if any, delivered to the Seller pursuant to such Securitization Document during the three-month period immediately preceding such Purchase Date, and

(v)
any other documents or instruments necessary in the reasonable opinion of the Buyer to consummate the sale of such Securities to the Buyer or, if such Transaction is recharacterized as a secured financing, to create and perfect in favor of Buyer a valid perfected first priority security interest in such Securities.

(e)
On or before each Purchase Date, Seller shall deliver or cause to be delivered to Buyer or its designee the Custodial Delivery in the form attached hereto as Exhibit IV; provided, that notwithstanding the foregoing, upon request of the Seller, the Buyer in its sole discretion may elect to permit the Seller to make such delivery by not later than the third (3rd) Business Day after the related Purchase Date, so long as the Seller causes an Acceptable Attorney to deliver to the Buyer and the Custodian an Attorney’s Bailee Letter on or prior to such Purchase Date. In connection with each sale, transfer, conveyance and assignment of a Purchased Loan or Purchased Preferred Equity Asset, on or prior to each Purchase Date with respect to such Purchased Loan or Purchased Preferred Equity Asset, the Seller shall deliver or cause to be delivered and released to the Custodian the following documents (collectively, the “Purchased Loan File” or the “Purchased Preferred Equity Asset File”, as applicable) pertaining to each of the Purchased Loans or Purchased Preferred Equity Assets, as the case may be, identified in the Custodial Delivery delivered therewith; provided, that Seller shall deliver a certificate of an Authorized Representative of Seller certifying that any copies of documents delivered represent true and correct copies of the originals of such documents:

With respect to each Purchased Loan that is a Whole Loan, to the extent applicable:

(i)
The original Mortgage Note bearing all intervening endorsements, endorsed “Pay to the order of _________ without recourse” and signed in the name of the last endorsee (the “Last Endorsee”) by an authorized Person (in the event that the Purchased Loan was acquired by the Last Endorsee in a merger, the signature must be in the following form: “[Last Endorsee], successor by merger to [name of predecessor]”; in the event that the Purchased Loan was acquired or originated by the Last Endorsee while doing business under another name, the signature must be in the following form: “[Last Endorsee], formerly known as [previous name]”).

(ii)	An original or copy of any guarantee executed in connection with the Mortgage Note (if any).

(iii)
An original or copy of the Mortgage with evidence of recordation, or submission for recordation, from the appropriate governmental recording office of the jurisdiction where the Mortgaged Property is located.

(iv)
Originals or copies of all assumption, modification, consolidation or extension agreements with evidence of recordation, or submission for recordation, from the appropriate governmental recording office of the jurisdiction where the Mortgaged Property is located.

(v)
An original or copy of the Assignment of Mortgage in blank for each Purchased Loan, in form and substance acceptable to Buyer and signed in the name of the Last Endorsee (in the event that the Purchased Loan was acquired by the Last Endorsee in a merger, the signature must be in the following form: “[Last Endorsee], successor by merger to [name of predecessor]”; in the event that the Purchased Loan was acquired or originated while doing business under another name, the signature must be in the following form: “[Last Endorsee], formerly known as [previous name]”).

(vi)
Originals or copies of all intervening assignments of mortgage with evidence of recordation, or submission for recordation, from the appropriate governmental recording office of the jurisdiction where the Mortgaged Property is located.

(vii)
An original or copy of the attorney’s opinion of title and abstract of title or the original mortgagee title insurance policy, or if the original mortgagee title insurance policy has not been issued, the irrevocable marked commitment to issue the same.

(viii)	An original or copy of any security agreement, chattel mortgage or equivalent document executed in connection with the Purchased Loan.

(ix)
An original or copy of the assignment of leases and rents, if any, with evidence of recordation, or submission for recordation, from the appropriate governmental recording office of the jurisdiction where the Mortgaged Property is located.

(x)
Originals or copies of all intervening assignments of assignment of leases and rents, if any, or copies thereof, with evidence of recordation, or submission for recordation, from the appropriate governmental recording office of the jurisdiction where the Mortgaged Property is located.

(xi)
A copy of the UCC financing statements and all necessary UCC continuation statements with evidence of filing or submission for filing thereon, and UCC assignments prepared by Seller in blank, which UCC assignments shall be in form and substance acceptable for filing.

(xii)	An environmental indemnity agreement (if any).

(xiii)	An omnibus assignment in blank (if any).

(xiv)	A disbursement letter from the Mortgagor to the original mortgagee (if any).

(xv)	Mortgagor’s certificate or title affidavit (if any).

(xvi)	A survey of the Mortgaged Property (if any) as accepted by the title company for issuance of the Title Policy.

(xvii)	A copy of the Mortgagor’s opinion of counsel (if any).

(xviii)	An assignment of permits, contracts and agreements (if any).

With respect to each Purchased Loan which is a Mezzanine Loan:

(i)
The original Mezzanine Note signed in connection with the Purchased Loan bearing all intervening endorsements, endorsed “Pay to the order of __________ without recourse” and signed in the name of the Last Endorsee by an authorized Person (in the event that the Mezzanine Note was acquired by the Last Endorsee in a merger, the signature must be in the following form: “[Last Endorsee], successor by merger to [name of predecessor]”; in the event that the Purchased Loan was acquired or originated by the Last Endorsee while doing business under another name, the signature must be in the following form: “[Last Endorsee], formerly known as [previous name]”).

(ii)	An original or copy of the mezzanine loan agreement and the guarantee, if any, executed in connection with the Purchased Loan.

(iii)	An original or copy of the intercreditor or loan coordination agreement, if any, executed in connection with the Purchased Loan.

(iv)	An original or copy of the security agreement executed in connection with the Purchased Loan.

(v)
Copies of all documents relating to the formation and organization of the borrower of such Purchased Loan, together with all consents and resolutions delivered in connection with such borrower’s obtaining the Purchased Loan.

(vi)
All other documents and instruments evidencing, guaranteeing, insuring or otherwise constituting or modifying or otherwise affecting such Purchased Loan, or otherwise executed or delivered in connection with, or otherwise relating to, such Purchased Loan, including all documents establishing or implementing any lockbox pursuant to which Seller is entitled to receive any payments from cash flow of the underlying real property.

(vii)	The assignment of Purchased Loan sufficient to transfer to Buyer all of Seller’s rights, title and interest in and to the Purchased Loan.

(viii)	A copy of the borrower’s opinion of counsel (if any).

(ix)
A copy of the UCC financing statements and all necessary UCC continuation statements with evidence of filing or submission for filing thereon, and UCC assignments prepared by Seller in blank, which UCC assignments shall be in form and substance acceptable for filing.

(x)	The original certificates representing the pledged equity interests (if any).

(xi)	Stock powers relating to each pledged equity interest, executed in blank, if an original stock certificate is provided.

(xii)	Assignment of any management agreements, agreements among equity interest holders or other material contracts.

(xiii)
If no original stock certificate is provided, evidence (which may be an officer’s certificate confirming such circumstances) that the pledged ownership interests have been transferred to, or otherwise made subject to a first priority security interest in favor of, the Seller.

(xiv)
If such Asset is a participation interest in a Mezzanine Loan, the documentation referred to the immediately following paragraph below in clauses (ii), (iii) and (iv) that is otherwise applicable to a B Note.

With respect to each Purchased Loan which is a B Note:

(i)
the original or a copy of all of the documents described above with respect to a Purchased Loan that is a Mortgage Loan (in the case of such Purchased Loan which is in a second lien position, then for both the first lien position and the second lien position);

(ii)
if such Purchased Loan is a certificated participation interest, an original participation certificate bearing all intervening endorsements, endorsed “Pay to the order of ______ without recourse” and signed in the name of the Last Endorsee by an authorized Person;

(iii)
an original or copy of any participation agreement and an original or copy of any intercreditor agreement, co-lender agreement and/or servicing agreement executed in connection with the Purchased Loan; and

(iv)	the omnibus assignment of Purchased Loan sufficient to transfer to Buyer all of Seller’s rights, title and interest in and to the Purchased Loan.

With respect to each Purchased Preferred Equity Asset:

(i)	the original operating agreement, partnership agreement or other organizational documents of the applicable Preferred Equity Investment Entity; and

(ii)	the original certificate, if any, evidencing such Preferred Equity Asset and stock powers or other appropriate instruments of transfer endorsed in blank.

In addition, with respect to each Purchased Loan, the Seller shall deliver an instruction letter from the Seller to the Mortgagor or Mezzanine Borrower, as applicable, under such Purchased Loan, the Preferred Equity Investment Entity with respect to any Purchased Preferred Equity Asset and/or the servicer with respect to such Purchased Asset, instructing such borrower or other Person, as applicable, to remit all sums required to be remitted to the holder of such Purchased Asset under the applicable Purchased Asset Documents to the Depository for deposit in the Cash Management Account or as otherwise directed in a written notice signed by Seller and Buyer.

From time to time, Seller shall forward to the Custodian additional original documents or additional documents evidencing any assumption, modification, consolidation or extension of a Purchased Loan or Purchased Preferred Equity Asset approved in accordance with the terms of this Agreement, and upon receipt of any such other documents, the Custodian shall hold such other documents as Buyer shall request from time to time. With respect to any documents which have been delivered or are being delivered to recording offices for recording and have not been returned to Seller in time to permit their delivery hereunder at the time required, in lieu of delivering such original documents, Seller shall deliver to Buyer a true copy thereof with an officer’s certificate certifying that such copy is a true, correct and complete copy of the original, which has been transmitted for recordation. Seller shall deliver such original documents to the Custodian promptly when they are received. With respect to all of the Purchased Assets delivered by Seller to Buyer or its designee (including the Custodian), Seller shall execute an omnibus power of attorney substantially in the form of Exhibit V attached hereto irrevocably appointing Buyer its attorney-in-fact with full power to (i) complete and record the Assignment of Mortgage, (ii) complete the endorsement of the Mortgage Note or Mezzanine Note, (iii) complete the Assignment of Preferred Equity Asset and (iv) take such other steps as may be reasonably necessary or desirable to enforce Buyer’s rights against such Purchased Assets and the related Purchased Loan Files or Purchased Preferred Equity Asset Files, as applicable, and the Servicing Records. Buyer shall deposit the Purchased Loan Files and Purchased Preferred Equity Asset Files representing the Purchased Loans and Purchased Preferred Equity Assets, as applicable, or direct that the Purchased Loan Files and Purchased Preferred Equity Asset Files be deposited directly, with the Custodian. The Purchased Loan Files and Purchased Preferred Equity Asset Files shall be maintained in accordance with the Custodial Agreement. Any Purchased Loan Files and Purchased Preferred Equity Asset Files not delivered to Buyer or its designee (including the Custodian) are and shall be held in trust by Seller or its designee for the benefit of Buyer as the owner thereof. Seller or its designee shall maintain a copy of the Purchased Loan File and Purchased Preferred Equity Asset File and the originals of the Purchased Loan File and Purchased Preferred Equity Asset File not delivered to Buyer or its designee. The possession of the Purchased Loan File and Purchased Preferred Equity Asset File by Seller or its designee is at the will of the Buyer for the sole purpose of servicing the related Purchased Asset, and such retention and possession by the Seller or its designee is in a custodial capacity only. The books and records (including, without limitation, any computer records or tapes) of Seller or its designee shall be marked appropriately to reflect clearly the sale of the related Purchased Asset to Buyer. Seller or its designee (including the Custodian) shall release its custody of the Purchased Loan File and Purchased Preferred Equity Asset Files only in accordance with written instructions from Buyer, unless such release is required as incidental to the servicing of the Purchased Asset, is in connection with a repurchase of any Purchased Asset by Seller or as otherwise required by law.

(f) Unless an Event of Default (other than with respect to Buyer) shall have occurred and be continuing, except as otherwise provided in Section 12(g) of this Agreement, Seller shall exercise all voting and corporate rights with respect to the Portfolio Collateral. Upon the occurrence and during the continuation of an Event of Default (other than with respect to Buyer), Buyer shall be entitled to exercise all voting and corporate rights with respect to the Portfolio Collateral without regard to Seller’s instructions (including, but not limited to, if an Act of Insolvency shall occur with respect to Seller or the Sponsor, to the extent Seller controls or is entitled to control selection of the special servicer, Buyer may transfer such special servicing to an entity satisfactory to Buyer).

8. SALE, TRANSFER, HYPOTHECATION OR PLEDGE OF PURCHASED LOANS AND PURCHASED SECURITIES

(a) Title to all Purchased Assets shall pass to Buyer on the applicable Purchase Date, and Buyer shall have free and unrestricted use of all Purchased Assets, subject however, to the terms of this Agreement. Nothing in this Agreement or any other Transaction Document shall preclude Buyer from engaging in repurchase transactions with the Purchased Assets or otherwise selling, transferring, pledging, repledging, hypothecating, or rehypothecating the Purchased Assets, but no such transaction shall relieve Buyer of its obligations to transfer the Purchased Assets to Seller pursuant to Sections 3 or 11 of this Agreement or of Buyer’s obligation to credit or pay Income to, or apply Income to the obligations of, Seller pursuant to Section 5 hereof.

(b) Nothing contained in this Agreement or any other Transaction Document shall obligate Buyer to segregate any Purchased Assets delivered to Buyer by Seller. Notwithstanding anything to the contrary in this Agreement or any other Transaction Document, no Purchased Asset shall remain in the custody of the Seller or an Affiliate of the Seller.

9. [INTENTIONALLY OMITTED]

10. REPRESENTATIONS

(a) Each of Buyer and Seller represents and warrants to the other that (i) it is duly authorized to execute and deliver this Agreement, to enter into Transactions contemplated hereunder and to perform its obligations hereunder and has taken all necessary action to authorize such execution, delivery and performance, (ii) it will engage in such Transactions as principal (or, if agreed in writing, in the form of an annex hereto or otherwise, in advance of any Transaction by the other party hereto, as agent for a disclosed principal), (iii) the person signing this Agreement on its behalf is duly authorized to do so on its behalf (or on behalf of any such disclosed principal), (iv) it has obtained all authorizations of any governmental body required in connection with this Agreement and the Transactions hereunder and such authorizations are in full force and effect and (v) the execution, delivery and performance of this Agreement and the Transactions hereunder will not violate any law, ordinance or rule applicable to it or its organizational documents or any agreement by which it is bound or by which any of its assets are affected. On the Purchase Date for any Transaction Buyer and Seller shall each be deemed to repeat all the foregoing representations made by it.

(b) In addition to the representations and warranties in subsection (a) above, Seller represents and warrants to Buyer that as of the Purchase Date for the purchase of any Purchased Asset by Buyer from Seller and any Transaction thereunder and as of the date of this Agreement and at all times while this Agreement and any Transaction thereunder is in full force and effect:

(i)
Organization. Seller is duly formed, validly existing and in good standing under the laws and regulations of the state of Seller’s formation and is duly licensed, qualified, and in good standing in every state where such licensing or qualification is necessary for the transaction of Seller’s business. Seller has the power to own and hold the assets it purports to own and hold, and to carry on its business as now being conducted and proposed to be conducted, and has the power to execute, deliver, and perform its obligations under this Agreement and the other Transaction Documents.

(ii)
Due Execution; Enforceability. The Transaction Documents have been or will be duly executed and delivered by Seller, for good and valuable consideration. The Transaction Documents constitute the legal, valid and binding obligations of Seller, enforceable against Seller in accordance with their respective terms subject to bankruptcy, insolvency, and other limitations on creditors’ rights generally and to equitable principles.

(iii)
Non-Contravention. Neither the execution and delivery of the Transaction Documents, nor consummation by Seller of the transactions contemplated by the Transaction Documents (or any of them), nor compliance by Seller with the terms, conditions and provisions of the Transaction Documents (or any of them) will conflict with or result in a breach of any of the terms, conditions or provisions of (i) the organizational documents of Seller, (ii) any contractual obligation to which Seller is now a party or the rights under which have been assigned to Seller or the obligations under which have been assumed by Seller or to which the assets of Seller are subject or constitute a default thereunder, or result thereunder in the creation or imposition of any lien upon any of the assets of Seller, other than pursuant to the Transaction Documents, (iii) any judgment or order, writ, injunction, decree or demand of any court applicable to Seller, or (iv) any applicable Requirement of Law, in the case of clauses (ii)-(iv) above, to the extent that such conflict or breach would have a material adverse effect upon Seller’s ability to perform its obligations hereunder. Seller has all necessary licenses, permits and other consents from Governmental Authorities necessary to acquire, own and sell the Portfolio Collateral and for the performance of its obligations under the Transaction Documents.

(iv)
Litigation; Requirements of Law. There is no action, suit, proceeding, investigation, or arbitration pending or, to the best knowledge of Seller, threatened against Seller, the Sponsor or any of their respective assets, nor is there any action, suit, proceeding, investigation, or arbitration pending or threatened against the Sponsor which may result in any material adverse change in the business, operations, financial condition, properties, or assets of Seller or the Sponsor, or which may have an adverse effect on the validity of the Transaction Documents or the Purchased Assets or any action taken or to be taken in connection with the obligations of Seller under any of the Transaction Documents. Seller is in compliance in all material respects with all Requirements of Law. Neither Seller nor the Sponsor is in default in any material respect with respect to any judgment, order, writ, injunction, decree, rule or regulation of any arbitrator or Governmental Authority.

(v)
No Broker. Seller has not dealt with any broker, investment banker, agent, or other Person (other than Buyer or an Affiliate of Buyer) who may be entitled to any commission or compensation in connection with the sale of Purchased Assets pursuant to any of the Transaction Documents.

(vi)
Good Title to Purchased Assets. Immediately prior to the purchase of any Purchased Assets by Buyer from Seller, such Purchased Assets are free and clear of any lien, encumbrance or impediment to transfer (including any “adverse claim” as defined in Section 8-102(a)(1) of the UCC), and Seller is the record and beneficial owner of and has good and marketable title to and the right to sell and transfer such Purchased Assets to Buyer and, upon transfer of such Purchased Assets to Buyer, Buyer shall be the owner of such Purchased Assets free of any adverse claim, subject to the rights of Seller pursuant to the terms of this Agreement. In the event the related Transaction is recharacterized as a secured financing of the Purchased Assets, the provisions of this Agreement are effective to create in favor of the Buyer a valid security interest in all rights, title and interest of the Seller in, to and under the Collateral and the Buyer shall have a valid, perfected first priority security interest in the Purchased Assets (and without limitation on the foregoing, the Buyer, as entitlement holder, shall have a “security entitlement” to the Purchased Securities).

(vii)	No Default. No Default or Event of Default (in each case, other than with respect to Buyer) exists under or with respect to the Transaction Documents.

(viii)
Representations and Warranties Regarding Purchased Securities. Seller represents and warrants to Buyer that each Purchased Asset sold hereunder, as of each Purchase Date for a Transaction conform to the applicable representations and warranties set forth in Exhibit VI attached hereto in all material respects, except as disclosed to the Buyer in writing.

(ix)
Representations and Warranties Regarding Purchased Loans and Purchased Preferred Equity Assets; Delivery of Purchased Loan File and Purchased Preferred Equity Asset File. Seller represents and warrants to Buyer that each Purchased Loan and Purchased Preferred Equity Asset sold hereunder, as of each Purchase Date for a Transaction conform to the applicable representations and warranties set forth in Exhibit VI attached hereto in all material respects, except as disclosed to the Buyer in writing. With respect to each Purchased Loan, the Mortgage Note or Mezzanine Note, the Mortgage (if any), the Assignment of Mortgage (if any) and with respect to each Purchased Preferred Equity Asset, the original certificate evidencing such Asset (if any), Assignment of Preferred Equity Asset, and any other documents required to be delivered under this Agreement and the Custodial Agreement for such Purchased Loan or Purchased Preferred Equity Asset have been delivered to the Buyer or the Custodian on its behalf.

(x)
Adequate Capitalization; No Fraudulent Transfer. Seller has adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations. Seller is generally able to pay, and as of the date hereof is paying, its debts as they come due. Seller has not become, or is presently, financially insolvent nor will Seller be made insolvent by virtue of Seller’s execution of or performance under any of the Transaction Documents within the meaning of the bankruptcy laws or the insolvency laws of any jurisdiction. Seller has not entered into any Transaction Document or any Transaction pursuant thereto in contemplation of insolvency or with intent to hinder, delay or defraud any creditor.

(xi)
Consents. No consent, approval or other action of, or filing by Seller with, any Governmental Authority or any other Person is required to authorize, or is otherwise required in connection with, the execution, delivery and performance of any of the Transaction Documents (other than consents, approvals and filings that have been obtained or made, as applicable).

(xii)	Members. Seller does not have any members other than Sponsor.

(xiii)	Organizational Documents. Seller has delivered to Buyer certified copies of its organizational documents, together with all amendments thereto, if any.

(xiv)
No Encumbrances. Subject to the terms of this Agreement and except as previously disclosed to Buyer in writing, there are (i) no outstanding rights, options, warrants or agreements on the part of Seller for a purchase, sale or issuance, in connection with the Purchased Assets, (ii) no agreements on the part of the Seller to issue, sell or distribute the Purchased Assets, and (iii) no obligations on the part of the Seller (contingent or otherwise) to purchase, redeem or otherwise acquire any securities or any interest therein or to pay any dividend or make any distribution in respect of the Purchased Securities.

(xv)
Federal Regulations. Seller is not (A) required to register as an “investment company,” or a company “controlled by an investment company,” within the meaning of the Investment Company Act of 1940, as amended, or (B) a “holding company,” or a “subsidiary company of a holding company,” or an “affiliate” of either a “holding company” or a “subsidiary company of a holding company,” as such terms are defined in the Public Utility Holding Company Act of 1935, as amended.

(xvi)
Taxes. Seller has filed or caused to be filed all tax returns which to the knowledge of Seller would be delinquent if they had not been filed on or before the date hereof and has paid all taxes shown to be due and payable on or before the date hereof on such returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it and any of its assets by any Governmental Authority except for any such taxes as are being appropriately contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves have been provided in accordance with GAAP; no tax liens have been filed against any of Seller’s assets and, to Seller’s knowledge, no claims are being asserted with respect to any such taxes, fees or other charges.

(xvii)	ERISA. Seller does not have any Plans or any ERISA Affiliates and makes no contributions to any Plans or any Multiemployer Plans.

(xviii)
Judgments/Bankruptcy. There are no judgments against Seller or the Sponsor unsatisfied of record or docketed in any court located in the United States of America and no Act of Insolvency has ever occurred with respect to Seller or the Sponsor.

(xix)
Full and Accurate Disclosure. No information contained in the Transaction Documents, or any written statement furnished by Seller pursuant to the terms of the Transaction Documents, contains any untrue statement of a material fact or to Seller’s knowledge, omits to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

(xx)
Financial Information. All financial data concerning Seller that has been delivered by or on behalf of Seller to Buyer is true, complete and correct in all material respects and has been prepared in accordance with GAAP. To Seller’s knowledge, all financial data concerning the Purchased Assets that has been delivered by or on behalf of Seller to Buyer is true, complete and correct in all material respects. Since the delivery of such data, except as otherwise disclosed in writing to Buyer, there has been no change in the financial position of Seller or in the operations of the Seller or, to Seller’s knowledge, the operations or value of any of the Purchased Assets, which change is reasonably likely to have a material adverse effect on Seller or such Purchased Asset.

(xxi)
Notice Address; Jurisdiction of Organization. On the date of this Agreement, the Seller’s address for notices is located at 712 Fifth Avenue, 10th Floor, New York, New York 10019, Attention: John Boyt. Seller’s jurisdiction of organization is Delaware. The location where the Seller keeps its books and records, including all computer tapes and records relating to the Collateral, is its notice address.

(c) On the Purchase Date for any Transaction, Seller shall be deemed to have made all of the representations set forth in Section 10(b) of this Agreement as of such Purchase Date.

11. NEGATIVE COVENANTS OF SELLER

On and as of the date hereof and each Purchase Date and until this Agreement is no longer in force with respect to any Transaction, Seller shall not without the prior written consent of the Buyer:

(a) take any action which would directly or indirectly impair or adversely affect Buyer’s title to the Purchased Assets;

(b) transfer, assign, convey, grant, bargain, sell, set over, deliver or otherwise dispose of, or pledge or hypothecate, directly or indirectly, any interest in the Purchased Assets (or any of them) to any Person other than Buyer, or engage in repurchase transactions or similar transactions with respect to the Purchased Assets (or any of them) with any Person other than Buyer;

(c) [intentionally omitted]

(d) create, incur or permit to exist any lien, encumbrance or security interest in or on the Purchased Assets, except as described in Section 6 of this Agreement;

(e) create, incur or permit to exist any lien, encumbrance or security interest in or on any of the other Collateral subject to the security interest granted by Seller pursuant to Section 6 of this Agreement;

(f) modify in any material respect or terminate any of the organizational documents of Seller or Sponsor;

(g) consent or assent to any amendment or supplement to, or termination of, any Purchased Asset Document relating to any of the Purchased Assets other than Permitted Purchased Loan Modifications;

(h) admit any additional members in Seller, or permit the sole member of Seller to assign or transfer all or any portion of its membership interest in Seller;

(i) at any time after an Event of Default (other than with respect to Buyer) has occurred and is continuing, vote or take any action to exercise any rights afforded to a holder of the Purchased Securities under the related Securitization Documents; or

(j) after the occurrence and during the continuation of an Event of Default (in each case, other than with respect to Buyer), make any distribution, payment on account of, or set apart assets for, a sinking or other analogous fund for the purchase, redemption, defeasance, retirement or other acquisition of any equity or ownership interest of Seller, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of Seller.

12. AFFIRMATIVE COVENANTS OF SELLER

(a) Seller shall promptly notify Buyer of any material adverse change in its business operations and/or financial condition; provided, however, that nothing in this Section 12 shall relieve Seller of its obligations under this Agreement.

(b) Seller shall provide Buyer with copies of such documents as Buyer may reasonably request evidencing the truthfulness of the representations set forth in Section 10.

(c) Seller (1) shall defend the right, title and interest of the Buyer in and to the Collateral against, and take such other action as is necessary to remove, the Liens, security interests, claims and demands of all Persons (other than security interests by or through Buyer) and (2) shall, at Buyer’s reasonable request, take all action necessary to ensure that Buyer will have a first priority security interest in the Purchased Assets subject to any of the Transactions in the event such Transactions are recharacterized as secured financings.

(d) Seller shall notify Buyer and the Depository of the occurrence of any Default or Event of Default with respect to Seller as soon as possible but in no event later than the second (2nd) Business Day after obtaining actual knowledge of such event.

(e) Seller shall cause the special servicer rating of the special servicer with respect to all mortgage loans underlying Purchased Securities to be no lower than “above average” by Standard & Poor’s Ratings Group to the extent Seller controls or is entitled to control the selection of the special servicer. In the event the special servicer rating with respect to any Person acting as special servicer for any mortgage loans underlying Purchased Securities shall be below “above average” by Standard & Poor’s Rating Group, or if an Act of Insolvency occurs with respect to Seller or Sponsor, Buyer shall be entitled to transfer special servicing with respect to all Purchased Securities to an entity satisfactory to Buyer, to the extent Seller controls or is entitled to control the selection of the special servicer.

(f) With respect to each Purchased Loan and Purchased Preferred Equity Asset, Seller shall enter into Hedging Transactions pursuant to a hedging strategy acceptable to Buyer in Buyer’s good faith business judgment and pledge such Hedging Transactions to Buyer as Collateral. Seller acknowledges Buyer will mark to market such Hedging Transactions from time to time.

(g) Seller shall promptly (and in any event not later than two (2) Business Days following receipt) deliver to Buyer (i) any written notice of the occurrence of an event of default received by Seller pursuant to any of the Purchased Asset Documents; (ii) any notice of transfer of servicing under the Securitization Documents and (iii) any other information with respect to the Portfolio Collateral as may be reasonably requested by Buyer from time to time.

(h) Seller will permit Buyer or its designated representative to inspect Seller’s records with respect to the Collateral and the conduct and operation of its business related thereto upon reasonable prior written notice from Buyer or its designated representative, at such reasonable times and with reasonable frequency, and to make copies of extracts of any and all thereof, subject to the terms of any confidentiality agreement between Buyer and Seller, and if no such confidentiality agreement then exists between Buyer and Seller, Buyer and Seller shall act in accordance with customary market standards regarding confidentiality. Buyer shall act in a commercially reasonable manner in requesting and conducting any inspection relating to the conduct and operation of Seller’s business.

(i) If the Seller shall at any time become entitled to receive or shall receive any rights, whether in addition to, in substitution of, as a conversion of, or in exchange for the Purchased Securities, or otherwise in respect thereof, the Seller shall accept the same as the Buyer’s agent, hold the same in trust for the Buyer and deliver the same forthwith to the Buyer in the exact form received, duly endorsed by the Seller to the Buyer, if required, together with an undated bond power covering such certificate duly executed in blank to be held by the Buyer hereunder as additional collateral security for the Transactions. If any sums of money or property so paid or distributed in respect of the Purchased Securities shall be received by the Seller, the Seller shall, until such money or property is paid or delivered to the Buyer, hold such money or property in trust for the Buyer, segregated from other funds of the Seller, as additional collateral security for the Transactions.

(j) At any time from time to time upon the reasonable request of Buyer, at the sole expense of Seller, Seller will promptly and duly execute and deliver such further instruments and documents and take such further actions as Buyer may reasonably request for the purposes of obtaining or preserving the full benefits of this Agreement including the first priority security interest granted hereunder and of the rights and powers herein granted (including, among other things, filing such UCC financing statements as Buyer may reasonably request). If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note, other instrument or chattel paper, such note, instrument or chattel paper shall be immediately delivered to the Buyer, duly endorsed in a manner reasonably satisfactory to the Buyer, to be held as Collateral pursuant to this Agreement, and the documents delivered in connection herewith.

(k) Seller shall provide Buyer with the following financial and reporting information:

(i)
Within 60 days after the last day of each of the first three fiscal quarters in any fiscal year, Sponsor’s and Seller’s unaudited consolidated financial statements as of the end of such quarter and for the period then ended, in each case certified as being true and correct by an officer’s certificate;

(ii)
Within 120 days after the last day of its fiscal year, Sponsor’s and Seller’s audited consolidated statements of income and statements of changes in cash flow for such year and balance sheets as of the end of such year, in each case presented fairly in accordance with GAAP, and accompanied, in all cases, by an unqualified report of a nationally recognized independent certified public accounting firm, Grant Thornton LLP or any other accounting firm consented to by Buyer in its reasonable discretion;

(iii)
Within 60 days after the last day of each calendar quarter in any fiscal year, any and all property level financial information with respect to the Purchased Assets that is in the possession of the Seller or an Affiliate, including, without limitation, rent rolls and income statements;

(iv)
Within 60 days after the last day of each calendar quarter in any fiscal year, an officer’s certificate from the Seller addressed to Buyer certifying that (x) Seller is in compliance in all material respects with all of the terms, conditions and requirements of this Agreement and (y) no Event of Default (other than with respect to Buyer) exists;

(v)	Within 30 days after each month end, a monthly reporting package containing the information set forth, to the extent applicable and available, in the form of Exhibit III attached hereto;

(vi)
promptly and in any event within ten (10) days following Seller’s receipt thereof, copies of all financial statements, operating statements, budgets and material notices to the extent received by Seller from any Mortgagor, Mezzanine Borrower or Preferred Equity Investment Entity, its Affiliate, any property manager or other party pursuant to the terms of any of the Purchased Asset Documents for any Purchased Asset relating to such Mortgagor, Mezzanine Borrower or Preferred Equity Investment Entity, any guarantor with respect to such Purchased Asset or any Mortgaged Property or Underlying Mortgaged Property (and Seller hereby covenants and agrees to use commercially reasonable efforts to cause each Mortgagor, Mezzanine Borrower and Preferred Equity Investment Entity to comply in all material respects with the financial reporting requirements of their respective Purchased Asset Documents); and

(vii)
promptly and in any event within ten (10) days following request therefor by Buyer, from time to time, such other information regarding the financial condition, operations, or business of Seller and Sponsor as Buyer may reasonably request.

(l) Seller shall at all times comply in all material respects with all laws, ordinances, rules and regulations of any federal, state, municipal or other public authority having jurisdiction over Seller or any of its assets and Seller shall do or cause to be done all things reasonably necessary to preserve and maintain in full force and effect its legal existence, and all licenses material to its business.

(m) Seller shall at all times keep proper books of records and accounts in which full, true and correct entries shall be made of its transactions in accordance with GAAP and set aside on its books from its earnings for each fiscal year all such proper reserves in accordance with GAAP.

(n) Seller shall observe, perform and satisfy all the terms, provisions, covenants and conditions required to be observed, performed or satisfied by it, and shall pay when due all costs, fees and expenses required to be paid by it, under the Transaction Documents. Seller shall pay and discharge all taxes, levies, liens and other charges on its assets and on the Collateral that, in each case, in any manner would create any lien or charge upon the Collateral, except for any such taxes as are being appropriately contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves have been provided, in all material respects, in accordance with GAAP.

(o) Seller will maintain records with respect to the Collateral and the conduct and operation of its business with no less a degree of prudence than if the Collateral were held by Seller for its own account and will furnish Buyer, upon reasonable request by Buyer or its designated representative, with reasonable information reasonably obtainable by Seller with respect to the Collateral and the conduct and operation of its business.

(p) Seller shall provide Buyer with reasonable access to operating statements, the occupancy status and other property level information, with respect to the Mortgaged Properties and Underlying Mortgaged Properties, plus any such additional reports (to the extent in Seller’s possession) as Buyer may reasonably request.

13. SINGLE-PURPOSE ENTITY

Seller hereby represents and warrants to Buyer, and covenants with Buyer, that as of the date hereof and so long as any of the Transaction Documents shall remain in effect:

(a) It is and intends to remain solvent and it has paid and will pay its debts and liabilities (including employment and overhead expenses) from its own assets as the same shall become due.

(b) It has complied and will comply with the provisions of its organizational documents.

(c) It has done or caused to be done and will, to the extent under its control, do all things necessary to observe corporate formalities and to preserve its existence.

(d) It has maintained and will maintain all of its books, records, financial statements and bank accounts separate from those of its Affiliates, its members and any other Person, and it will file its own tax returns, if any, which are required by law (except to the extent consolidation is required under GAAP or as a matter of law).

(e) It has been, is and will be, and at all times will hold itself out to the public as, a legal entity separate and distinct from any other entity (including any Affiliate), shall correct any known misunderstanding regarding its status as a separate entity, shall conduct business in its own name, shall not identify itself or any of its Affiliates as a division or part of the other, shall maintain and utilize separate stationery, invoices and checks, and shall pay to any Affiliate that incurs costs for office space and administrative services that it uses, the amount of such costs allocable to its use of such office space and administrative services.

(f) It has not owned and will not own any property or any other assets other than Portfolio Collateral, cash and its interest under any associated Hedging Transactions.

(g) It has not engaged and will not engage in any business other than the acquisition, ownership, financing and disposition of Portfolio Collateral in accordance with the applicable provisions of the Transaction Documents.

(h) It has not entered into, and will not enter into, any contract or agreement with any of its Affiliates, except upon terms and conditions that are substantially similar to those that would be available on an arm’s-length basis with Persons other than such Affiliate.

(i) It has not incurred and will not incur any indebtedness or obligation, secured or unsecured, direct or indirect, absolute or contingent (including guaranteeing any obligation), other than (A) obligations under the Transaction Documents and (B) unsecured trade payables, in an aggregate amount not to exceed $250,000 at any one time outstanding, incurred in the ordinary course of acquiring, owning, financing and disposing of Portfolio Collateral; provided, however, that any such trade payables incurred by Seller shall be paid within 60 days of the date incurred.

(j) It has not made and will not make any loans or advances to any other Person, and shall not acquire obligations or securities of any member or any Affiliate of any member (other than in connection with the acquisition of the Purchased Securities) or any other Person.

(k) It will maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations.

(l) It shall not seek its dissolution, liquidation or winding up, in whole or in part, or suffer any Change of Control, consolidation or merger with respect to Seller or the Sponsor.

(m) It will not commingle its funds and other assets with those of any of its Affiliates or any other Person.

(n) It has maintained and will maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any of its Affiliates or any other Person.

(o) It has not held and will not hold itself out to be responsible for the debts or obligations of any other Person.

(p) Seller shall not take any of the following actions: (i) permit its members to dissolve or liquidate Seller, in whole or in part; (ii) consolidate or merge with or into any other entity or convey or transfer all or substantially all of its properties and assets to any entity; or (iii) institute any proceeding to be adjudicated as bankrupt or insolvent, or consent to the institution of bankruptcy or insolvency proceedings against it, or file a petition or answer or consent seeking reorganization or relief under the Bankruptcy Code, or effect any similar procedure under any similar law, or consent to the filing of any such petition or to the appointment of a receiver, rehabilitator, conservator, liquidator, assignee, trustee or sequestrator (or other similar official) of Seller or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, or make an assignment for the benefit of creditors, or admit in writing its inability to pay its debts generally as they become due, or take any action in furtherance of any of the foregoing.

(q) It has no liabilities, contingent or otherwise, other than those normal and incidental to the acquisition, ownership, financing and disposition of Portfolio Collateral.

(r) It has conducted and shall conduct its business consistent with the requirements of being a Single-Purpose Entity.

(s) It shall not maintain any employees.

14. EVENTS OF DEFAULT; REMEDIES

After the occurrence and during the continuance of an Event of Default (other than with respect to Buyer), Seller hereby appoints Buyer as attorney-in-fact of Seller for the purpose of carrying out the provisions of this Agreement and taking any action and executing or endorsing any instruments that Buyer may deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest. The occurrence of one or more of the following shall constitute an “Event of Default” hereunder:

(i)	Seller fails to repurchase or Buyer fails to transfer Purchased Assets upon the applicable Repurchase Date;

(ii)	Seller fails to comply in all material respects with Section 4 hereof;

(iii)	Buyer fails, after five (5) Business Days’ notice, to comply with Section 5 hereof in all material respects;

(iv)	an Act of Insolvency occurs with respect to Seller;

(v)	Seller shall admit in writing to Buyer its inability to, or its intention not to, perform any of its obligations hereunder;

(vi)
either (A) the Transaction Documents shall for any reason not cause, or shall cease to cause, Buyer to be the owner free of any adverse claim of any of the Purchased Assets, or (B) if a Transaction is recharacterized as a secured financing, the Transaction Documents with respect to any Transaction shall for any reason cease to create a valid first priority security interest in favor of Buyer in any of the Purchased Assets;

(vii)	in the event that Buyer or any of its Affiliates is a party to an ISDA Master Agreement with Seller and an event occurs which would constitute (a) an

(vii)
Event of Default (other than with respect to Buyer) or (b) a Termination Event or an Additional Termination Event (and, in the case of this clause (b), Seller has failed to meet its obligation to pay the Early Termination Amount, if any, pursuant to the terms of Section 6 of such ISDA Master Agreement) under any Transaction between Seller and Buyer or any of its Affiliates, regardless of whether such Transaction is in effect on the date of such occurrence (capitalized terms used in this paragraph (vii) shall have the respective meanings ascribed to them in the ISDA Master Agreement (including respective Schedules and Confirmations) between Seller and the Buyer and/or any of its Affiliates);

(viii)
failure of Buyer to receive on any Remittance Date the accreted value of the Price Differential (less any amount of such Price Differential previously paid by Seller to Buyer) (including, without limitation, in the event the Income paid or distributed on or in respect of the Purchased Assets is insufficient to make such payment and the Seller does not make such payment or cause such payment to be made) (except that such failure shall not be an Event of Default by Seller if sufficient Income, other than Principal Payments, is on deposit in the Cash Management Account and the Depository fails to remit such funds to Buyer);

(ix)
failure of the Seller to make any other payment owing to Buyer which has become due, whether by acceleration or otherwise under the terms of this Agreement which failure is not remedied within the applicable period (in the case of a failure pursuant to Section 4) or five (5) Business Days (in the case of any other such failure);

(x)
any governmental, regulatory, or self-regulatory authority shall have removed, restricted, suspended or terminated the rights, privileges, or operations of Seller which has a material adverse effect on the financial condition or business operations of Seller;

(xi)	a Change of Control or an Act of Insolvency with respect to Sponsor shall have occurred;

(xii)
any representation made by Seller or Buyer shall have been incorrect or untrue in any material respect when made or repeated or deemed to have been made or repeated (other than the representations and warranties set forth in Section 10(b)(viii), (ix) or (xx) (in the case of (xx), with respect to the affected Purchased Assets only) made by Seller, which shall not be considered an Event of Default if incorrect or untrue in any material respect (but such breach may be used by Buyer in its sole and absolute discretion to reduce the Market Value of the related Purchased Asset(s)); provided further Seller shall not have made any such representation with actual knowledge that it was materially incorrect or untrue at the time made);

(xiii)	Sponsor shall fail to observe any of the financial covenants set forth in Section 6 of the Guaranty or shall have defaulted or failed to perform under the Guaranty in any material respect;

(xiv)
a final non-appealable judgment by any competent court in the United States of America having jurisdiction over Seller or Sponsor, as applicable, for the payment of money in an amount greater than $100,000 (in the case of Seller) or $5,000,000 (in the case of Sponsor) shall have been rendered against Seller or Sponsor, and remained undischarged or unpaid for a period of sixty (60) days, during which period execution of such judgment is not effectively stayed by bonding over or other means acceptable to Buyer;

(xv)
Sponsor shall have defaulted or failed to perform under any note, indenture, loan agreement, guaranty, swap agreement or any other contract, agreement or transaction to which it is a party, which default (A) involves the failure to pay a monetary obligation in excess of $1 million, or (B) permits the acceleration of the maturity of obligations in excess of $1 million by any other party to or beneficiary of such note, indenture, loan agreement, guaranty, swap agreement or other contract agreement or transaction; provided, however, that any such default, failure to perform or breach shall not constitute an Event of Default if Sponsor cures such default, failure to perform or breach, as the case may be, within the grace period, if any, provided under the applicable agreement; or

(xvi)
if Seller or Buyer shall breach or fail to perform any of the terms, covenants, obligations or conditions of this Agreement, other than as specifically otherwise referred to in this definition of “Event of Default”, and such breach or failure to perform is not remedied within fifteen (15) Business Days after notice thereof to Seller or Buyer from the applicable party or its successors or assigns.

(a) If an Event of Default shall occur and be continuing with respect to Seller, the following rights and remedies shall be available to Buyer:

(i)
At the option of Buyer, exercised by written notice to Seller (which option shall be deemed to have been exercised, even if no notice is given, immediately upon the occurrence of an Act of Insolvency), the Repurchase Date for each Transaction hereunder shall, if it has not already occurred, be deemed immediately to occur (the date on which such option is exercised or deemed to have been exercised being referred to hereinafter as the “Accelerated Repurchase Date”).

(ii)	If Buyer exercises or is deemed to have exercised the option referred to in Section 14(a)(i) of this Agreement:

(A)	Seller’s obligations hereunder to repurchase all Purchased Assets shall become immediately due and payable on and as of the Accelerated Repurchase Date; and

(B)
to the extent permitted by applicable law, the Repurchase Price with respect to each Transaction (determined as of the Accelerated Repurchase Date) shall be increased by the aggregate amount obtained by daily application of, on a 360 day per year basis for the actual number of days during the period from and including the Accelerated Repurchase Date to but excluding the date of payment of the Repurchase Price (as so increased), (x) the Pricing Rate for such Transaction multiplied by (y) the Repurchase Price for such Transaction (decreased by (I) any amounts actually remitted to Buyer by the Depository or Seller from time to time pursuant to Sections 4 or 5 of this Agreement and applied to such Repurchase Price, and (II) any amounts applied to the Repurchase Price pursuant to Section 14(a)(iii) of this Agreement); and (C) the Custodian shall, upon the request of Buyer, deliver to Buyer all instruments, certificates and other documents then held by the Custodian relating to the Purchased Assets.

(iii)
Upon the occurrence of an Event of Default with respect to Seller, Buyer may (A) immediately sell, at a public or private sale in a commercially reasonable manner and at such price or prices as Buyer may reasonably deem satisfactory any or all of the Purchased Assets or (B) in its sole discretion elect, in lieu of selling all or a portion of such Purchased Assets, to give Seller credit for such Purchased Assets in an amount equal to the Market Value of such Purchased Assets against the aggregate unpaid Repurchase Price for such Purchased Assets and any other amounts owing by Seller under the Transaction Documents. The proceeds of any disposition of Purchased Assets effected pursuant to this Section 14(a)(iii) shall be applied, (v) first, to the actual, out-of-pocket costs and expenses reasonably incurred by Buyer in connection with Seller’s default; (w) second, to actual, out-of-pocket costs of cover and/or Hedging Transactions, if any; (x) third, to the Repurchase Price; (y) fourth, to any other outstanding obligation of Seller to Buyer or its Affiliates pursuant to this Agreement; and (z) fifth, to return any excess to Seller.

(iv)
The parties recognize that it may not be possible to purchase or sell all of the Purchased Assets on a particular Business Day, or in a transaction with the same purchaser, or in the same manner because the market for such Purchased Assets may not be liquid. In view of the nature of the Purchased Assets, the parties agree that liquidation of a Transaction or the Purchased Assets does not require a public purchase or sale and that a good faith private purchase or sale shall be deemed to have been made in a commercially reasonable manner. Accordingly, Buyer may elect, in its sole discretion, the time and manner of liquidating any Purchased Assets,

(iv)
and nothing contained herein shall (A) obligate Buyer to liquidate any Purchased Assets on the occurrence and during the continuance of an Event of Default or to liquidate all of the Purchased Assets in the same manner or on the same Business Day or (B) constitute a waiver of any right or remedy of Buyer.

(v)
Seller shall be liable to Buyer for (A) the amount of all actual out-of-pocket expenses, including reasonable legal fees and expenses, actually incurred by Buyer in connection with or as a consequence of an Event of Default with respect to Seller, (B) all actual costs incurred in connection with covering transactions or Hedging Transactions, and (C) any other actual loss, damage, cost or expense directly arising or resulting from the occurrence of an Event of Default with respect to Seller.

(vi)
Buyer shall have, in addition to its rights and remedies under the Transaction Documents, all of the rights and remedies provided by applicable federal, state, foreign, and local laws (including, without limitation, if the Transactions are recharacterized as secured financings, the rights and remedies of a secured party under the UCC of the State of New York, to the extent that the UCC is applicable, and the right to offset any mutual debt and claim), in equity, and under any other agreement between Buyer and Seller. Without limiting the generality of the foregoing, Buyer shall be entitled to set off the proceeds of the liquidation of the Purchased Assets against all of Seller’s obligations to Buyer pursuant to this Agreement, whether or not such obligations are then due, without prejudice to Buyer’s right to recover any deficiency.

(vii)
Subject to the notice and grace periods set forth herein, Buyer may exercise any or all of the remedies available to Buyer immediately upon the occurrence of an Event of Default (other than with respect to Buyer) and at any time during the continuance thereof. All rights and remedies arising under the Transaction Documents, as amended from time to time, are cumulative and not exclusive of any other rights or remedies which Buyer may have.

(viii)
Buyer may enforce its rights and remedies hereunder without prior judicial process or hearing, and Seller hereby expressly waives any defenses Seller might otherwise have to require Buyer to enforce its rights by judicial process. Seller also waives any defense Seller might otherwise have arising from the use of nonjudicial process, disposition of any or all of the Purchased Assets, or from any other election of remedies. Seller recognizes that nonjudicial remedies are consistent with the usages of the trade, are responsive to commercial necessity and are the result of a bargain at arm’s length.

(ix)	Upon the designation of any Accelerated Repurchase Date, Buyer may, without prior notice to Seller, set off any sum or obligation (whether or not

(ix)
arising under this Agreement, whether matured or unmatured, whether or not contingent and irrespective of the currency, place of payment or booking office of the sum or obligation) owed by Seller to Buyer or any Affiliate of Buyer against any sum or obligation (whether or not arising under this Agreement, whether matured or unmatured, whether or not contingent and irrespective of the currency, place of payment or booking office of the sum or obligation) owed by Buyer or any Affiliate of Buyer to Seller. Buyer will give notice to the other party of any set off effected under this Section 14(a)(ix). If a sum or obligation is unascertained, Buyer may in good faith estimate that obligation and set-off in respect of the estimate, subject to the relevant party accounting to the other when the obligation is ascertained. Nothing in this Section 14(a)(ix) shall be effective to create a charge or other security interest. This Section 14(a)(ix) shall be without prejudice and in addition to any right of set-off, combination of accounts, lien or other rights to which any party is at any time otherwise entitled (whether by operation of law, contract or otherwise).

(b) If an Event of Default occurs and is continuing with respect to Buyer, the following rights and remedies shall be available to Seller:

(i)
Upon tender by Seller of payment of the aggregate Repurchase Price for all Purchased Assets, Buyer’s right, title and interest in such Purchased Assets shall be deemed transferred to Seller, and Buyer shall deliver such Purchased Assets to Seller at Buyer’s expense.

(ii)
If Seller exercises the option referred to in Section 14(b)(i) hereof and Buyer fails to deliver any Purchased Assets to Seller, after three (3) Business Days’ notice to Buyer, Seller may (A) purchase securities or loans, as applicable (“Replacement Collateral”), that are in as similar an amount and interest rate as is reasonably practicable and in the same Rating Category as such Purchased Assets or the same Class as such Purchased Loans or (B) in its sole discretion elect, in lieu of purchasing Replacement Collateral, to be deemed to have purchased Replacement Collateral at a price therefor equal to the Market Value of such Purchased Assets as of such date.

(iii)	Buyer shall be liable to Seller for any excess of the price paid (or deemed paid) by Seller for Replacement Collateral therefor over the Repurchase Price for the Purchased Assets replaced thereby.

15. SINGLE AGREEMENT

Buyer and Seller acknowledge that, and have entered hereinto and will enter into each Transaction hereunder in consideration of and in reliance upon the fact that, all Transactions hereunder constitute a single business and contractual relationship and have been made in consideration of each other. Accordingly, each of Buyer and Seller agrees (i) to perform all of its obligations in respect of each Transaction hereunder, and that a default in the performance of any such obligations shall constitute a default by it in respect of all Transactions hereunder, (ii) that each of them shall be entitled to set off claims and apply property held by them in respect of any Transaction against obligations owing to them in respect of any other Transactions hereunder and (iii) that payments, deliveries and other transfers made by either of them in respect of any Transaction shall be deemed to have been made in consideration of payments, deliveries and other transfers in respect of any other Transactions hereunder, and the obligations to make any such payments, deliveries and other transfers may be applied against each other and netted.

16. INTENTIONALLY OMITTED.

17. NOTICES AND OTHER COMMUNICATIONS

Unless otherwise provided in this Agreement, all notices, consents, approvals and requests required or permitted hereunder shall be given in writing and shall be effective for all purposes if hand delivered or sent by (a) hand delivery, with proof of attempted delivery, (b) certified or registered United States mail, postage prepaid, (c) expedited prepaid delivery service, either commercial or United States Postal Service, with proof of attempted delivery, or (d) by telecopier (with answerback acknowledged) provided that such telecopied notice must also be delivered by one of the means set forth in (a), (b) or (c) above, to the address specified in Annex I hereto or at such other address and person as shall be designated from time to time by any party hereto, as the case may be, in a written notice to the other parties hereto in the manner provided for in this Section. A notice shall be deemed to have been given: (a) in the case of hand delivery, at the time of delivery, (b) in the case of registered or certified mail, when delivered or the first attempted delivery on a Business Day, (c) in the case of expedited prepaid delivery upon the first attempted delivery on a Business Day, or (d) in the case of telecopier, upon receipt of answerback confirmation, provided that such telecopied notice was also delivered as required in this Section. A party receiving a notice which does not comply with the technical requirements for notice under this Section may elect to waive any deficiencies and treat the notice as having been properly given.

18. ENTIRE AGREEMENT; SEVERABILITY

This Agreement shall supersede any existing agreements between the parties containing general terms and conditions for repurchase transactions. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

19. NON-ASSIGNABILITY

(a) The rights and obligations of the Seller under the Transaction Documents and under any Transaction shall not be assigned by the Seller without the prior written consent of the Buyer.

(b) Buyer shall be entitled to assign its rights and obligations under the Transaction Documents and/or under any Transaction to any other Person or issue one or more participation interests with respect to any or all of the Transactions and, in connection therewith, may bifurcate or allocate (i.e. senior/subordinate) amounts due to Buyer with five (5) days notice to Seller; provided, however, that (i) Buyer shall act as exclusive agent for all assignees and participants in any dealings with Seller in connection with such Transactions and shall be solely responsible for all determinations of eligibility of loans and securities for inclusion in a Transaction and the Market Value of Purchased Assets and (ii) Seller shall not be obligated to deal directly with any party other than Buyer in connection with such Transactions, or, with respect to participations, or to pay or reimburse Buyer for any costs that would not have been incurred by Buyer had no participation interests in such Transactions been issued.

(c) Subject to the foregoing, the Transaction Documents and any Transactions shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns. Nothing in the Transaction Documents, express or implied, shall give to any Person, other than the parties to the Transaction Documents and their respective successors, any benefit or any legal or equitable right, power, remedy or claim under the Transaction Documents.

20. GOVERNING LAW

This Agreement shall be governed by the laws of the State of New York without giving effect to the conflict of law principles thereof.

21. NO WAIVERS, ETC.

No express or implied waiver of any Event of Default by either party shall constitute a waiver of any other Event of Default and no exercise of any remedy hereunder by any party shall constitute a waiver of its right to exercise any other remedy hereunder. No modification or waiver of any provision of this Agreement and no consent by any party to a departure herefrom shall be effective unless and until such shall be in writing and duly executed by both of the parties hereto. Without limitation on any of the foregoing, the failure to give a notice pursuant to Section 4(a) or 4(b) hereof will not constitute a waiver of any right to do so at a later date.

22. USE OF EMPLOYEE PLAN ASSETS

(a) If assets of an employee benefit plan subject to any provision of the Employee Retirement Income Security Act of 1974 (“ERISA”) are intended to be used by either party hereto (the “Plan Party”) in a Transaction, the Plan Party shall so notify the other party prior to the Transaction. The Plan Party shall represent in writing to the other party that the Transaction does not constitute a prohibited transaction under ERISA or is otherwise exempt therefrom, and the other party may proceed in reliance thereon but shall not be required so to proceed.

(b) Subject to the last sentence of subparagraph (a) of this Section, any such Transaction shall proceed only if Seller furnishes or has furnished to Buyer its most recent available audited statement of its financial condition and its most recent subsequent unaudited statement of its financial condition.

(c) By entering into a Transaction pursuant to this Section, Seller shall be deemed (i) to represent to Buyer that since the date of Seller’s latest such financial statements, there has been no material adverse change in Seller’s financial condition which Seller has not disclosed to Buyer, and (ii) to agree to provide Buyer with future audited and unaudited statements of its financial condition as they are issued, so long as it is a Seller in any outstanding Transaction involving a Plan Party.
23. INTENT

(a) The parties recognize that each Transaction is a “repurchase agreement” as that term is defined in Section 101 of Title 11 of the United States Code, as amended (except insofar as the type of Securities subject to such Transaction or the term of such Transaction would render such definition inapplicable), and a “securities contract” as that term is defined in Section 741 of Title 11 of the United States Code, as amended (except insofar as the type of assets subject to such Transaction would render such definition inapplicable).

(b) It is understood that either party’s right to liquidate Purchased Assets delivered to it in connection with Transactions hereunder or to exercise any other remedies pursuant to Section 11 hereof is a contractual right to liquidate such Transaction as described in Sections 555 and 559 of Title 11 of the United States Code, as amended.

(c) The parties agree and acknowledge that if a party hereto is an “insured depository institution,” as such term is defined in the Federal Deposit Insurance Act, as amended (“FDIA”), then each Transaction hereunder is a “qualified financial contract,” as that term is defined in FDIA and any rules, orders or policy statements thereunder (except insofar as the type of assets subject to such Transaction would render such definition inapplicable).

(d) It is understood that this Agreement constitutes a “netting contract” as defined in and subject to Title IV of the Federal Deposit Insurance Corporation Improvement Act of 1991 (“FDICIA”) and each payment entitlement and payment obligation under any Transaction hereunder shall constitute a “covered contractual payment entitlement” or “covered contractual payment obligation”, respectively, as defined in and subject to FDICIA (except insofar as one or both of the parties is not a “financial institution” as that term is defined in FDICIA).

24. DISCLOSURE RELATING TO CERTAIN FEDERAL PROTECTIONS

The parties acknowledge that they have been advised that:

(a) in the case of Transactions in which one of the parties is a broker or dealer registered with the Securities and Exchange Commission (“SEC”) under Section 15 of the Securities Exchange Act of 1934 (“1934 Act”), the Securities Investor Protection Corporation has taken the position that the provisions of the Securities Investor Protection Act of 1970 (“SIPA”) do not protect the other party with respect to any Transaction hereunder;

(b) in the case of Transactions in which one of the parties is a government securities broker or a government securities dealer registered with the SEC under Section 15C of the 1934 Act, SIPA will not provide protection to the other party with respect to any Transaction hereunder; and

(c) in the case of Transactions in which one of the parties is a financial institution, funds held by the financial institution pursuant to a Transaction hereunder are not a deposit and therefore are not insured by the Federal Deposit Insurance Corporation or the National Credit Union Share Insurance Fund, as applicable.

25. CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL

(a) Each party irrevocably and unconditionally (i) submits to the non-exclusive jurisdiction of any United States Federal or New York State court sitting in Manhattan, and any appellate court from any such court, solely for the purpose of any suit, action or proceeding brought to enforce its obligations under this Agreement or relating in any way to this Agreement or any Transaction under this Agreement and (ii) waives, to the fullest extent it may effectively do so, any defense of an inconvenient forum to the maintenance of such action or proceeding in any such court and any right of jurisdiction on account of its place of residence or domicile.

(b) To the extent that either party has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set off or any legal process (whether service or notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) with respect to itself or any of its property, such party hereby irrevocably waives and agrees not to plead or claim such immunity in respect of any action brought to enforce its obligations under this Agreement or relating in any way to this Agreement or any Transaction under this Agreement.

(c) The parties hereby irrevocably waive, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding and irrevocably consent to the service of any summons and complaint and any other process by the mailing of copies of such process to them at their respective address specified herein. The parties hereby agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Section 25 shall affect the right of the Buyer to serve legal process in any other manner permitted by law or affect the right of the Buyer to bring any action or proceeding against the Seller or its property in the courts of other jurisdictions.

(d) EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENT OR ANY INSTRUMENT OR DOCUMENT DELIVERED HEREUNDER OR THEREUNDER.

26. NO RELIANCE

Each of Buyer and Seller hereby acknowledges, represents and warrants to the other that, in connection with the negotiation of, the entering into, and the performance under, the Transaction Documents and each Transaction thereunder:

(a) It is not relying (for purposes of making any investment decision or otherwise) upon any advice, counsel or representations (whether written or oral) of the other party to the Transaction Documents, other than the representations expressly set forth in the Transaction Documents;

(b) It has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisors to the extent that it has deemed necessary, and it has made its own investment, hedging and trading decisions (including decisions regarding the suitability of any Transaction) based upon its own judgment and upon any advice from such advisors as it has deemed necessary and not upon any view expressed by the other party;

(c) It is a sophisticated and informed Person that has a full understanding of all the terms, conditions and risks (economic and otherwise) of the Transaction Documents and each Transaction thereunder and is capable of assuming and willing to assume (financially and otherwise) those risks;

(d) It is entering into the Transaction Documents and each Transaction thereunder for the purposes of managing its borrowings or investments or hedging its underlying assets or liabilities and not for purposes of speculation; and

(e) It is not acting as a fiduciary or financial, investment or commodity trading advisor for the other party and has not given the other party (directly or indirectly through any other Person) any assurance, guaranty or representation whatsoever as to the merits (either legal, regulatory, tax, business, investment, financial accounting or otherwise) of the Transaction Documents or any Transaction thereunder.

27. INDEMNITY

The Seller hereby agrees to indemnify the Buyer, the Buyer’s designee and each of its officers, directors, employees and agents (“Indemnified Parties”) from and against any and all liabilities, obligations, actual out-of-pocket losses, actual out-of-pocket damages, penalties, actions, judgments, suits, taxes (including stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement and the documents delivered in connection herewith, other than income or similar taxes of the Buyer), fees, actual out-of-pocket costs, actual out-of-pocket expenses (including reasonable attorneys fees and disbursements) or disbursements (all of the foregoing, collectively “Indemnified Amounts”) which may at any time (including, without limitation, such time as this Agreement shall no longer be in effect and the Transactions shall have been repaid in full) be imposed on or asserted against any Indemnified Party in any way whatsoever arising out of or in connection with, or relating to, this Agreement or any Transactions thereunder or any action taken or omitted to be taken by any Indemnified Party under or in connection with any of the foregoing; provided, that Seller shall not be liable for Indemnified Amounts resulting from the gross negligence or willful misconduct of any Indemnified Party. Without limiting the generality of the foregoing, Seller agrees to hold Buyer harmless from and indemnify Buyer against all Indemnified Amounts with respect to all Purchased Loans relating to or arising out of any violation or alleged violation of any environmental law, rule or regulation or any consumer credit laws, including without limitation ERISA, the Truth in Lending Act and/or the Real Estate Settlement Procedures Act, that, in each case, results from anything other than Buyer’s gross negligence or willful misconduct. In any suit, proceeding or action brought by Buyer in connection with any Purchased Asset for any sum owing thereunder, or to enforce any provisions of any Purchased Asset Documents, Seller will save, indemnify and hold Buyer harmless from and against all actual out-of-pocket expense

(including reasonable attorneys’ fees), actual out-of-pocket loss or damage suffered by reason of any defense, set-off, counterclaim, recoupment or reduction or liability whatsoever of the account debtor or obligor thereunder, arising out of a breach by Seller of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such account debtor or obligor or its successors from Seller. Seller also agrees to reimburse Buyer as and when billed by Buyer for all Buyer’s actual costs and out-of-pocket expenses incurred in connection with Buyer's due diligence reviews with respect to the Purchased Asset (including, without limitation, those incurred pursuant to Section 28 hereof) and the enforcement or the preservation of Buyer’s rights under this Agreement or any Transaction contemplated hereby, including without limitation the reasonable fees and disbursements of its counsel.

28. DUE DILIGENCE

Seller acknowledges that, at reasonable times and upon reasonable notice to Seller, Buyer has the right to perform continuing due diligence reviews with respect to the Purchased Assets, for purposes of verifying compliance with the representations, warranties and specifications made hereunder, or otherwise, and Seller agrees that upon reasonable prior written notice to Seller, Buyer or its authorized representatives will be permitted during normal business hours to examine, inspect, and make copies and extracts of, the Purchased Assets Files, Servicing Records and any and all documents, records, agreements, instruments or information relating to such Purchased Assets in the possession or under the control of Seller, any other servicer or subservicer and/or the Custodian. Seller also shall make available to Buyer a knowledgeable financial or accounting officer for the purpose of answering questions respecting the Purchased Assets. Without limiting the generality of the foregoing, Seller acknowledges that Buyer may enter into Transactions with the Seller based solely upon the information provided by Seller to Buyer and the representations, warranties and covenants contained herein, and that Buyer, at its option, has the right at any time to conduct a partial or complete due diligence review on some or all of the Purchased Assets. Buyer may underwrite such Purchased Assets itself or engage a third party underwriter to perform such underwriting. Seller agrees to reasonably cooperate with Buyer and any third party underwriter reasonably acceptable to Seller in connection with such underwriting, including, but not limited to, providing Buyer and any third party underwriter with access to any and all documents, records, agreements, instruments or information relating to such Purchased Assets in the possession, or under the control, of Seller. Seller further agrees that Seller shall reimburse Buyer for any and all actual costs and expenses reasonably incurred by Buyer in connection with Buyer’s activities pursuant to this Section 28.

29. SERVICING

(a) Notwithstanding the purchase and sale of the Purchased Assets hereby, Seller, Sponsor, an Approved Sub-Servicer or any other third party servicer rated at least “above average” or otherwise approved by Buyer shall continue to service the Purchased Assets for the benefit of Buyer and, if Buyer shall exercise its rights to pledge or hypothecate the Purchased Assets prior to the Repurchase Date pursuant to Section 8 hereof, Buyer’s assigns; provided, however, that the obligations of Seller or Sponsor to service any of the Purchased Assets shall cease, at Seller’s option, upon the payment by Seller to Buyer of the Repurchase Price therefor.

Seller shall service or cause the servicer to service the Purchased Loans in accordance with Accepted Servicing Practices approved by Buyer in the exercise of its reasonable business judgment and maintained by other prudent lenders with respect to loans similar to the Purchased Assets.

(b) Seller agrees that Buyer is the owner of all servicing records, including but not limited to any and all servicing agreements (the “Servicing Agreements”), files, documents, records, data bases, computer tapes, copies of computer tapes, proof of insurance coverage, insurance policies, appraisals, other closing documentation, payment history records, and any other records relating to or evidencing the servicing of Purchased Assets (the “Servicing Records”) so long as the Purchased Assets are subject to this Agreement. Seller grants Buyer a security interest in all servicing fees and rights relating to the Purchased Assets and all Servicing Records to secure the obligation of the Seller or its designee to service in conformity with this Section and any other obligation of Seller to Buyer. Seller covenants to safeguard such Servicing Records and to deliver them promptly to Buyer or its designee (including the Custodian) at Buyer’s request.

(c) Upon the occurrence and during the continuance of an Event of Default (other than with respect to Buyer), Buyer may, in its sole discretion, (i) sell its right to the Purchased Assets on a servicing released basis or (ii) terminate the Seller or any sub-servicer of the Purchased Assets with or without cause, in each case without payment of any termination fee.

(d) Seller shall not employ sub-servicers rated below “above average”, unless otherwise approved by Buyer, to service the Purchased Assets without the prior written approval of Buyer. If the Purchased Assets are serviced by a sub-servicer, Seller shall irrevocably assign all rights, title and interest in the Servicing Agreements in the Purchased Assets to Buyer.

(e) Seller shall cause any sub-servicers engaged by Seller to execute a letter agreement with Buyer acknowledging Buyer’s security interest and agreeing that it shall deposit all Income with respect to the Purchased Assets in the Cash Management Account.

(f) The payment of servicing fees shall be subordinate to payment of amounts outstanding under any Transaction and this Agreement.

30. MISCELLANEOUS

(a) All rights, remedies and powers of Buyer hereunder and in connection herewith are irrevocable and cumulative, and not alternative or exclusive, and shall be in addition to all other rights, remedies and powers of Buyer whether under law, equity or agreement. In addition to the rights and remedies granted to it in this Agreement, to the extent this Agreement is determined to create a security interest, Buyer shall have all rights and remedies of a secured party under the UCC.

(b) The Transaction Documents may be executed in counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.

(c) The headings in the Transaction Documents are for convenience of reference only and shall not affect the interpretation or construction of the Transaction Documents.

(d) Without limiting the rights and remedies of Buyer under the Transaction Documents, Seller shall pay Buyer’s reasonable actual out-of-pocket costs and expenses, including reasonable fees and expenses of accountants, attorneys and advisors, incurred in connection with the preparation, negotiation, execution and consummation of, and any amendment, supplement or modification to, the Transaction Documents and the Transactions thereunder. Seller agrees to pay Buyer on demand all costs and expenses (including reasonable expenses for legal services of every kind) of any subsequent enforcement of any of the provisions hereof, or of the performance by Buyer of any obligations of Seller in respect of the Purchased Assets, or any actual or attempted sale, or any exchange, enforcement, collection, compromise or settlement in respect of any of the Collateral and for the custody, care or preservation of the Collateral (including insurance costs) and defending or asserting rights and claims of Buyer in respect thereof, by litigation or otherwise. In addition, Seller agrees to pay Buyer on demand all reasonable costs and expenses (including reasonable expenses for legal services) incurred in connection with the maintenance of the Cash Management Account and registering the Collateral in the name of Buyer or its nominee. All such expenses shall be recourse obligations of Seller to Buyer under this Agreement.

(e) Each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or be invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

(f) The parties acknowledge and agree that although they intend to treat each Transaction as a sale of the Purchased Assets, in the event that such sale shall be recharacterized as a secured financing, this Agreement shall also serve as a security agreement with respect to Buyer’s rights in the Collateral. In order to secure and to provide for the prompt and unconditional repayment of the Repurchase Price and the performance of its obligations under this Agreement, Seller hereby pledges to Buyer and hereby grants to Buyer a first priority security interest in all of its rights in the Purchased Assets. Seller hereby covenants to duly execute any form UCC financing statements as reasonably required by Buyer in order to perfect its security interest created hereby in such rights and obligations granted above, it being agreed that Seller shall pay any and all customary fees required to file such financing statements.

(g) This Agreement contains a final and complete integration of all prior expressions by the parties with respect to the subject matter hereof and thereof and shall constitute the entire agreement among the parties with respect to such subject matter, superseding all prior oral or written understandings.

(h) The parties understand that this Agreement is a legally binding agreement that may affect such party’s rights. Each party represents to the other that it has received legal advice from counsel of its choice regarding the meaning and legal significance of this Agreement and that it is satisfied with its legal counsel and the advice received from it.

(i) Should any provision of this Agreement require judicial interpretation, it is agreed that a court interpreting or construing the same shall not apply a presumption that the terms hereof shall be more strictly construed against any Person by reason of the rule of construction that a document is to be construed more strictly against the Person who itself or through its agent prepared the same, it being agreed that all parties have participated in the preparation of this Agreement.

(j) The parties recognize that each Transaction is a “securities contract” as that term is defined in Section 741 of Title 11 of the United States Code, as amended.

31. EXCULPATION.

(a) Subject to the qualifications below, Buyer shall not enforce the liability and obligation of Seller to perform and observe the obligations contained in this Agreement or the Transaction Documents by any action or proceeding wherein a money judgment shall be sought against Seller or its Affiliates (other than Sponsor, subject, however, to the terms of the Guaranty executed and delivered by Sponsor), except that Buyer may bring a foreclosure action, an action for specific performance or any other appropriate action or proceeding to enable Buyer to enforce and realize upon its interest and rights under the Transaction Documents, or in all or any of the Assets or any other Collateral given to Buyer pursuant to the Transaction Documents; provided, however, that, except as specifically provided herein, any judgment in any such action or proceeding shall be enforceable against Seller only to the extent of Seller’s interest in the Assets, the Income therefrom or any other Collateral given to Buyer, and Buyer shall not sue for, seek or demand any deficiency judgment against Seller or its Affiliates (other than Sponsor, subject, however, to the terms of the Guaranty executed and delivered by Sponsor) in any such action or proceeding under or by reason of or under or in connection with any Transaction Document. The provisions of this Section shall not, however, (i) constitute a waiver, release or impairment of any obligation evidenced or secured by any Transaction Document; (ii) impair the right of Buyer to name Seller as a party defendant in any action or suit for foreclosure and sale under any Transaction Document; (iii) affect the validity or enforceability of any of the Transaction Documents or any guaranty made in connection with the Transactions or any of the rights and remedies of Buyer hereunder or thereunder; (iv) impair the right of Buyer to obtain the appointment of a receiver; (v) intentionally omitted; (vi) constitute a prohibition against Buyer to commence any other appropriate action or proceeding in order for Buyer to fully realize the security granted under the Transaction Documents or to exercise its remedies against all or any of the Assets and other Collateral; or (vii) constitute a waiver of the right of Buyer to enforce the liability and obligation of Seller, by money judgment or otherwise, to the extent of any loss, damage, cost, expense, liability, claim or other obligation incurred by Buyer (including attorneys’ fees and costs reasonably incurred) arising out of or in connection with the following (all such liability and obligation of Sellers for any or all of the foregoing being referred to herein as “Sellers’ Recourse Liabilities”): (a) fraud or intentional misrepresentation by Seller or Sponsor in connection with the Transactions; (b) the gross negligence or willful misconduct of Seller; (c) the breach of any representation, warranty, covenant or indemnification in any Transaction Document concerning Environmental Laws; (d) the misappropriation or conversion by Seller of any Income during the continuance of an Event of Default or CF Sweep Event; and (e) an act or omission of Seller or Sponsor which unlawfully hinders, delays or interferes with Buyer’s enforcement of its rights hereunder or the realization of the Collateral, other than the assertion by Seller or Sponsor of defenses or counterclaims raised in good faith.

(b) Notwithstanding anything to the contrary in this Agreement or any of the Transaction Documents, (A) Buyer shall not be deemed to have waived any right which Buyer may have under Section 506(a), 506(b), 1111(b) or any other provisions of the Bankruptcy Code to file a claim for the full Repurchase Price of all Assets subject to Transactions hereunder (collectively, the “Obligations”) or to require that all collateral shall continue to secure the Obligations in accordance with the Transaction Documents, and (B) Buyer’s agreement not to pursue personal liability of Seller as set forth above SHALL BECOME NULL AND VOID and shall be of no further force and effect, and the Obligations shall be fully recourse to Seller in the event that one or more of the following occurs (each, a “Springing Recourse Event”): (i) an Event of Default described in Section 14(iv) or (v) shall have occurred (provided that with respect to any involuntary Insolvency Proceeding either Seller, Sponsor or any Person owning an interest (directly or indirectly) in Seller or Sponsor causes such event or condition to occur (by way of example, but not limitation, such Person seeks the appointment of a receiver or files a bankruptcy petition), consents to, aids, solicits, supports, or otherwise cooperates or colludes to cause such condition or event or fails to contest such condition or event) or (ii) a breach of the covenants set forth in Sections 11(b)(d) or (e).

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day first written above.

BUYER:

NATIXIS REAL ESTATE CAPITAL INC.

By:
Name:
Title:

SELLER:

RCC REAL ESTATE SPE 3, LLC,
a Delaware limited liability company

By: RCC Real Estate, Inc., its sole member

By:
Name:
Title:

Master Repurchase Agreement
April 12, 2007

ANNEXES, EXHIBITS AND SCHEDULES

ANNEX I	Names and Addresses for Communications between Parties
SCHEDULE I	Eligible Asset Parameters
SCHEDULE II	List of Approved Sub-Servicers
EXHIBIT I	Form of Confirmation
EXHIBIT II	Authorized Representatives of Seller
EXHIBIT III	Monthly Reporting Package
EXHIBIT IV	Form of Custodial Delivery
EXHIBIT V	Form of Power of Attorney
EXHIBIT VI	Representations and Warranties Regarding Individual Purchased Assets
EXHIBIT VII	Collateral Information
EXHIBIT VIII	Advance Procedure
EXHIBIT IX	Form of Re-Direction Letter
EXHIBIT X	Form of Clearing Account Agreement

ANNEX I
Names and Addresses for Communications Between Parties

Buyer:

Natixis Real Estate Capital Inc.
9 West 57th Street
36th Floor
New York, New York 10019
Attention: Jonathan Love
Tel: (212) 891-3420
Fax: (212) 891-5708

With copies to:

Sidley Austin LLP
787 Seventh Avenue
New York, New York 10019
Attention: Robert L. Boyd, Esq.
Tel: (212) 839-7352
Fax: (212) 839-5599

Seller:

RCC Real Estate SPE 3, LLC
c/o Resource Capital Corp.
712 Fifth Avenue, 10th Floor
New York, NY 10019
Attention: John Boyt
Tel: (212) 506-3808
Fax: (215) 640-6336

With copies to:

Paul Hastings Janofsky & Walker LLP
75 East 55th Street
New York, New York 10022
Attention: Robert J. Grados, Esq.
Tel: (212) 318-6923
Fax: (212) 230-7830
NY1 6015670v.7

SCHEDULE I

ELIGIBLE ASSET PARAMETERS

(i) the principal balance of any individual Asset (or, in the case of a Preferred Equity Asset, Seller’s funded initial and scheduled capital investment in such Asset) may not exceed $30,000,000;

(ii) as of the Purchase Date for the Transaction with respect to any Asset (other than a Security), such Asset may not have an LTV in excess of 85% or a Debt Service Coverage Ratio less than 1.00 to 1; provided that, notwithstanding the foregoing, Buyer may elect to approve an Asset with a Debt Service Coverage Ratio of less than 1.00 to 1 for purchase if such Asset provides for debt service reserves or holdbacks and is otherwise acceptable to Buyer in its sole discretion;

(iii) no Asset shall have a term (including extension options) greater than five (5) years;

(iv) the aggregate original Purchase Price related to Assets secured by Mortgaged Properties and/or Underlying Mortgaged Properties of the property types set forth below shall not exceed the respective percentage of the Facility Amount set forth opposite such property types:

Property Type	Maximum Percentage of Facility Amount
Office	50%
Retail	50%
Hotel	40%
Other (properties other than multi-family, industrial, office, retail or hotel)	15%

; provided that the entire limit on the portion of the total Purchase Price of Transactions related to Assets secured by “other” property types may not be made up of an Asset or Assets secured by one property type at any time (e.g., the entire amount may not be comprised of Assets secured by mobile home parks); and provided further that Securities shall not be included in determining whether the above percentages have been exceeded, unless such Securities were issued in connection with a “single-asset” securitization or the underlying collateral relating to such Securities is of a single property type;

(v) no Asset shall be secured by or relate to any Mortgaged Property or Underlying Mortgaged Property that is an assisted living facility or health care property; and

(vi) the percentage of the Facility Amount comprised of Transactions involving Preferred Equity Assets alone shall not exceed 15% and the aggregate percentage of the Facility Amount comprised of Transactions involving Preferred Equity Assets. Mezzanine Loans and B Note Asset may not exceed 75% in the aggregate.

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SCHEDULE II

LIST OF APPROVED SUB-SERVICERS

EXHIBIT I

CONFIRMATION STATEMENT

Ladies and Gentlemen:

Natixis Real Estate Capital Inc. (“Natixis”) is pleased to deliver our written CONFIRMATION of our agreement to enter into the Transaction pursuant to which Natixis shall purchase from you the Purchased Assets identified in the Master Repurchase Agreement, dated as of April 12, 2007 (the “Agreement”), between Natixis (the “Buyer”) and RCC Real Estate SPE 3, LLC (“Seller”) as follows below and on the attached Schedule 1. Capitalized terms used herein without definition have the meanings given in the Agreement.

Purchase Date:	__________, 200_
Purchased Assets:	As identified on attached Schedule 1
Aggregate Principal Amount of Purchased Assets:	As identified on attached Schedule 1
Repurchase Date:
Purchase Price:	$
Pricing Rate:	one month LIBOR plus ____%/
Governing Agreements:	As identified on attached Schedule 1
Name and address for communications:	Buyer: Natixis Real Estate Capital Inc. 9 West 57th Street 36th Floor New York, New York 10019 Attention: Jonathan Love Tel: (212) 891-5708 Fax: (212) 891-3420
Seller: RCC Real Estate SPE 3, LLC 712 Fifth Avenue, 10th Floor New York, New York 10019 Attention: John Boyt Tel: (212) 506-3808 Fax: (212) 640-6336

NATIXIS REAL ESTATE CAPITAL INC.

By:
Name:
Title:

AGREED AND ACKNOWLEDGED:

RCC REAL ESTATE SPE 3, LLC,
a Delaware limited liability company

BY: RCC Real Estate, Inc., its sole member
By:
Name:
Title:
2

Schedule 1 to Confirmation Statement

Purchased Securities:
Aggregate Principal Amount:
CUSIP NO.:
Securitization Document (including trustee):
Purchased Loans:
Aggregate Principal Amount:
Loan Agreement:
Participation, Co-Lender or Intercreditor Agreement (for B Note Assets only):
Purchased Preferred Equity Assets:
Aggregate Principal Amount:

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EXHIBIT II

AUTHORIZED REPRESENTATIVES OF SELLER

Name	Specimen Signature

EXHIBIT III

MONTHLY REPORTING PACKAGE

[SAMPLE TO BE ATTACHED]

EXHIBIT IV

FORM OF CUSTODIAL DELIVERY

On this ______ of ________, 200_, RCC Real Estate SPE 3, LLC, as Seller under that certain Master Repurchase Agreement, dated as of April 12, 2007 (the “Repurchase Agreement”) between Natixis Real Estate Capital Inc. (“Buyer”) and RCC Real Estate SPE 3, LLC, does hereby deliver to LaSalle Bank National Association (“Custodian”), as custodian under that certain Custodial Agreement, dated as of April 12, 2007 (the “Custodial Agreement”), among Buyer, Custodian and RCC Real Estate SPE 3, LLC, the Purchased Asset Files with respect to the Purchased Asset to be purchased by Buyer pursuant to the Repurchase Agreement, which Purchased Asset are listed on the Purchased Loan Schedule attached hereto and which Purchased Asset shall be subject to the terms of the Custodial Agreement on the date hereof.

With respect to the Purchased Asset Files delivered hereby, for the purposes of issuing the Trust Receipt, the Custodian shall review the Purchased Asset Files to ascertain delivery of the documents listed in Section 3(g) to the Custodial Agreement.

Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Custodial Agreement.

IN WITNESS WHEREOF, the Seller has caused its name to be signed hereto by its officer thereunto duly authorized as of the day and year first above written.

RCC Real Estate SPE 3, LLC,
a Delaware limited liability company

BY: RCC Real Estate, Inc., its sole member

By:
Name:
Title:

EXHIBIT V

FORM OF POWER OF ATTORNEY

“Know All Men by These Presents, that RCC Real Estate SPE 3, LLC (“Seller”), does hereby appoint Natixis Real Estate Capital Inc. (“Buyer”), its attorney-in-fact to act in Seller’s name, place and stead in any way which Seller could do with respect to (i) the completion of the endorsements of the Mortgage Notes and the Mezzanine Notes and the Assignments of Mortgages, (ii) the recordation of the Assignments of Mortgages, (iii) the completion of the Assignments of Preferred Equity Assets, (iv) the completion of any other assignment or endorsement executed “in blank” and (v) the enforcement of the Seller’s rights under the Purchased Assets purchased by Buyer pursuant to the Master Repurchase Agreement dated as of April 12, 2007 (the “Repurchase Agreement”), between Buyer and RCC Real Estate SPE 3, LLC, and to take such other steps as may be necessary or desirable to enforce Buyer’s rights against such Purchased Assets, the related Purchased Asset Files and the Servicing Records to the extent that Seller is permitted by law to act through an agent.

TO INDUCE ANY THIRD PARTY TO ACT HEREUNDER, SELLER HEREBY AGREES THAT ANY THIRD PARTY RECEIVING A DULY EXECUTED COPY OF FACSIMILE OF THIS INSTRUMENT MAY ACT HEREUNDER, AND THAT REVOCATION OR TERMINATION HEREOF SHALL BE INEFFECTIVE AS TO SUCH THIRD PARTY UNLESS AND UNTIL ACTUAL NOTICE OR KNOWLEDGE OR SUCH REVOCATION OR TERMINATION SHALL HAVE BEEN RECEIVED BY SUCH THIRD PARTY, AND SELLER ON ITS OWN BEHALF AND ON BEHALF OF SELLER’S ASSIGNS, HEREBY AGREES TO INDEMNIFY AND HOLD HARMLESS ANY SUCH THIRD PARTY FROM AND AGAINST ANY AND ALL CLAIMS THAT MAY ARISE AGAINST SUCH THIRD PARTY BY REASON OF SUCH THIRD PARTY HAVING RELIED ON THE PROVISIONS OF THIS INSTRUMENT.

IN WITNESS WHEREOF Seller has caused this Power of Attorney to be executed as a deed this 12th day of April, 2007.

RCC Real Estate SPE 3, LLC,
a Delaware limited liability company

BY: RCC Real Estate, Inc., its sole member

By:
Name:
Title:
NY1 6015670v.7

EXHIBIT VI

REPRESENTATIONS AND WARRANTIES
RE: PURCHASED LOANS CONSISTING OF MORTGAGE LOANS

1. The Mortgage Loan is a performing mortgage loan secured by a first priority security interest in a commercial or multifamily property.

2. As of the Purchase Date, such Mortgage Loan complies in all material respects with, or is exempt from, all requirements of federal, state or local law relating to such Mortgage Loan.

3. Immediately prior to the sale, transfer and assignment to Buyer thereof, Seller had good and marketable title to, and was the sole owner and holder of, such Mortgage Loan, and Seller is transferring such Mortgage Loan free and clear of any and all liens, pledges, encumbrances, charges, security interests or any other ownership interests of any nature encumbering such Mortgage Loan. Upon consummation of the purchase contemplated to occur in respect of such Mortgage Loan on the Purchase Date therefor, Seller will have validly and effectively conveyed to Buyer all legal and beneficial interest in and to such Mortgage Loan free and clear of any pledge, lien, encumbrance or security interest.

4. No fraudulent acts were committed by Seller in connection with its acquisition or origination of such Mortgage Loan nor were any fraudulent acts committed by any Person in connection with the origination of such Mortgage Loan.

5. All information contained in the related Preliminary Due Diligence Package (or as otherwise provided to Buyer) in respect of such Mortgage Loan is accurate and complete in all material respects.

6. Except as included in the Preliminary Due Diligence Package, Seller is not a party to any document, instrument or agreement, and there is no document, that by its terms modifies or affects the rights and obligations of any holder of such Mortgage Loan and Seller has not consented to any material change or waiver to any term or provision of any such document, instrument or agreement and no such change or waiver exists.

7. Such Mortgage Loan is presently outstanding, the proceeds thereof have been fully and properly disbursed and, except for amounts held in escrow by Seller, there is no requirement for any future advances thereunder.

8. Seller has full right, power and authority to sell and assign such Mortgage Loan and such Mortgage Loan or any related Mortgage Note has not been cancelled, satisfied or rescinded in whole or part nor has any instrument been executed that would effect a cancellation, satisfaction or rescission thereof.

9. Other than consents and approvals obtained as of the related Purchase Date or those already granted in the related Mortgage and/or Mortgage Note, no consent or approval by any Person is required in connection with Seller’s sale and/or Buyer’s acquisition of such Mortgage Loan, for Buyer’s exercise of any rights or remedies in respect of such Mortgage Loan or for Buyer’s sale, pledge or other disposition of such Mortgage Loan. No third party holds any “right of first refusal”, “right of first negotiation”, “right of first offer”, purchase option, or other similar rights of any kind, and no other impediment exists to any such transfer or exercise of rights or remedies.

10. No consent, approval, authorization or order of, or registration or filing with, or notice to, any court or governmental agency or body having jurisdiction or regulatory authority is required for any transfer or assignment by the holder of such Mortgage Loan.

11. Seller has not received written notice of any outstanding liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind for which the holder of such Mortgage Loan is or may become obligated.

12. Seller has not advanced funds, or knowingly received any advance of funds from a party other than the Mortgagee relating to such Mortgage Loan, directly or indirectly, for the payment of any amount required by such Mortgage Loan.

13. Each related Mortgage Note, Mortgage, Assignment of Leases (if a document separate from the Mortgage) and other agreement executed by the related Mortgagor in connection with such Mortgage Loan is legal, valid and binding obligation of the related Mortgagor (subject to any non-recourse provisions therein and any state anti-deficiency or market value limit deficiency legislation), enforceable in accordance with its terms, except (i) that certain provisions contained in such Mortgage Loan documents are or may be unenforceable in whole or in part under applicable state or federal laws, but neither the application of any such laws to any such provision nor the inclusion of any such provisions renders any of the Mortgage Loan documents invalid as a whole and such Mortgage Loan documents taken as a whole are enforceable to the extent necessary and customary for the practical realization of the rights and benefits afforded thereby and (ii) as such enforcement may be limited by bankruptcy, insolvency, receivership, reorganization, moratorium, redemption, liquidation or other laws relating to or affecting the enforcement of creditors’ rights generally, or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law). The related Mortgage Note and Mortgage contain no provision limiting the right or ability of Seller to assign, transfer and convey the related Mortgage Loan to any other Person, except, however, for customary intercreditor restrictions limiting assignees to “Qualified Transferees”. With respect to any Mortgaged Property that has tenants, there exists as either part of the Mortgage or as a separate document, an assignment of leases.

14. As of the date of its origination, there was no valid offset, defense, counterclaim, abatement or right to rescission with respect to any related Mortgage Note, Mortgage or other agreements executed in connection therewith, and, as of the Purchase Date, there is no valid offset, defense, counterclaim or right to rescission with respect to any such Mortgage Note, Mortgage or other agreements, except in each case, with respect to the enforceability of any provisions requiring the payment of default interest, late fees, additional interest, prepayment premiums or yield maintenance charges.
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15. Seller has delivered to Buyer or its designee the original Mortgage Note(s) made in respect of such Mortgage Loan, together with an original endorsement thereof executed by Seller in blank.

16. Each related assignment of Mortgage and assignment of Assignment of Leases from Seller in blank constitutes the legal, valid and binding first priority assignment from Seller (assuming the insertion of the Buyer’s name), except as such enforcement may be limited by bankruptcy, insolvency, receivership, reorganization, moratorium, redemption, liquidation or other laws relating to or affecting the enforcement of creditors’ rights generally, or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law). Each Mortgage and Assignment of Leases is freely assignable.

17. The Mortgage Loan is secured by one or more Mortgages and each such Mortgage is a valid and enforceable first lien on the related Mortgaged Property subject only to the exceptions set forth in paragraph (13) above and the following title exceptions (each such title exception, a “Title Exception”, and collectively, the “Title Exceptions”): (a) the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record, none of which, individually or in the aggregate, materially and adversely interferes with the current use of the Mortgaged Property or the security intended to be provided by such Mortgage or with the Mortgagor’s ability to pay its obligations under the Mortgage Loan when they become due or materially and adversely affects the value of the Mortgaged Property, (c) the exceptions (general and specific) and exclusions set forth in the applicable policy described in paragraph (21) below or appearing of record, none of which, individually or in the aggregate, materially and adversely interferes with the current use of the Mortgaged Property or the security intended to be provided by such Mortgage or with the Mortgagor’s ability to pay its obligations under the Mortgage Loan when they become due or materially and adversely affects the value of the Mortgaged Property, (d) other matters to which like properties are commonly subject, none of which, individually or in the aggregate, materially and adversely interferes with the current use of the Mortgaged Property or the security intended to be provided by such Mortgage or with the Mortgagor’s ability to pay its obligations under the Mortgage Loan when they become due or materially and adversely affects the value of the Mortgaged Property, (e) the right of tenants (whether under ground leases, space leases or operating leases) at the Mortgaged Property to remain following a foreclosure or similar proceeding (provided that such tenants are performing under such leases) and (f) if such Mortgage Loan is cross-collateralized with any other Mortgage Loan, the lien of the Mortgage for such other Mortgage Loan, none of which, individually or in the aggregate, materially and adversely interferes with the current use of the Mortgaged Property or the security intended to be provided by such Mortgage or with the Mortgagor’s ability to pay its obligations under the Mortgage Loan when they become due or materially and adversely affects the value of the Mortgaged Property. Except with respect to cross-collateralized and cross-defaulted Mortgage Loans and as provided below, there are no mortgage loans that are senior or pari passu with respect to the related Mortgaged Property or such Mortgage Loan.

18. UCC Financing Statements have been filed and/or recorded (or, if not filed and/or recorded, have been submitted in proper form for filing and recording), in all public places necessary to perfect a valid security interest in all items of personal property located on the Mortgaged Property that are owned by the Mortgagor and either (i) are reasonably necessary
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to operate the Mortgaged Property or (ii) are (as indicated in the appraisal obtained in connection with the origination of the related Mortgage Loan) material to the value of the Mortgaged Property (other than any personal property subject to a purchase money security interest or a sale and leaseback financing arrangement permitted under the terms of such Mortgage Loan or any other personal property leases applicable to such personal property), to the extent perfection may be effected pursuant to applicable law by recording or filing, and the Mortgages, security agreements, chattel Mortgages or equivalent documents related to and delivered in connection with the related Mortgage Loan establish and create a valid and enforceable lien and priority security interest on such items of personalty except as such enforcement may be limited by bankruptcy, insolvency, receivership, reorganization, moratorium, redemption, liquidation or other laws relating to or affecting the enforcement of creditor’s rights generally, or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law). Notwithstanding any of the foregoing, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of UCC Financing Statements are required in order to effect such perfection.

19. All real estate taxes and governmental assessments, or installments thereof, which would be a lien on the Mortgaged Property and that prior to the Purchase Date have become delinquent in respect of the Mortgaged Property have been paid, or an escrow of funds in an amount sufficient to cover such payments has been established. For purposes of this representation and warranty, real estate taxes and governmental assessments and installments thereof shall not be considered delinquent until the earlier of (a) the date on which interest and/or penalties would first be payable thereon and (b) the date on which enforcement action is entitled to be taken by the related taxing authority.

20. As of the Purchase Date, the related Mortgaged Property was free and clear of any material damage (other than deferred maintenance for which escrows were established at origination) that would affect materially and adversely the value of such Mortgaged Property as security for the Mortgage Loan and there was no proceeding pending or, based solely upon the delivery of written notice thereof from the appropriate condemning authority, threatened for the total or partial condemnation of such Mortgaged Property.

21. The lien of each related Mortgage as a first priority lien in the original principal amount of such Mortgage Loan after all advances of principal is insured by an ALTA lender’s title insurance policy (or a binding commitment therefor), or its equivalent as adopted in the applicable jurisdiction, insuring Seller, its successors and assigns, subject only to the Title Exceptions; the Mortgagee or its successors or assigns is the sole named insured of such policy; such policy is assignable without consent of the insurer and will inure to the benefit of the Buyer Mortgagee of record; such title policy is in full force and effect upon the consummation of the transactions contemplated by this Agreement; all premiums thereon have been paid; no claims have been made under such policy and no circumstance exists which would impair or diminish the coverage of such policy. The insurer issuing such policy is either (x) a nationally-recognized title insurance company or (y) qualified to do business in the jurisdiction in which the related Mortgaged Property is located to the extent required; such policy contains no material exclusions for, or affirmatively insures (except for any Mortgaged Property located in a jurisdiction where
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such insurance is not available) (a) access to public road or (b) against any loss due to encroachments of any material portion of the improvements thereon.

22. As of the date of its origination, all insurance coverage required under each related Mortgage, which insurance covered such risks as were customarily acceptable to prudent commercial and multifamily mortgage lending institutions lending on the security of property comparable to the related Mortgaged Property in the jurisdiction in which such Mortgaged Property is located, and with respect to a fire and extended perils insurance policy, is in an amount (subject to a customary deductible) at least equal to the lesser of (i) the replacement cost of improvements located on such Mortgaged Property, or (ii) the outstanding principal balance of the Mortgage Loan, and in any event, the amount necessary to prevent operation of any co-insurance provisions; and, except if such Mortgaged Property is operated as a mobile home park, is also covered by business interruption or rental loss insurance, in an amount at least equal to 12 months of operations of the related Mortgaged Property, all of which was in full force and effect with respect to the related Mortgaged Property; and all insurance coverage required under each Mortgage, which insurance covers such risks and is in such amounts as are customarily acceptable to prudent commercial and multifamily mortgage lending institutions lending on the security of property comparable to the related Mortgaged Property in the jurisdiction in which such Mortgaged Property is located, is in full force and effect with respect to the related Mortgaged Property; all premiums due and payable through the Purchase Date have been paid; and no notice of termination or cancellation with respect to any such insurance policy has been received by Seller; and except for certain amounts not greater than amounts which would be considered prudent by an institutional commercial and/or multifamily mortgage lender with respect to a similar Mortgage Loan and which are set forth in the related Mortgage, any insurance proceeds in respect of a casualty loss, will be applied either (i) to the repair or restoration of all or part of the related Mortgaged Property or (ii) the reduction of the outstanding principal balance of the Mortgage Loan, subject in either case to requirements with respect to leases at the related Mortgaged Property and to other exceptions customarily provided for by prudent institutional lenders for similar loans. The Mortgaged Property is also covered by comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property, in an amount customarily required by prudent institutional lenders. An architectural or engineering consultant has performed an analysis of the any Mortgaged Property located in seismic zone 3 or 4 in order to evaluate the structural and seismic condition of such property, for the sole purpose of assessing the probable maximum loss (“PML”) for the Mortgaged Property in the event of an earthquake. In such instance, the PML was based on a 475 year lookback with a 10% probability of exceedance in a 50 year period. If the resulting report concluded that the PML would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained by an insurer rated at least A-:V by A.M. Best Company or “BBB-” (or the equivalent) from S&P and Fitch or “Baa3” (or the equivalent) from Moody’s. If the Mortgaged Property is located in Florida or within 25 miles of the coast of Texas, Louisiana, Mississippi, Alabama, Georgia, North Carolina or South Carolina such Mortgaged Property is insured by windstorm insurance in an amount at least equal to the lesser of (i) the outstanding principal balance of such Mortgage Loan and (ii) 100% of the full insurable value, or 100% of the replacement cost, of the improvements located on the related Mortgaged Property. The insurance policies contain a standard Mortgagee clause naming Seller, its successors and assigns as loss payee, in the case of a property insurance policy, and additional insured in the case of a
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liability insurance policy and provide that they are not terminable without 30 days prior written notice to the Mortgagee (or, with respect to non-payment, 10 days prior written notice to the Mortgagee) or such lesser period as prescribed by applicable law. Each Mortgage requires that the Mortgagor maintain insurance as described above or permits the Mortgagee to require insurance as described above, and permits the Mortgagee to purchase such insurance at the Mortgagor’s expense if Mortgagor fails to do so.

23. (a) Other than payments due but not yet 30 days or more delinquent, there is no material default, breach, violation or event of acceleration existing under the related Mortgage or the related Mortgage Note, and no event has occurred (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, provided, however, that this representation and warranty does not address or otherwise cover any default, breach, violation or event of acceleration that specifically pertains to any matter otherwise covered by any other representation and warranty made by Seller in any paragraph of this Exhibit VI and (b) Seller has not waived any material default, breach, violation or event of acceleration under such Mortgage or Mortgage Note and pursuant to the terms of the related Mortgage or the related Mortgage Note and other documents in the related Mortgage Loan documents no Person or party other than the holder of such Mortgage Note may declare any event of default or accelerate the related indebtedness under either of such Mortgage or Mortgage Note.

24. As of the Purchase Date, such Mortgage Loan is not, since origination, and has not been, 30 days or more past due in respect of any scheduled payment.

25. Each related Mortgage does not provide for or permit, without the prior written consent of the holder of the Mortgage Note, the related Mortgaged Property to secure any other promissory note or obligation except as expressly described in such Mortgage.

26. Such Mortgage Loan constitutes a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code (without regard to Treasury Regulations Sections 1.860G-2(a)(3) or 1.860G-2(f)(2)), is directly secured by a Mortgage on a commercial property or a multifamily residential property, and either (1) substantially all of the proceeds of such Mortgage Loan were used to acquire, improve or protect the portion of such commercial or multifamily residential property that consists of an interest in real property (within the meaning of Treasury Regulations Sections 1.856-3(c) and 1.856-3(d)) and such interest in real property was the only security for such Mortgage Loan as of the Testing Date (as defined below), or (2) the fair market value of the interest in real property which secures such Mortgage Loan was at least equal to 80% of the principal amount of the Mortgage Loan (a) as of the Testing Date, or (b) as of the Purchase Date. For purposes of the previous sentence, (1) the fair market value of the referenced interest in real property shall first be reduced by (a) the amount of any lien on such interest in real property that is senior to the Mortgage Loan, and (b) a proportionate amount of any lien on such interest in real property that is on a parity with the Mortgage Loan, and (2) the “Testing Date” shall be the date on which the referenced Mortgage Loan was originated unless (a) such Mortgage Loan was modified after the date of its origination in a manner that would cause a “significant modification” of such Mortgage Loan within the meaning of Treasury Regulations Section 1.1001-3(b), and (b) such “significant modification” did not occur at a time
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when such Mortgage Loan was in default or when default with respect to such Mortgage Loan was reasonably foreseeable. However, if the referenced Mortgage Loan has been subjected to a “significant modification” after the date of its origination and at a time when such Mortgage Loan was not in default or when default with respect to such Mortgage Loan was not reasonably foreseeable, the Testing Date shall be the date upon which the latest such “significant modification” occurred.

27. There is no material and adverse environmental condition or circumstance affecting the Mortgaged Property; there is no material violation of any applicable Environmental Law with respect to the Mortgaged Property; neither Seller nor the Mortgagor has taken any actions which would cause the Mortgaged Property not to be in compliance with all applicable Environmental Laws; the Mortgage Loan documents require the borrower to comply with all Environmental Laws; and each Mortgagor has agreed to indemnify the Mortgagee for any losses resulting from any material, adverse environmental condition or failure of the Mortgagor to abide by such Environmental Laws or has provided environmental insurance.

28. Each related Mortgage and Assignment of Leases, together with applicable state law, contains customary and enforceable provisions for comparable mortgaged properties similarly situated such as to render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the benefits of the security, including realization by judicial or, if applicable, non judicial foreclosure, subject to the effects of bankruptcy, insolvency, receivership, reorganization, moratorium, redemption, liquidation or other laws relating to or affecting the enforcement of creditors’ rights generally, or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

29. No Mortgagor is a debtor in any state or federal bankruptcy or insolvency proceeding.

30. Such Mortgage Loan is a whole loan and contains no equity participation by the lender or shared appreciation feature and does not provide for any contingent or additional interest in the form of participation in the cash flow of the related Mortgaged Property or provide for negative amortization. Seller holds no preferred equity interest.

31. Subject to certain exceptions, which are customarily acceptable to prudent commercial and multifamily mortgage lending institutions lending on the security of property comparable to the related Mortgaged Property, each related Mortgage or loan agreement contains provisions for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without complying with the requirements of the Mortgage or loan agreement, (a) the related Mortgaged Property, or any controlling interest in the related Mortgagor, is directly transferred or sold (other than by reason of family and estate planning transfers, transfers by devise, descent or operation of law upon the death of a member, general partner or shareholder of the related borrower and transfers of less than a controlling interest (as such term is defined in the related Mortgage Loan documents) in a mortgagor, issuance of non-controlling new equity interests, transfers among existing members, partners or shareholders in the Mortgagor or an affiliate thereof, transfers among affiliated Mortgagors with respect to Mortgage Loans which are cross-collateralized or cross-defaulted with other mortgage loans or multi-property Mortgage
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Loans or transfers of a similar nature to the foregoing meeting the requirements of the Mortgage Loan (such as pledges of ownership interests that do not result in a change of control) or a substitution or release of collateral within the parameters of paragraph (34) below), or (b) the related Mortgaged Property or controlling interest in the borrower is encumbered in connection with subordinate financing by a lien or security interest against the related Mortgaged Property, other than any existing permitted additional debt. The Mortgage Loan documents require the borrower to pay all reasonable costs incurred by the Mortgagor with respect to any transfer, assumption or encumbrance requiring lender’s approval.

32. Except as set forth in the related Mortgage Loan documents delivered to Buyer, the terms of the related Mortgage Note(s), Mortgage(s) and other Mortgage Loan documents have not been waived, modified, altered, satisfied, impaired, canceled, subordinated or rescinded in any manner which materially interferes with the security intended to be provided by such Mortgage Loan documents and no such waiver, modification, alteration, satisfaction, impairment, cancellation, subordination or recission has occurred since the date upon which the due diligence file related to the applicable Mortgage Loan was delivered to Buyer or its designee.

33. Each related Mortgaged Property was inspected by or on behalf of the related originator or an affiliate during the 12 month period prior to the related origination date.

34. Since origination, no material portion of the related Mortgaged Property has been released from the lien of the related Mortgage in any manner which materially and adversely affects the value of the Mortgage Loan or materially interferes with the security intended to be provided by such Mortgage, and, except with respect to Mortgage Loans (a) which permit defeasance by means of substituting for the Mortgaged Property (or, in the case of a Mortgage Loan secured by multiple Mortgaged Properties, one or more of such Mortgaged Properties) “government securities” as defined in the Investment Company Act of 1940, as amended, sufficient to pay the Mortgage Loans (or portions thereof) in accordance with its terms, (b) where a release of the portion of the Mortgaged Property was contemplated at origination and such portion was not considered material as indicated in the Preliminary Due Diligence Package for the Mortgage Loan, (c) where release is conditional upon the satisfaction of certain customary conditions set forth in the Mortgage Loan documents and legal requirements and the payment of a release price that represents adequate consideration for such Mortgaged Property or the portion thereof that is being released, (d) which permit the related Mortgagor to substitute a replacement property in compliance with REMIC Provisions or (e) which permit the release(s) of unimproved out-parcels or other portions of the Mortgaged Property that will not have a material adverse effect on the underwritten value of the security for the Mortgage Loan or that were not allocated any value in the Preliminary Due Diligence Package during the origination of the Mortgage Loan, the terms of the related Mortgage do not provide for release of any portion of the Mortgaged Property from the lien of the Mortgage except in consideration of payment in full therefor.

35. There are no material violations of any applicable zoning ordinances, building codes or land laws applicable to the Mortgaged Property or the use and occupancy thereof which (i) are not insured by an ALTA lender’s title insurance policy (or a binding commitment therefor), or its equivalent as adopted in the applicable jurisdiction, or a law and ordinance insurance policy or (ii) would have a material adverse effect on the value, operation or

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net operating income of the Mortgaged Property. The Mortgage Loan documents require the Mortgaged Property to comply with all applicable laws and ordinances.

36. No portion of the material improvements which were included for the purposes of determining the appraised value of the related Mortgaged Property at the time of the origination of the Mortgage Loan lies outside of the boundaries and building restriction lines of such property (except any Mortgaged Property the use of which constitutes a legal non-conforming use), to an extent which would have a material adverse affect on the value of the Mortgaged Property or related Mortgagor’s use and operation of such Mortgaged Property (unless affirmatively covered by title insurance) and no improvements on adjoining properties encroach upon such Mortgaged Property to any material and adverse extent (unless affirmatively covered by title insurance).

37. The related Mortgagor has covenanted in its organizational documents and/or the Mortgage Loan documents to own no significant asset other than the related Mortgaged Property and assets incidental to its ownership and operation of such Mortgaged Property, and to hold itself out as being a legal entity, separate and apart from any other Person.

38. No advance of funds has been made other than pursuant to the loan documents, directly or indirectly, by Seller to the Mortgagor and no funds have been received from any Person other than the Mortgagor, for or on account of payments due on the Mortgage Note or the Mortgage.

39. As of the Purchase Date, there was no pending action, suit or proceeding, or governmental investigation of which Seller has received notice, against the Mortgagor or the related Mortgaged Property the adverse outcome of which could reasonably be expected to materially and adversely affect such Mortgagor’s ability to pay principal, interest or any other amounts due under such Mortgage Loan or the security intended to be provided by the Mortgage Loan documents or the current use of the Mortgaged Property.

40. As of the Purchase Date, if the related Mortgage is a deed of trust, a trustee, duly qualified under applicable law to serve as such, has either been properly designated and serving under such Mortgage or may be substituted in accordance with the Mortgage and applicable law.

41. The Mortgage Loan and the interest (exclusive of any default interest, late charges or prepayment premiums) contracted for complied as of the date of origination with, or is exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.

42. Each Mortgage Loan that is cross-collateralized is cross-collateralized only with other Mortgage Loans sold pursuant to this Agreement.

43. The improvements located on the Mortgaged Property are either not located in a federally designated special flood hazard area or, if so located, the Mortgagor is required to maintain or Seller maintains, flood insurance with respect to such improvements and such policy is in full force and effect in an amount no less than the lesser of (i) the original principal balance of the Mortgage Loan, (ii) the value of such improvements on the related
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Mortgaged Property located in such flood hazard area or (iii) the maximum allowed under the related federal flood insurance program.

44. All escrow deposits and payments required pursuant to the Mortgage Loan as of the Purchase Date required to be deposited with Seller in accordance with the Mortgage Loan documents have been so deposited, are in the possession, or under the control, of Seller or its agent and there are no deficiencies in connection therewith.

45. As of the Purchase Date, the related Mortgagor, the related lessee, franchisor or operator was in possession of all material licenses, permits and authorizations then required for use of the related Mortgaged Property by the related Mortgagor. The Mortgage Loan documents require the borrower to maintain all such licenses, permits and authorizations.

46. The origination (or acquisition, as the case may be), servicing and collection practices used by Seller with respect to the Mortgage Loan have been in all respects legal and have met customary industry standards for servicing of commercial mortgage loans for conduit loan programs.

47. Except for the interest of any Mortgagor in and to any Mortgaged Property which includes a Ground Lease, the related Mortgagor (or its affiliate) holds fee simple title to each related Mortgaged Property.

48. The Mortgage Loan documents for such Mortgage Loan provide that such Mortgage Loan is non-recourse to the related Mortgagor except that the related Mortgagor and an additional guarantor accepts responsibility for any loss incured due to fraud on the part of the Mortgagor and/or other intentional material misrepresentation. Furthermore, the Mortgage Loan documents for each Mortgage Loan provide that the related Mortgagor and an additional guarantor shall be liable to the lender for losses incurred due to the misapplication or misappropriation of rents collected in advance or received by the related Mortgagor after the occurrence of an event of default and not paid to the Mortgagee or applied to the Mortgaged Property in the ordinary course of business, misapplication or conversion by the Mortgagor of insurance proceeds or condemnation awards or breach of the environmental covenants in the related Mortgage Loan documents.

49. Subject to the exceptions set forth in paragraph (13) and upon possession of the Mortgaged Property as required under applicable state law, any Assignment of Leases set forth in the Mortgage or separate from the related Mortgage and related to and delivered in connection with such Mortgage Loan establishes and creates a valid, subsisting and enforceable lien and security interest in the related Mortgagor’s interest in all leases, subleases, licenses or other agreements pursuant to which any Person is entitled to occupy, use or possess all or any portion of the real property.

50. With respect to such Mortgage Loan, any prepayment premium and yield maintenance charge constitutes a “customary prepayment penalty” within the meaning of Treasury Regulations Section 1.860G-1 (b)(2).

51. If such Mortgage Loan contains a provision for any defeasance of mortgage collateral, such Mortgage Loan permits defeasance (1) no earlier than two years after
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any securitization of such Mortgage Loan and (2) only with substitute collateral constituting “government securities” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(i) in an amount sufficient to make all scheduled payments under the Mortgage Note. Such Mortgage Loan was not originated with the intent to collateralize a REMIC offering with obligations that are not real estate mortgages. In addition, if such Mortgage contains such a defeasance provision, it provides (or otherwise contains provisions pursuant to which the holder can require) that an opinion be provided to the effect that such holder has a first priority perfected security interest in the defeasance collateral. The related Mortgage Loan documents permit the lender to charge all of its expenses associated with a defeasance to the Mortgagor (including rating agencies’ fees, accounting fees and attorneys’ fees), and provide that the related Mortgagor must deliver (or otherwise, the Mortgage Loan documents contain certain provisions pursuant to which the lender can require) (a) an accountant’s certification as to the adequacy of the defeasance collateral to make payments under the related Mortgage Loan for the remainder of its term, (b) an opinion of counsel that the defeasance complies with all applicable REMIC Provisions, and (c) assurances from each applicable Rating Agency that the defeasance will not result in the withdrawal, downgrade or qualification of the ratings assigned to any certificates backed by the related Mortgage Loan. Notwithstanding the foregoing, some of the Mortgage Loan documents may not affirmatively contain all such requirements, but such requirements are effectively present in such documents due to the general obligation to comply with the REMIC Provisions and/or deliver a REMIC opinion of counsel.

52. To the extent required under applicable law as of the date of origination, and necessary for the enforceability or collectability of the Mortgage Loan, the originator of such Mortgage Loan was authorized to do business in the jurisdiction in which the related Mortgaged Property is located at all times when it originated and held the Mortgage Loan.

53. Neither Seller nor any affiliate thereof has any obligation to make any capital contributions to the Mortgagor under the Mortgage Loan.

54. The related Mortgaged Property is not encumbered, and none of the Mortgage Loan documents permits the related Mortgaged Property to be encumbered subsequent to the Purchase Date without the prior written consent of the holder of such Mortgage Loan, by any lien securing the payment of money junior to or of equal priority with, or superior to, the lien of the related Mortgage (other than Title Exceptions, taxes, assessments and contested mechanics and materialmens liens that become payable after the Purchase Date of the related Mortgage Loan).

55. Each related Mortgaged Property constitutes one or more complete separate tax lots (or the related Mortgagor has covenanted to obtain separate tax lots and a Person has indemnified the Mortgagee for any loss suffered in connection therewith or an escrow of funds in an amount sufficient to pay taxes resulting from a breach thereof has been established) or is subject to an endorsement under the related title insurance policy.

56. An appraisal of the related Mortgaged Property was conducted in connection with the origination of such Mortgage Loan; and such appraisal satisfied either (A) the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation, or (B) the guidelines in Title XI of
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the Financial Institutions Reform, Recovery and Enforcement Act or 1989, in either case as in effect on the date such Mortgage Loan was originated.

57. The related Mortgage Loan documents require the Mortgagor to provide the Mortgagee with certain financial information at the times required under the related Mortgage Loan documents.

58. The related Mortgaged Property is served by public utilities, water and sewer (or septic facilities) and otherwise appropriate for the use in which the Mortgaged Property is currently being utilized.

59. With respect to each related Mortgaged Property consisting of a Ground Lease, Seller represents and warrants the following with respect to the related Ground Lease:

(i) Such Ground Lease or a memorandum thereof has been or will be duly recorded no later than 30 days after the Purchase Date and such Ground Lease permits the interest of the lessee thereunder to be encumbered by the related Mortgage or, if consent of the lessor thereunder is required, it has been obtained prior to the Purchase Date.

(ii) Upon the foreclosure of the Mortgage Loan (or acceptance of a deed in lieu thereof), the Mortgagor’s interest in such Ground Lease is assignable to the Mortgagee under the leasehold estate and its assigns without the consent of the lessor thereunder (or, if any such consent is required, it has been obtained prior to the Purchase Date).

(iii) Such Ground Lease may not be amended, modified, canceled or terminated without the prior written consent of the Mortgagee and any such action without such consent is not binding on the Mortgagee, its successors or assigns, except termination or cancellation if (i) an event of default occurs under the Ground Lease, (ii) notice thereof is provided to the Mortgagee and (iii) such default is curable by the Mortgagee as provided in the Ground Lease but remains uncured beyond the applicable cure period.

(iv) Such Ground Lease is in full force and effect, there is no material default under such Ground Lease, and there is no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default under such Ground Lease.

(v) The Ground Lease or ancillary agreement between the lessor and the lessee requires the lessor to give notice of any default by the lessee to the Mortgagee. The Ground Lease or ancillary agreement further provides that no notice given is effective against the Mortgagee unless a copy has been given to the Mortgagee in a manner described in the Ground Lease or ancillary agreement.

(vi) The Ground Lease (i) is not subject to any liens or encumbrances superior to, or of equal priority with, the Mortgage, subject, however, to only the Title Exceptions or (ii) is subject to a subordination, non-disturbance and attornment
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agreement to which the Mortgagee on the lessor’s fee interest in the Mortgaged Property is subject.

(vii) A Mortgagee is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease) to cure any curable default under such Ground Lease before the lessor thereunder may terminate such Ground Lease.

(viii) Such Ground Lease has an original term (together with any extension options, whether or not currently exercised, set forth therein all of which can be exercised by the Mortgagee if the Mortgagee acquires the lessee’s rights under the Ground Lease) that extends not less than 20 years beyond the stated maturity date.

(ix) Under the terms of such Ground Lease, any estoppel or consent letter received by the Mortgagee from the lessor, and the related Mortgage, taken together, any related insurance proceeds or condemnation award (other than in respect of a total or substantially total loss or taking) will be applied either to the repair or restoration of all or part of the related Mortgaged Property, with the Mortgagee or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment or defeasance of the outstanding principal balance of the Mortgage Loan, together with any accrued interest (except in cases where a different allocation would not be viewed as commercially unreasonable by any commercial mortgage lender, taking into account the relative duration of the Ground Lease and the related Mortgage and the ratio of the market value of the related Mortgaged Property to the outstanding principal balance of such Mortgage Loan).

(x) The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by a prudent commercial lender.

(xi) The ground lessor under such Ground Lease is required to enter into a new lease upon termination of the Ground Lease for any reason, including the rejection of the Ground Lease in bankruptcy.

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REPRESENTATIONS AND WARRANTIES
RE: PURCHASED LOANS CONSISTING OF B NOTES

1. The applicable B Note Asset is (a) a senior or junior participation interest in a Whole Loan or (b) a “B-note” in an “A/B structure” in a Whole Loan. Seller has delivered to Buyer true and complete copies of any and all participation agreements, co-lender agreements, pooling and servicing agreements and/or other intercreditor agreements evidencing and/or governing the applicable B Note Asset (collectively, the “B Note Documents”), such B Note Documents have not been modified or amended except pursuant to any documents delivered to Buyer and no default by Seller or, to Seller’s knowledge, any other party thereto exists as of the Purchase Date.

2. As of the Purchase Date, such B Note Asset complies in all material respects with, or is exempt from, all requirements of federal, state or local law relating to such B Note Asset.

3. Immediately prior to the sale, transfer and assignment to Buyer thereof, Seller had good and marketable title to, and was the sole owner and holder of, such B Note Asset, and Seller is transferring such B Note Asset free and clear of any and all liens, pledges, encumbrances, charges, security interests or any other ownership interests of any nature encumbering such B Note Asset. Upon consummation of the purchase contemplated to occur in respect of such B Note Asset on the Purchase Date therefor, Seller will have validly and effectively conveyed to Buyer all legal and beneficial interest in and to such B Note Asset free and clear of any pledge, lien, encumbrance or security interest.

4. No fraudulent acts were committed by Seller in connection with its acquisition or origination of such B Note Asset nor were any fraudulent acts committed by any Person in connection with the origination of such B Note Asset.

5. All information contained in the related Preliminary Due Diligence Package (or as otherwise provided to Buyer) in respect of such B Note Asset is accurate and complete in all material respects.

6. Except as included in the Preliminary Due Diligence Package, Seller is not a party to any document, instrument or agreement, and there is no document, that by its terms modifies or affects the rights and obligations of any holder of such B Note Asset and Seller has not consented to any material change or waiver to any term or provision of any such document, instrument or agreement and no such change or waiver exists.

7. Seller has full right, power and authority to sell and assign such B Note Asset and such B Note Asset or any related Mortgage Note has not been cancelled, satisfied or rescinded in whole or part nor has any instrument been executed that would effect a cancellation, satisfaction or rescission thereof.

8. Other than consents and approvals obtained as of the related Purchase Date (including, without limitation, any and all consents and approvals (or “no downgrade” or similar ratings confirmations) required under the related B Note Documents from any other participant, co-lender, servicer, special servicer or Rating Agency), no consent or approval by any Person is required in connection with Seller’s sale and/or Buyer’s acquisition of such B Note Asset, for Buyer’s exercise of any rights or remedies in respect of such B Note Asset or for Buyer’s sale, pledge or other disposition of such B Note Asset. No third party holds any “right of first refusal”, “right of first negotiation”, “right of first offer”, purchase option, or other similar rights of any kind, and no other impediment exists to any such transfer or exercise of rights or remedies.

9. No consent, approval, authorization or order of, or registration or filing with, or notice to, any court or governmental agency or body having jurisdiction or regulatory authority is required for any transfer or assignment by the holder of such B Note Asset.

10. Seller has delivered to Buyer or its designee the original promissory note, certificate or other similar indicia of ownership of such B Note Asset, however denominated, together with an original assignment thereof, executed by Seller in blank, or, with respect to a participation interest, reissued in Buyer’s name (or such other name as designated by the Buyer).

11. No default or event of default has occurred under any agreement pertaining to any lien or other interest that ranks pari passu with or senior to the interests of the holder of such B Note Asset in respect of the related Mortgaged Property and there is no provision in any such agreement which would provide for any increase in the principal amount of any such lien or other interest.

12. No (i) monetary default, breach or violation exists with respect to any agreement or other document governing or pertaining to such B Note Asset, the related Whole Loan or any other obligation of the Mortgagor, (ii) material non-monetary default, breach or violation exists with respect to such B Note Asset, the related Whole Loan or any other obligation of the Mortgagor, or (iii) event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration.

13. Such B Note Asset has not been and shall not be deemed to be a Security within the meaning of the Securities Act of 1933, as amended or the Securities Exchange Act of 1934, as amended.

14. Each related Whole Loan complies in all material respects with, or is exempt from, all requirements of federal, state or local law relating to the origination of such Whole Loan.

15. Seller has not received written notice of any outstanding liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind for which the holder of such B Note Asset is or may become obligated.

16. Seller has not advanced funds, or knowingly received any advance of funds from a party other than the Mortgagee relating to such B Note Asset, directly or indirectly, for the payment of any amount required by such B Note Asset.

17. With respect to each related Whole Loan, each related Mortgage Note, Mortgage, Assignment of Leases (if a document separate from the Mortgage) and other agreement executed by the related Mortgagor in connection with such Whole Loan is legal, valid and binding obligation of the related Mortgagor (subject to any non-recourse provisions therein and any state anti-deficiency or market value limit deficiency legislation), enforceable in accordance with its terms, except (i) that certain provisions contained in such Whole Loan documents are or may be unenforceable in whole or in part under applicable state or federal laws, but neither the application of any such laws to any such provision nor the inclusion of any such provisions renders any of the Whole Loan documents invalid as a whole and such Whole Loan documents taken as a whole are enforceable to the extent necessary and customary for the practical realization of the rights and benefits afforded thereby and (ii) as such enforcement may be limited by bankruptcy, insolvency, receivership, reorganization, moratorium, redemption, liquidation or other laws affecting the enforcement of creditors’ rights generally, or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law). The related Mortgage Note and Mortgage contain no provision limiting the right or ability of any holder thereof to assign, transfer and convey all or any portion of the related Whole Loan or the related B Note Asset to any other Person, except, however, for customary intercreditor restrictions limiting assignees to “Qualified Transferees”. With respect to any Mortgaged Property that has tenants, there exists as either part of the Mortgage or as a separate document, an assignment of leases.

18. With respect to the B Note Asset and each related Whole Loan, as of the date of its origination, there was no valid offset, defense, counterclaim, abatement or right to rescission with respect to any related Mortgage Note, Mortgage or other agreements executed in connection therewith, and, as of the Purchase Date for the related Purchased Loan, there is no valid offset, defense, counterclaim or right to rescission with respect to any such Mortgage Note, Mortgage or other agreements, except in each case, with respect to the enforceability of any provisions requiring the payment of default interest, late fees, additional interest, prepayment premiums or yield maintenance charges.

19. With respect to the Whole Loan, each related Assignment of Mortgage and assignment of Assignment of Leases from Seller in blank constitutes the legal, valid and binding first priority assignment from Seller (assuming the insertion of the Buyer’s name), except as such enforcement may be limited by bankruptcy, insolvency, receivership, reorganization, moratorium, redemption, liquidation or other laws relating to or affecting the enforcement of creditors’ rights generally, or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law). Each Mortgage and Assignment of Leases is freely assignable.

20. The Whole Loan is secured by one or more Mortgages and each such Mortgage is a valid and enforceable first lien on the related Mortgaged Property subject only to the exceptions set forth in paragraph (17) above and the following title exceptions (each such title exception, a “Title Exception”, and collectively, the “Title Exceptions”): (a) the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record, none of which, individually or in the aggregate, materially and adversely interferes with the current use of the Mortgaged Property or the security intended to be provided by such Mortgage or with the Mortgagor’s ability to pay its obligations under the Whole Loan when they become due or materially and adversely affects the value of the Underlying Mortgaged Property, (c) the exceptions (general and specific) and exclusions set forth in the applicable policy described in paragraph (24) below or appearing of record, none of which, individually or in the aggregate, materially and adversely interferes with the current use of the Mortgaged Property or the security intended to be provided by such Mortgage or with the Mortgagor’s ability to pay its obligations under the Whole Loan when they become due or materially and adversely affects the value of the Mortgaged Property, (d) other matters to which like properties are commonly subject, none of which, individually or in the aggregate, materially and adversely interferes with the current use of the Mortgaged Property or the security intended to be provided by such Mortgage or with the Mortgagor’s ability to pay its obligations under the Whole Loan when they become due or materially and adversely affects the value of the Mortgaged Property, (e) the right of tenants (whether under ground leases, space leases or operating leases) at the Mortgaged Property to remain following a foreclosure or similar proceeding (provided that such tenants are performing under such leases) and (f) if such Whole Loan is cross-collateralized with any other Whole Loan, the lien of the Mortgage for such other Whole Loan, none of which, individually or in the aggregate, materially and adversely interferes with the current use of the Mortgaged Property or the security intended to be provided by such Mortgage or with the Mortgagor’s ability to pay its obligations under the Whole Loan when they become due or materially and adversely affects the value of the Mortgaged Property. Except with respect to cross-collateralized and cross-defaulted Whole Loans and as provided below, there are no mortgage loans that are senior or pari passu with respect to the related Mortgaged Property or such Whole Loan.

21. UCC Financing Statements have been filed and/or recorded (or, if not filed and/or recorded, have been submitted in proper form for filing and recording), in all public places necessary to perfect a valid security interest in all items of personal property located on each related Mortgaged Property that are owned by the Mortgagor and either (i) are reasonably necessary to operate such Mortgaged Property or (ii) are (as indicated in the appraisal obtained in connection with the origination of the related Whole Loan) material to the value of such Mortgaged Property (other than any personal property subject to a purchase money security interest or a sale and leaseback financing arrangement permitted under the terms of such Whole Loan or any other personal property leases applicable to such personal property), to the extent perfection may be effected pursuant to applicable law by recording or filing, and the Mortgages, security agreements, chattel Mortgages or equivalent documents related to and delivered in connection with the related Whole Loan establish and create a valid and enforceable lien and priority security interest on such items of personalty except as such enforcement may be limited by bankruptcy, insolvency, receivership, reorganization, moratorium, redemption, liquidation or other laws affecting the enforcement of creditor’s rights generally, or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law). Notwithstanding any of the foregoing, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of
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          such items or actions other than the filing of UCC Financing Statements are required in order to effect such perfection.

22. All real estate taxes and governmental assessments, or installments thereof, which would be a lien on any related Mortgaged Property and that prior to the Purchase Date for the related Purchased Loan have become delinquent in respect of such Mortgaged Property have been paid, or an escrow of funds in an amount sufficient to cover such payments has been established. For purposes of this representation and warranty, real estate taxes and governmental assessments and installments thereof shall not be considered delinquent until the earlier of (a) the date on which interest and/or penalties would first be payable thereon and (b) the date on which enforcement action is entitled to be taken by the related taxing authority.

23. As of the Purchase Date for the related Purchased Loan, each related Mortgaged Property was free and clear of any material damage (other than deferred maintenance for which escrows were established at origination) that would affect materially and adversely the value of such Mortgaged Property as security for the related Whole Loan and there was no proceeding pending or, based solely upon the delivery of written notice thereof from the appropriate condemning authority, threatened for the total or partial condemnation of such Mortgaged Property.

24. With respect to each related Whole Loan, the lien of each related Mortgage as a first priority lien in the original principal amount of such Whole Loan after all advances of principal is insured by an ALTA lender’s title insurance policy (or a binding commitment therefor), or its equivalent as adopted in the applicable jurisdiction, insuring the Mortgagee, its successors and assigns, subject only to the Title Exceptions; the Mortgagee or its successors or assigns is the sole named insured of such policy; such policy is assignable without consent of the insurer and will inure to the benefit of the trustee as Mortgagee of record; such title policy is in full force and effect upon the consummation of the transactions contemplated by this Agreement; all premiums thereon have been paid; no claims have been made under such policy and no circumstance exists which would impair or diminish the coverage of such policy. The insurer issuing such policy is either (x) a nationally-recognized title insurance company or (y) qualified to do business in the jurisdiction in which the related Mortgaged Property is located to the extent required; such policy contains no material exclusions for, or affirmatively insures (except for any Mortgaged Property located in a jurisdiction where such insurance is not available) (a) access to public road or (b) against any loss due to encroachments of any material portion of the improvements thereon.

25. With respect to each related Whole Loan, as of the date of its origination, all insurance coverage required under each related Mortgage, which insurance covered such risks as were customarily acceptable to prudent commercial and multifamily mortgage lending institutions lending on the security of property comparable to the related Mortgaged Property in the jurisdiction in which such Mortgaged Property is located, and with respect to a fire and extended perils insurance policy, is in an amount (subject to a customary deductible) at least equal to the lesser of (i) the replacement cost of improvements located on such Mortgaged Property, or (ii) the outstanding principal balance of the Whole Loan, and in any event, the amount necessary to prevent operation of any co-insurance provisions; and, except if such Mortgaged Property is operated as a mobile home park, is also covered by business interruption
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or rental loss insurance, in an amount at least equal to 12 months of operations of the related Mortgaged Property, all of which was in full force and effect with respect to each related Mortgaged Property; and, as of the Purchase Date for the related Purchased Loan, all insurance coverage required under each Mortgage, which insurance covers such risks and is in such amounts as are customarily acceptable to prudent commercial and multifamily mortgage lending institutions lending on the security of property comparable to the related Mortgaged Property in the jurisdiction in which such Mortgaged Property is located, is in full force and effect with respect to each related Mortgaged Property; all premiums due and payable through the Purchase Date for the related Purchased Loan have been paid; and no notice of termination or cancellation with respect to any such insurance policy has been received by Seller; and except for certain amounts not greater than amounts which would be considered prudent by an institutional commercial and/or multifamily mortgage lender with respect to a similar mortgage loan and which are set forth in the related Mortgage, any insurance proceeds in respect of a casualty loss, will be applied either (i) to the repair or restoration of all or part of the related Mortgaged Property or (ii) the reduction of the outstanding principal balance of the Whole Loan, subject in either case to requirements with respect to leases at the related Mortgaged Property and to other exceptions customarily provided for by prudent institutional lenders for similar loans. The Mortgaged Property is also covered by comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property, in an amount customarily required by prudent institutional lenders. An architectural or engineering consultant has performed an analysis of any Mortgaged Property located in seismic zone 3 or 4 in order to evaluate the structural and seismic condition of such property, for the sole purpose of assessing the probable maximum loss (“PML”) for the Mortgaged Property in the event of an earthquake. In such instance, the PML was based on a 475 year lookback with a 10% probability of exceedance in a 50 year period. If the resulting report concluded that the PML would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained by an insurer rated at least A-:V by A.M. Best Company or “BBB-” (or the equivalent) from S&P and Fitch or “Baa3” (or the equivalent) from Moody’s. If the Mortgaged Property is located in Florida or within 25 miles of the coast of Texas, Louisiana, Mississippi, Alabama, Georgia, North Carolina or South Carolina such Mortgaged Property is insured by windstorm insurance in an amount at least equal to the lesser of (i) the outstanding principal balance of such Whole Loan and (ii) 100% of the full insurable value, or 100% of the replacement cost, of the improvements located on the related Mortgaged Property.

26. The insurance policies contain a standard Mortgagee clause naming the Mortgagee, its successors and assigns as loss payee, in the case of a property insurance policy, and additional insured in the case of a liability insurance policy and provide that they are not terminable without 30 days prior written notice to the Mortgagee (or, with respect to non-payment, 10 days prior written notice to the Mortgagee) or such lesser period as prescribed by applicable law. Each Mortgage requires that the Mortgagor maintain insurance as described above or permits the Mortgagee to require insurance as described above, and permits the Mortgagee to purchase such insurance at the Mortgagor’s expense if Mortgagor fails to do so.

27. With respect to any Whole Loan (a) other than payments due but not yet 30 days or more delinquent, there is no material default, breach, violation or event of acceleration existing under the related Mortgage or the related Mortgage Note, and no event
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has occurred (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, provided, however, that this representation and warranty does not address or otherwise cover any default, breach, violation or event of acceleration that specifically pertains to any matter otherwise covered by any other representation and warranty made by Seller in any paragraph of this Schedule (a) and (b) Seller has not waived any material default, breach, violation or event of acceleration under the related Mortgage or Mortgage Note and, pursuant to the terms of such Mortgage or Mortgage Note and other Whole Loan documents, no Person or party other than the holder of the related Mortgage Note may declare any event of default or accelerate the related indebtedness under either of such Mortgage or Mortgage Note.

28. As of the Purchase Date, the Whole Loan is not, since origination, and has not been, 30 days or more past due in respect of any scheduled payment.

29. Each Mortgage related to the Whole Loan does not provide for or permit, without the prior written consent of the holder of the Mortgage Note, the related Mortgaged Property to secure any other promissory note or obligation except as expressly described in such Mortgage.

30. Each related Whole Loan secured by commercial or multifamily residential property constitutes a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code (without regard to Treasury Regulations Sections 1.860G-2(a)(3) or 1.860G-2(f)(2)), is directly secured by a Mortgage on such commercial property or a multifamily residential property, and either (1) substantially all of the proceeds of such Whole Loan were used to acquire, improve or protect the portion of such commercial or multifamily residential property that consists of an interest in real property (within the meaning of Treasury Regulations Sections 1.856-3(c) and 1.856-3(d)) and such interest in real property was the only security for such Whole Loan as of the Testing Date (as defined below), or (2) the fair market value of the interest in real property which secures such Whole Loan was at least equal to 80% of the principal amount of the Whole Loan (a) as of the Testing Date, or (b) as of the Purchase Date for the related Purchased Loan. For purposes of the previous sentence, (1) the fair market value of the referenced interest in real property shall first be reduced by (a) the amount of any lien on such interest in real property that is senior to the Whole Loan, and (b) a proportionate amount of any lien on such interest in real property that is on a parity with the Whole Loan, and (2) the “Testing Date” shall be the date on which the referenced Whole Loan was originated unless (a) such Whole Loan was modified after the date of its origination in a manner that would cause a “significant modification” of such Whole Loan within the meaning of Treasury Regulations Section 1.1001-3(b), and (b) such “significant modification” did not occur at a time when such Whole Loan was in default or when default with respect to such Whole Loan was reasonably foreseeable. However, if the referenced Whole Loan has been subjected to a “significant modification”, after the date of its origination and at a time when such Whole Loan was not in default or when default with respect to such Whole Loan was not reasonably foreseeable, the Testing Date shall be the date upon which the latest such “significant modification” occurred.

31. There is no material and adverse environmental condition or circumstance affecting the Mortgaged Property; there is no material violation of any applicable Environmental
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has occurred (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, provided, however, that this representation and with all Environmental Laws; and each Mortgagor has agreed to indemnify the Mortgagee for any losses resulting from any material, adverse environmental condition or failure of the Mortgagor to abide by such Environmental Laws or has provided environmental insurance.

32. With respect to each related Whole Loan, each related Mortgage and Assignment of Leases, together with applicable state law, contains customary and enforceable provisions for comparable mortgaged properties similarly situated such as to render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the benefits of the security, including realization by judicial or, if applicable, non judicial foreclosure, subject to the effects of bankruptcy, insolvency, receivership, reorganization, moratorium, redemption, liquidation or other laws relating to or affecting the enforcement of creditors’ rights generally, or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

33. No issuer of the applicable B Note Asset, no other participant or co-lender and no Mortgagor related to the applicable Whole Loan, is a debtor in any state or federal bankruptcy or insolvency proceeding.

34. The related Whole Loan contains no equity participation by the lender or shared appreciation feature and does not provide for any contingent or additional interest in the form of participation in the cash flow of the related Mortgaged Property or provide for negative amortization.

35. With respect to each related Whole Loan, subject to certain exceptions, which are customarily acceptable to prudent commercial and multifamily mortgage lending institutions lending on the security of property comparable to the related Mortgaged Property, each related Mortgage or loan agreement contains provisions for the acceleration of the payment of the unpaid principal balance of such Whole Loan if, without complying with the requirements of the Mortgage or loan agreement, (a) the related Mortgaged Property, or any controlling interest in the related Mortgagor, is directly transferred or sold (other than by reason of family and estate planning transfers, transfers by devise, descent or operation of law upon the death of a member, general partner or shareholder of the related borrower and transfers of less than a controlling interest (as such term is defined in the related Whole Loan documents) in a mortgagor, issuance of non-controlling new equity interests, transfers among existing members, partners or shareholders in the Mortgagor or an affiliate thereof, transfers among affiliated Mortgagors with respect to Whole Loans which are cross-collateralized or cross-defaulted with other mortgage loans or transfers of a similar nature to the foregoing meeting the requirements of the Whole Loan (such as pledges of ownership interests that do not result in a change of control) or a substitution or release of collateral within the parameters of paragraph (38) below), or (b) the related Mortgaged Property or controlling interest in the borrower is encumbered in connection with subordinate financing by a lien or security interest against the related Mortgaged Property, other than any existing permitted additional debt. The Whole Loan documents require
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the borrower to pay all reasonable costs incurred by the Mortgagor with respect to any transfer, assumption or encumbrance requiring lender’s approval.

           36. With respect to each Purchased Loan and the related Whole Loan, except as set forth in the related Mortgage Asset documents delivered to Buyer, the terms of the related documents have not been waived, modified, altered, satisfied, impaired, canceled, subordinated or rescinded in any manner which materially interferes with the security intended to be provided by such documents and no such waiver, modification, alteration, satisfaction, impairment, cancellation, subordination or recission has occurred since the date upon which the due diligence file related to the applicable Purchased Loan was delivered to Buyer or its designee.

37. Each related Mortgaged Property was inspected by or on behalf of the related originator or an affiliate during the 12 month period prior to the related origination date.

38. Since origination, no material portion of any related Mortgaged Property has been released from the lien of the related Mortgage in any manner which materially and adversely affects the value of the Whole Loan or the Purchased Loan or materially interferes with the security intended to be provided by such Mortgage, and, except with respect to Whole Loans (a) which permit defeasance by means of substituting for the Mortgaged Property (or, in the case of an Whole Loan secured by multiple Underlying Mortgaged Properties, one or more of such Underlying Mortgaged Properties) “government securities” as defined in the Investment Company Act of 1940, as amended, sufficient to pay the Whole Loan (or portions thereof) in accordance with its terms, (b) where a release of the portion of the Mortgaged Property was contemplated at origination and such portion was not considered material as indicated in the Preliminary Due Diligence Package for the Whole Loan, (c) where release is conditional upon the satisfaction of certain customary conditions set forth in the Mortgage Loan documents and legal requirements and the payment of a release price that represents adequate consideration for such Mortgaged Property or the portion thereof that is being released, (d) which permit the related Mortgagor to substitute a replacement property in compliance with REMIC Provisions or (e) which permit the release(s) of unimproved out-parcels or other portions of the Mortgaged Property that will not have a material adverse effect on the underwritten value of the security for the Whole Loan or that were not allocated to any value in the Preliminary Due Diligence Package during the origination of the Whole Loan, the terms of the related Mortgage do not provide for release of any portion of the Mortgaged Property from the lien of the Mortgage except in consideration of payment in full therefor.

39. With respect to each related Whole Loan, there are no material violations of any applicable zoning ordinances, building codes and land laws applicable to the Mortgaged Property or the use and occupancy thereof which (i) are not insured by an ALTA lender’s title insurance policy (or a binding commitment therefor), or its equivalent as adopted in the applicable jurisdiction, or a law and ordinance insurance policy or (ii) would have a material adverse effect on the value, operation or net operating income of the Mortgaged Property. The Whole Loan documents require the Mortgaged Property to comply with all applicable laws and ordinances.

40. No portion of the material improvements which were included for the purposes of determining the appraised value of any related Mortgaged Property at the time of the

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          origination of the respective Whole Loan lies outside of the boundaries and building restriction lines of such property (except any Mortgaged Property the use of which constitutes a legal non-conforming use), to an extent which would have a material adverse effect on the value of the Mortgaged Property or related Mortgagor’s use and operation of such Mortgaged Property (unless affirmatively covered by title insurance) and no improvements on adjoining properties encroach upon such Mortgaged Property to any material and adverse extent (unless affirmatively covered by title insurance).

41. The related Mortgagor has covenanted in its respective organizational documents and/or the Whole Loan documents to own no significant asset other than the related Underlying Mortgaged Properties, as applicable, and assets incidental to its respective ownership and operation of such Underlying Mortgaged Properties, and to hold itself out as being a legal entity, separate and apart from any other Person.

42. With respect to each related Whole Loan, no advance of funds has been made other than pursuant to the loan documents, directly or indirectly, by Seller to the Mortgagor and no funds have been received from any Person other than the Mortgagor, for or on account of payments due on the Mortgage Note or the Mortgage related thereto.

43. With respect to each related Whole Loan, as of the Purchase Date for the related Purchased Loan, there was no pending action, suit or proceeding, or governmental investigation of which it has received notice, against the Mortgagor or the related Mortgaged Property the adverse outcome of which could reasonably be expected to materially and adversely affect such Mortgagor’s ability to pay principal, interest or any other amounts due under such Whole Loan or the security intended to be provided by the Whole Loan documents or the current use of the Mortgaged Property.

44. With respect to each related Whole Loan, if the related Mortgage is a deed of trust, a trustee, duly qualified under applicable law to serve as such, has either been properly designated and serving under such Mortgage or may be substituted in accordance with the Mortgage and applicable law.

45. With respect to the Purchased Loan and each related Whole Loan, such Whole Loan and the Purchased Loan and all interest thereon (exclusive of any default interest, late charges or prepayment premiums) contracted for complied as of the date of origination with, or is exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.

46. Each Whole Loan that is cross-collateralized is cross-collateralized only with other Mortgage Loans sold pursuant to this Agreement.

47. The improvements located on the Mortgaged Property are either not located in a federally designated special flood hazard area or, if so located, the Mortgagor is required to maintain or the Mortgagee maintains, flood insurance with respect to such improvements and such policy is in full force and effect in an amount no less than the lesser of (i) the original principal balance of the Whole Loan, (ii) the value of such improvements on the

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          related Mortgaged Property located in such flood hazard area or (iii) the maximum allowed under the related federal flood insurance program.

48. All escrow deposits and payments required pursuant to the Whole Loan as of the Purchase Date required to be deposited with Seller in accordance with the Whole Loan documents have been so deposited, are in the possession, or under the control, of Seller or its agent and there are no deficiencies in connection therewith.

49. With respect to each related Whole Loan, as of the Purchase Date, the related Mortgagor, the related lessee, franchisor or operator was in possession of all material licenses, permits and authorizations then required for use of the related Mortgaged Property by the related Mortgagor. The Whole Loan documents require the borrower to maintain all such licenses, permits and authorizations.

50. With respect to the applicable B Note Asset and each related Whole Loan, the origination (or acquisition, as the case may be), servicing and collection practices used by Seller with respect to such Whole Loan have been in all respects legal and have met customary industry standards for servicing of commercial mortgage loans for conduit loan programs.

51. With respect to each related Whole Loan, except for the interest of any Mortgagor in and to any Underlying Mortgaged Property which includes a Ground Lease, the related Mortgagor (or its affiliate) holds fee simple title to each related Mortgaged Property.

52. The documents for each related Whole Loan provide that each such Whole Loan is non-recourse to the related Mortgagor except that the related Mortgagor and an additional guarantor accepts responsibility for any loss uncured due to fraud on the part of the Mortgagor and/or other intentional material misrepresentation. Furthermore, the documents for each related Whole Loan provide that the related Mortgagor and an additional guarantor shall be liable to the lender for losses incurred due to the misapplication or misappropriation of rents collected in advance or received by the related Mortgagor after the occurrence of an event of default and not paid to the Mortgagee or applied to the Mortgaged Property in the ordinary course of business, misapplication or conversion by the Mortgagor of insurance proceeds or condemnation awards or breach of the environmental covenants in the related Whole Loan documents.

53. Subject to the exceptions set forth in paragraph (17) and upon possession of the Mortgaged Property as required under applicable state law, any Assignment of Leases set forth in the Mortgage or separate from the related Mortgage and related to and delivered in connection with each Whole Loan establishes and creates a valid, subsisting and enforceable lien and security interest in the related Mortgagor’s interest in all leases, subleases, licenses or other agreements pursuant to which any Person is entitled to occupy, use or possess all or any portion of the real property.

54. With respect to each related Whole Loan, any prepayment premium and yield maintenance charge constitutes a “customary prepayment penalty” within the meaning of Treasury Regulations Section 1.860G-1(b)(2).
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                55. If any related Whole Loan contains a provision for any defeasance of mortgage collateral, such Whole Loan permits defeasance (1) no earlier than two years after any securitization of the Whole Loan or the B Note Asset and (2) only with substitute collateral constituting “government securities” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(i) in an amount sufficient to make all scheduled payments under the Mortgage Note. No related Whole Loan was originated with the intent to collateralize a REMIC offering with obligations that are not real estate mortgages. In addition, if the Mortgage related to any such Whole Loan contains such a defeasance provision, it provides (or otherwise contains provisions pursuant to which the holder can require) that an opinion be provided to the effect that such holder has a first priority perfected security interest in the defeasance collateral. The related Whole Loan documents permit the lender to charge all of its expenses associated with a defeasance to the Mortgagor (including rating agencies’ fees, accounting fees and attorneys’ fees), and provide that the related Mortgagor must deliver (or otherwise, the Whole Loan documents contain certain provisions pursuant to which the lender can require) (a) an accountant’s certification as to the adequacy of the defeasance collateral to make payments under the related Whole Loan for the remainder of its term, (b) an opinion of counsel that the defeasance complies with all applicable REMIC Provisions, and (c) assurances from each applicable Rating Agency that the defeasance will not result in the withdrawal, downgrade or qualification of the ratings assigned to any certificates backed by the related Whole Loan or the B Note Asset. Notwithstanding the foregoing, some of the Whole Loan documents may not affirmatively contain all such requirements, but such requirements are effectively present in such documents due to the general obligation to comply with the REMIC Provisions and/or deliver a REMIC opinion of counsel.

56. With respect to each related Whole Loan, to the extent required under applicable law as of the date of origination, and necessary for the enforceability or collectability of such Whole Loan, the originator of such Whole Loan was authorized to do business in the jurisdiction in which the related Mortgaged Property is located at all times when it originated and held the Whole Loan.

57. Neither Seller nor any affiliate thereof has any obligation to make any capital contributions to the Mortgagor under any related Whole Loan.

58. With respect to each related Whole Loan, the related Mortgaged Property is not encumbered, and none of the Whole Loan documents permits the related Mortgaged Property to be encumbered subsequent to the Purchase Date of the related Purchased Loan without the prior written consent of the holder thereof, by any lien securing the payment of money junior to or of equal priority with, or superior to, the lien of the related Mortgage (other than Title Exceptions, taxes, assessments and contested mechanics and materialmens liens that become payable after such Purchase Date).

59. With respect to each related Whole Loan, each related Mortgaged Property constitutes one or more complete separate tax lots (or the related Mortgagor has covenanted to obtain separate tax lots and a Person has indemnified the Mortgagee for any loss suffered in connection therewith or an escrow of funds in an amount sufficient to pay taxes resulting from a breach thereof has been established) or is subject to an endorsement under the related title insurance policy.

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60. With respect to each related Whole Loan, an appraisal of the related Mortgaged Property was conducted in connection with the origination of such Whole Loan; and such appraisal satisfied either (A) the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation, or (B) the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act or 1989, in either case as in effect on the date such Whole Loan was originated.

61. With respect to each related Whole Loan, the related Whole Loan documents require the Mortgagor to provide the Mortgagee with certain financial information at the times required under such Whole Loan documents.

62. With respect to each related Whole Loan, the related Mortgaged Property is served by public utilities, water and sewer (or septic facilities) and otherwise appropriate for the use in which the Mortgaged Property is currently being utilized.

63. With respect to each related Mortgaged Property consisting of a Ground Lease, Seller represents and warrants the following with respect to the related Ground Lease:

(i) Such Ground Lease or a memorandum thereof has been or will be duly recorded no later than 30 days after the Purchase Date of the related Purchased Loan and such Ground Lease permits the interest of the lessee thereunder to be encumbered by the related Mortgage or, if consent of the lessor thereunder is required, it has been obtained prior to the Purchase Date.

(ii) Upon the foreclosure of the Whole Loan (or acceptance of a deed in lieu thereof), the Mortgagor’s interest in such Ground Lease is assignable to the Mortgagee under the leasehold estate and its assigns without the consent of the lessor thereunder (or, if any such consent is required, it has been obtained prior to the Purchase Date).

(iii) Such Ground Lease may not be amended, modified, canceled or terminated without the prior written consent of the Mortgagee and any such action without such consent is not binding on the Mortgagee, its successors or assigns, except termination or cancellation if (i) an event of default occurs under the Ground Lease, (ii) notice thereof is provided to the Mortgagee and (iii) such default is curable by the Mortgagee as provided in the Ground Lease but remains uncured beyond the applicable cure period.

(iv) Such Ground Lease is in full force and effect, there is no material default under such Ground Lease, and there is no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default under such Ground Lease.

(v) The Ground Lease or ancillary agreement between the lessor and the lessee requires the lessor to give notice of any default by the lessee to the Mortgagee. The Ground Lease or ancillary agreement further provides that no notice given is effective against the Mortgagee unless a copy has been given to the Mortgagee in a manner described in the Ground Lease or ancillary agreement.

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(vi) The Ground Lease (i) is not subject to any liens or encumbrances superior to, or of equal priority with, the Mortgage, subject, however, to only the Title Exceptions or (ii) is subject to a subordination, non-disturbance and attornment agreement to which the Mortgagee on the lessor’s fee interest in the Mortgaged Property is subject.

(vii) A Mortgagee is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease) to cure any curable default under such Ground Lease before the lessor thereunder may terminate such Ground Lease.

(viii) Such Ground Lease has an original term (together with any extension options, whether or not currently exercised, set forth therein all of which can be exercised by the Mortgagee if the Mortgagee acquires the lessee’s rights under the Ground Lease) that extends not less than 20 years beyond the stated maturity date.

(ix) Under the terms of such Ground Lease, any estoppel or consent letter received by the Mortgagee from the lessor, and the related Mortgage, taken together, any related insurance proceeds or condemnation award (other than in respect of a total or substantially total loss or taking) will be applied either to the repair or restoration of all or part of the related Mortgaged Property, with the Mortgagee or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment or defeasance of the outstanding principal balance of the Whole Loan, together with any accrued interest (except in cases where a different allocation would not be viewed as commercially unreasonable by any commercial mortgage lender, taking into account the relative duration of the Ground Lease and the related Mortgage and the ratio of the market value of the related Mortgaged Property to the outstanding principal balance of such Whole Loan).

(x) The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by a prudent commercial lender.

(xi) The ground lessor under such Ground Lease is required to enter into a new lease upon termination of the Ground Lease for any reason, including the rejection of the Ground Lease in bankruptcy.
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REPRESENTATIONS AND WARRANTIES
RE: PURCHASED LOANS CONSISTING OF MEZZANINE LOANS

1. The Mezzanine Loan is a performing mezzanine loan secured by a pledge of all (or such lesser percentage as Buyer may agree to) of the Capital Stock of the owner of the Underlying Mortgaged Property (the “Underlying Property Owner”).

2. As of the Purchase Date, such Mezzanine Loan complies in all material respects with, or is exempt from, all requirements of federal, state or local law relating to such Mezzanine Loan.

3. Immediately prior to the sale, transfer and assignment to Buyer thereof, Seller had good and marketable title to, and was the sole owner and holder of, such Mezzanine Loan, and Seller is transferring such Mezzanine Loan free and clear of any and all liens, pledges, encumbrances, charges, security interests or any other ownership interests of any nature encumbering such Mezzanine Loan. Upon consummation of the purchase contemplated to occur in respect of such Mezzanine Loan on the Purchase Date therefor, Seller will have validly and effectively conveyed to Buyer all legal and beneficial interest in and to such Mezzanine Loan free and clear of any pledge, lien, encumbrance or security interest.

4. No fraudulent acts were committed by Seller in connection with its acquisition or origination of such Mezzanine Loan nor were any fraudulent acts committed by any Person in connection with the origination of such Mezzanine Loan.

5. All information contained in the related Preliminary Due Diligence Package (or as otherwise provided to Buyer) in respect of such Mezzanine Loan is accurate and complete in all material respects.

6. Except as included in the Preliminary Due Diligence Package, Seller is not a party to any document, instrument or agreement, and there is no document, that by its terms modifies or affects the rights and obligations of any holder of such Mezzanine Loan and Seller has not consented to any material change or waiver to any term or provision of any such document, instrument or agreement and no such change or waiver exists.

7. Such Mezzanine Loan is presently outstanding, the proceeds thereof have been fully and properly disbursed and, except for amounts held in escrow by Seller, there is no requirement for any future advances thereunder.

8. Seller has full right, power and authority to sell and assign such Mezzanine Loan and such Mezzanine Loan or any related Mezzanine Note has not been cancelled, satisfied or rescinded in whole or part nor has any instrument been executed that would effect a cancellation, satisfaction or rescission thereof.

9. Other than consents and approvals obtained as of the related Purchase Date (including, without limitation under any intercreditor agreement with the holder of an
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Underlying Mortgage Loan) or those already granted in the documentation governing such Mezzanine Loan (the “Mezzanine Loan Documents”), no consent or approval by any Person is required in connection with Seller’s sale and/or Buyer’s acquisition of such Mezzanine Loan, for Buyer’s exercise of any rights or remedies in respect of such Mezzanine Loan or for Buyer’s sale, pledge or other disposition of such Mezzanine Loan. No third party holds any “right of first refusal”, “right of first negotiation”, “right of first offer”, purchase option, or other similar rights of any kind, and no other impediment exists to any such transfer or exercise of rights or remedies.

10. The Mezzanine Collateral is secured by a pledge of equity ownership interests in the related borrower under the Whole Loan or a direct or indirect owner of the related borrower and the security interest created thereby has been fully perfected in favor of Seller as Mezzanine Lender.

11. The Underlying Property Owner has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization, with requisite power and authority to own its assets and to transact the business in which it is now engaged, the sole purpose of the Underlying Property Owner under its organizational documents is to own, finance, sell or otherwise manage the Properties and to engage in any and all activities related or incidental thereto, and the Mortgaged Properties constitute the sole assets of the Underlying Property Owner.

12. The Underlying Property Owner has good and marketable title to the Underlying Mortgaged Property, no claims under the title policies insuring the Underlying Property Owner’s title to the Properties have been made, and the Underlying Property Owner has not received any written notice regarding any material violation of any easement, restrictive covenant or similar instrument affecting the Underlying Mortgaged Property.

13. The representations and warranties made by the borrower (the “Mezzanine Borrower”) in the Mezzanine Loan Documents were true and correct in all material respects as of the date such representations and warranties were stated to be true therein, and there has been no adverse change with respect to the Mezzanine Loan, the Mezzanine Borrower, the Underlying Mortgaged Property or the Underlying Property Owner that would render any such representation or warranty not true or correct in any material respect as of the Purchase Date.

14. The Mezzanine Loan Documents provide for the acceleration of the payment of the unpaid principal balance of the Mezzanine Loan if (i) the related borrower voluntarily transfers or encumbers all or any portion of any related Mezzanine Collateral, or (ii) any direct or indirect interest in the related borrower is voluntarily transferred or assigned, other than, in each case, as permitted under the terms and conditions of the related loan documents.

15. Pursuant to the terms of the Mezzanine Loan Documents: (a) no material terms of any related Mortgage may be waived, canceled, subordinated or modified in any material respect and no material portion of such Mortgage or the Mortgaged Property may be released without the consent of the holder of the Mezzanine Loan; (b) no material action may be taken by the Underlying Property Owner with respect to the Underlying Mortgaged Property
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without the consent of the holder of the Mezzanine Loan; (c) the holder of the Mezzanine Loan is entitled to approve the budget of the Underlying Property Owner as it relates to the Underlying Mortgaged Property; and (d) the holder of the Mezzanine Loan’s consent is required prior to the Underlying Property Owner incurring any additional indebtedness.

16. There is no (i) monetary default, breach or violation with respect to such Mezzanine Loan, the Whole Loan or any other obligation of the Underlying Property Owner, (ii) material non-monetary default, breach or violation with respect to such Mezzanine Loan, the Whole Loan or any other obligation of the Underlying Property Owner or (iii) event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration.

17. No default or event of default has occurred under any agreement pertaining to any lien or other interest that ranks pari passu with or senior to the interests of the holder of such Mezzanine Loan or with respect to any Whole Loan or other indebtedness in respect of the related Mortgaged Property and there is no provision in any agreement related to any such lien, interest or loan which would provide for any increase in the principal amount of any such lien, other interest or loan.

18. Seller’s security interest in the Mezzanine Loan is covered by a UCC-9 insurance policy (the “UCC-9 Policy”) in the maximum principal amount of the Mezzanine Loan insuring that the related pledge is a valid first priority lien on the collateral pledged in respect of such Mezzanine Loan (the “Mezzanine Collateral”), subject only to the exceptions stated therein (or a pro forma title policy or marked up title insurance commitment on which the required premium has been paid exists which evidences that such UCC-9 Policy will be issued), such UCC-9 Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, no material claims have been made thereunder and no claims have been paid thereunder, Seller has not done, by act or omission, anything that would materially impair the coverage under the UCC-9 Policy and as of the Purchase Date, the UCC-9 Policy (or, if it has yet to be issued, the coverage to be provided thereby) will inure to the benefit of Buyer without the consent of or notice to the insurer.

19. The Mezzanine Loan, and each party involved in the origination of the Mezzanine Loan, complied as of the date of origination with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.

20. Seller has delivered to Buyer or its designee the original promissory note made in respect of such Mezzanine Loan, together with an original assignment thereof executed by Seller in blank.

21. The Seller has not received any written notice that the Mezzanine Loan may be subject to reduction or disallowance for any reason, including without limitation, any setoff, right of recoupment, defense, counterclaim or impairment of any kind.

22. The Seller has no obligation to make loans to, make guarantees on behalf of, or otherwise extend credit to, or make any of the foregoing for the benefit of, the Mezzanine Borrower or any other person under or in connection with the Mezzanine Loan.
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23. The servicing and collection practices used by the servicer of the Mezzanine Loan, and the origination practices of the related originator, have been in all respects legal, proper and prudent and have met customary industry standards by prudent institutional commercial mezzanine lenders and mezzanine loan servicers except to the extent that, in connection with its origination, such standards were modified as reflected in the documentation delivered to Buyer.

24. If applicable, the ground lessor consented to and acknowledged that (i) the Mezzanine Loan is permitted / approved, (ii) any foreclosure of the Mezzanine Loan and related change in ownership of the ground lessee will not require the consent of the ground lessor or constitute a default under the ground lease, (iii) copies of default notices would be sent to Mezzanine Lender and (iv) it would accept cure from Mezzanine Lender on behalf of the ground lessee.

25. To the extent the Buyer was granted a security interest with respect to the Mezzanine Loan, such interest (i) was given for due consideration, (ii) has attached, (iii) is perfected, (iv) is a first priority lien, and (v) has been appropriately assigned to the Buyer by the Underlying Property Owner.

26. No consent, approval, authorization or order of, or registration or filing with, or notice to, any court or governmental agency or body having jurisdiction or regulatory authority is required for any transfer or assignment by the holder of such Mezzanine Loan.

27. Seller has not received written notice of any outstanding liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind for which the holder of such Mezzanine Loan is or may become obligated.

28. Seller has not advanced funds, or knowingly received any advance of funds from a party other than the borrower relating to such Mezzanine Loan, directly or indirectly, for the payment of any amount required by such Mezzanine Loan.

29. All real estate taxes and governmental assessments, or installments thereof, which would be a lien on any related Underlying Mortgaged Property and that prior to the Purchase Date for the related Purchased Loan have become delinquent in respect of such Underlying Mortgaged Property have been paid, or an escrow of funds in an amount sufficient to cover such payments has been established. For purposes of this representation and warranty, real estate taxes and governmental assessments and installments thereof shall not be considered delinquent until the earlier of (a) the date on which interest and/or penalties would first be payable thereon and (b) the date on which enforcement action is entitled to be taken by the related taxing authority.

30. As of the Purchase Date for the related Purchased Loan, each related Underlying Mortgaged Property was free and clear of any material damage (other than deferred maintenance for which escrows were established at origination) that would affect materially and adversely the value of such Underlying Mortgaged Property as security for the related Whole Loan and there was no proceeding pending or, based solely upon the delivery of written notice
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thereof from the appropriate condemning authority, threatened for the total or partial condemnation of such Underlying Mortgaged Property.

31. As of the date of origination of the Mezzanine Loan, all insurance coverage required under the Mezzanine Loan Documents and/or any Mortgage Loan related to the Underlying Mortgaged Property, which insurance covered such risks as were customarily acceptable to prudent commercial and multifamily mortgage lending institutions lending on the security of property comparable to the related Underlying Mortgaged Property in the jurisdiction in which such Underlying Mortgaged Property is located, and with respect to a fire and extended perils insurance policy, is in an amount (subject to a customary deductible) at least equal to the lesser of (i) the replacement cost of improvements located on such Underlying Mortgaged Property, or (ii) the outstanding principal balance of the Whole Loan, and in any event, the amount necessary to prevent operation of any co-insurance provisions; and, except if such Underlying Mortgaged Property is operated as a mobile home park, is also covered by business interruption or rental loss insurance, in an amount at least equal to 12 months of operations of the related Underlying Mortgaged Property, all of which was in full force and effect with respect to each related Underlying Mortgaged Property; and, as of the Purchase Date for the related Purchased Loan, all insurance coverage required under the Mezzanine Loan Documents and/or any Whole Loan related to the Underlying Mortgaged Property, which insurance covers such risks and is in such amounts as are customarily acceptable to prudent commercial and multifamily mortgage lending institutions lending on the security of property comparable to the related Underlying Mortgaged Property in the jurisdiction in which such Underlying Mortgaged Property is located, is in full force and effect with respect to each related Mortgaged Property; all premiums due and payable through the Purchase Date for the related Purchased Loan have been paid; and no notice of termination or cancellation with respect to any such insurance policy has been received by Seller; and except for certain amounts not greater than amounts which would be considered prudent by an institutional commercial and/or multifamily mortgage lender with respect to a similar mortgage loan and which are set forth in the Mezzanine Loan Documents and/or any Whole Loan related to the Underlying Mortgaged Property, any insurance proceeds in respect of a casualty loss, will be applied either (i) to the repair or restoration of all or part of the related Mortgaged Property or (ii) the reduction of the outstanding principal balance of the Whole Loan, subject in either case to requirements with respect to leases at the related Underlying Mortgaged Property and to other exceptions customarily provided for by prudent institutional lenders for similar loans. The Underlying Mortgaged Property is also covered by comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Underlying Mortgaged Property, in an amount customarily required by prudent institutional lenders. An architectural or engineering consultant has performed an analysis of the Underlying Mortgaged Properties located in seismic zone 3 or 4 in order to evaluate the structural and seismic condition of such property, for the sole purpose of assessing the probable maximum loss (“PML”) for the Underlying Mortgaged Property in the event of an earthquake. In such instance, the PML was based on a 475 year lookback with a 10% probability of exceedance in a 50 year period. If the resulting report concluded that the PML would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained by an insurer rated at least A-:V by A.M. Best Company or “BBB-” (or the equivalent) from S&P and Fitch or “Baa3” (or the equivalent) from Moody’s. If the Mortgaged Property is located in Florida or within 25 miles of the coast of Texas, Louisiana, Mississippi, Alabama, Georgia, North Carolina
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or South Carolina such Mortgaged Property is insured by windstorm insurance in an amount at least equal to the lesser of (i) the outstanding principal balance of such Whole Loan and (ii) 100% of the full insurable value, or 100% of the replacement cost, of the improvements located on the related Underlying Mortgaged Property.

32. The insurance policies contain a standard Mortgagee clause naming the Mortgagee, its successors and assigns as loss payee, in the case of a property insurance policy, and additional insured in the case of a liability insurance policy and provide that they are not terminable without 30 days prior written notice to the Mortgagee (or, with respect to non-payment, 10 days prior written notice to the Mortgagee) or such lesser period as prescribed by applicable law. Each Mortgage requires that the Mortgagor maintain insurance as described above or permits the Mortgagee to require insurance as described above, and permits the Mortgagee to purchase such insurance at the Mortgagor’s expense if Mortgagor fails to do so.

33. There is no material and adverse environmental condition or circumstance affecting the Underlying Mortgaged Property; there is no material violation of any applicable Environmental Law with respect to the Underlying Mortgaged Property; neither Seller nor the Underlying Property Owner has taken any actions which would cause the Underlying Mortgaged Property not to be in compliance with all applicable Environmental Laws; the Whole Loan documents require the borrower to comply with all Environmental Laws; and each Mortgagor has agreed to indemnify the Mortgagee for any losses resulting from any material, adverse environmental condition or failure of the Mortgagor to abide by such Environmental Laws or has provided environmental insurance.

34. No borrower under the Mezzanine Loan nor any Mortgagor under any Whole Loan is a debtor in any state or federal bankruptcy or insolvency proceeding.

35. Each related Underlying Mortgaged Property was inspected by or on behalf of the related originator or an affiliate during the 12 month period prior to the related origination date.

36. There are no material violations of any applicable zoning ordinances, building codes and land laws applicable to the Underlying Mortgaged Property or the use and occupancy thereof which (i) are not insured by an ALTA lender’s title insurance policy (or a binding commitment therefor), or its equivalent as adopted in the applicable jurisdiction, or a law and ordinance insurance policy or (ii) would have a material adverse effect on the value, operation or net operating income of the Underlying Mortgaged Property. The Mezzanine Loan Documents and the Whole Loan documents require the Mortgaged Property to comply with all applicable laws and ordinances.

37. None of the material improvements which were included for the purposes of determining the appraised value of any related Underlying Mortgaged Property at the time of the origination of the Mezzanine Loan or any related Whole Loan lies outside of the boundaries and building restriction lines of such property (except Underlying Mortgaged Properties which are legal non-conforming uses), to an extent which would have a material adverse effect on the value of the Underlying Mortgaged Property or the related Mortgagor’s use and operation of such Underlying Mortgaged Property (unless affirmatively covered by title insurance) and no
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improvements on adjoining properties encroached upon such Underlying Mortgaged Property to any material and adverse extent (unless affirmatively covered by title insurance).

38. As of the Purchase Date for the related Purchased Loan, there was no pending action, suit or proceeding, or governmental investigation of which the Seller, the Mezzanine Borrower or the Underlying Property Owner has received notice, against the Mortgagor or the related Underlying Mortgaged Property the adverse outcome of which could reasonably be expected to materially and adversely affect the Mezzanine Loan or the Whole Loan.

39. The improvements located on the Underlying Mortgaged Property are either not located in a federally designated special flood hazard area or, if so located, the Mortgagor is required to maintain or the Mortgagee maintains, flood insurance with respect to such improvements and such policy is in full force and effect in an amount no less than the lesser of (i) the original principal balance of the Whole Loan, (ii) the value of such improvements on the related Underlying Mortgaged Property located in such flood hazard area or (iii) the maximum allowed under the related federal flood insurance program.

40. Except for any interest in an Underlying Mortgaged Property which is a Ground Lease, the related Underlying Property Owner (or its affiliate) holds fee simple title in each related Underlying Mortgaged Property.

41. The related Underlying Mortgaged Property is not encumbered, and none of the Mezzanine Loan Documents or any Whole Loan documents permits the related Underlying Mortgaged Property to be encumbered subsequent to the Purchase Date of the related Purchased Loan without the prior written consent of the holder thereof, by any lien securing the payment of money junior to or of equal priority with, or superior to, the lien of the related Mortgage (other than Title Exceptions, taxes, assessments and contested mechanics and materialmens liens that become payable after such Purchase Date).

42. Each related Underlying Mortgaged Property constitutes one or more complete separate tax lots (or the related Mortgagor has covenanted to obtain separate tax lots and a Person has indemnified the Mortgagee for any loss suffered in connection therewith or an escrow of funds in an amount sufficient to pay taxes resulting from a breach thereof has been established) or is subject to an endorsement under the related title insurance policy.

43. An appraisal of the related Underlying Mortgaged Property was conducted in connection with the origination of the Whole Loan; and such appraisal satisfied either (A) the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation, or (B) the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act or 1989, in either case as in effect on the date such Whole Loan was originated.

44. The related Underlying Mortgaged Property is served by public utilities, water and sewer (or septic facilities) and otherwise appropriate for the use in which the Underlying Mortgaged Property is currently being utilized.
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45. With respect to each related Underlying Mortgaged Property consisting of a Ground Lease, Seller represents and warrants the following with respect to the related Ground Lease:

(i) Such Ground Lease or a memorandum thereof has been or will be duly recorded no later than 30 days after the Purchase Date of the related Purchased Loan and such Ground Lease permits the interest of the lessee thereunder to be encumbered by the related Mortgage or, if consent of the lessor thereunder is required, it has been obtained prior to the Purchase Date.

(ii) Upon the foreclosure of the Whole Loan (or acceptance of a deed in lieu thereof), the Mortgagor’s interest in such Ground Lease is assignable to the Mortgagee under the leasehold estate and its assigns without the consent of the lessor thereunder (or, if any such consent is required, it has been obtained prior to the Purchase Date).

(iii) Such Ground Lease may not be amended, modified, canceled or terminated without the prior written consent of the Mortgagee and any such action without such consent is not binding on the Mortgagee, its successors or assigns, except termination or cancellation if (i) an event of default occurs under the Ground Lease, (ii) notice thereof is provided to the Mortgagee and (iii) such default is curable by the Mortgagee as provided in the Ground Lease but remains uncured beyond the applicable cure period.

(iv) Such Ground Lease is in full force and effect, there is no material default under such Ground Lease, and there is no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default under such Ground Lease.

(v) The Ground Lease or ancillary agreement between the lessor and the lessee requires the lessor to give notice of any default by the lessee to the Mortgagee. The Ground Lease or ancillary agreement further provides that no notice given is effective against the Mortgagee unless a copy has been given to the Mortgagee in a manner described in the Ground Lease or ancillary agreement.

(vi) The Ground Lease (i) is not subject to any liens or encumbrances superior to, or of equal priority with, the Mortgage, subject, however, to only the Title Exceptions or (ii) is subject to a subordination, non-disturbance and attornment agreement to which the Mortgagee on the lessor’s fee interest in the Mortgaged Property is subject.

(vii) A Mortgagee is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease) to cure any curable default under such Ground Lease before the lessor thereunder may terminate such Ground Lease.

(viii) Such Ground Lease has an original term (together with any extension options, whether or not currently exercised, set forth therein all of which can be
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exercised by the Mortgagee if the Mortgagee acquires the lessee’s rights under the Ground Lease) that extends not less than 20 years beyond the stated maturity date.

(ix) Under the terms of such Ground Lease, any estoppel or consent letter received by the Mortgagee from the lessor, and the related Mortgage, taken together, any related insurance proceeds or condemnation award (other than in respect of a total or substantially total loss or taking) will be applied either to the repair or restoration of all or part of the related Underlying Mortgaged Property, with the Mortgagee or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment or defeasance of the outstanding principal balance of the Whole Loan, together with any accrued interest (except in cases where a different allocation would not be viewed as commercially unreasonable by any commercial mortgage lender, taking into account the relative duration of the Ground Lease and the related Mortgage and the ratio of the market value of the related Underlying Mortgaged Property to the outstanding principal balance of such Whole Loan).

(x) The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by a prudent commercial lender.

(xi) The ground lessor under such Ground Lease is required to enter into a new lease upon termination of the Ground Lease for any reason, including the rejection of the Ground Lease in bankruptcy.

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REPRESENTATIONS AND WARRANTIES
RE: PURCHASED LOANS CONSISTING OF
PARTICIPATION INTERESTS IN MEZZANINE LOANS

1. Such Asset is a senior or junior participation interest in a Mezzanine Loan (a “Mezzanine Participation”). Seller has delivered to Buyer true and complete copies of any and all participation agreements, co-lender agreements, pooling and servicing agreements and/or other intercreditor agreements evidencing and/or governing the applicable Mezzanine Participation (collectively, the “Mezzanine Participation Documents”), such Mezzanine Participation Documents have not been modified or amended except pursuant to any documents delivered to Buyer and no default by Seller or, to Seller’s knowledge, any other party thereto exists as of the Purchase Date.

2. As of the Purchase Date, such Mezzanine Participation complies in all material respects with, or is exempt from, all requirements of federal, state or local law relating to such Mezzanine Participation.

3. Immediately prior to the sale, transfer and assignment to Buyer thereof, Seller had good and marketable title to, and was the sole owner and holder of, such Mezzanine Participation, and Seller is transferring such Mezzanine Participation free and clear of any and all liens, pledges, encumbrances, charges, security interests or any other ownership interests of any nature encumbering such Mezzanine Participation. Upon consummation of the purchase contemplated to occur in respect of such Mezzanine Participation on the Purchase Date therefor, Seller will have validly and effectively conveyed to Buyer all legal and beneficial interest in and to such Mezzanine Participation free and clear of any pledge, lien, encumbrance or security interest.

4. No fraudulent acts were committed by Seller in connection with its acquisition or origination of such Mezzanine Participation nor were any fraudulent acts committed by any Person in connection with the origination of such Mezzanine Participation.

5. All information contained in the related Preliminary Due Diligence Package (or as otherwise provided to Buyer) in respect of such Mezzanine Participation is accurate and complete in all material respects.

6. Except as included in the Preliminary Due Diligence Package, Seller is not a party to any document, instrument or agreement, and there is no document, that by its terms modifies or affects the rights and obligations of any holder of such Mezzanine Participation and Seller has not consented to any material change or waiver to any term or provision of any such document, instrument or agreement and no such change or waiver exists.

7. Seller has full right, power and authority to sell and assign such Mezzanine Participation and such Mezzanine Participation has not been cancelled, satisfied or rescinded in whole or part nor has any instrument been executed that would effect a cancellation, satisfaction or rescission thereof.
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8. Other than consents and approvals obtained as of the related Purchase Date (including, without limitation, any and all consents and approvals (or “no downgrade” or similar ratings confirmations) required under the related Mezzanine Participation Documents from any other participant, co-lender, servicer, special servicer, the holder of any Underlying Mortgage Loan or Rating Agency), no consent or approval by any Person is required in connection with Seller’s sale and/or Buyer’s acquisition of such Mezzanine Participation, for Buyer’s exercise of any rights or remedies in respect of such Mezzanine Participation or for Buyer’s sale, pledge or other disposition of such Mezzanine Participation. No third party holds any “right of first refusal”, “right of first negotiation”, “right of first offer”, purchase option, or other similar rights of any kind, and no other impediment exists to any such transfer or exercise of rights or remedies.

9. No consent, approval, authorization or order of, or registration or filing with, or notice to, any court or governmental agency or body having jurisdiction or regulatory authority is required for any transfer or assignment by the holder of such Mezzanine Participation.

10. Seller has delivered to Buyer or its designee the original participation certificate or other similar indicia of ownership of such Mezzanine Participation, however denominated, together with an original assignment thereof, executed by Seller in blank, or, with respect to a participation interest, reissued in Buyer’s name (or such other name as designated by the Buyer).

11. No default or event of default has occurred under any agreement pertaining to any lien or other interest that ranks pari passu with or senior to the interests of the holder of such Mezzanine Participation or the related Whole Loan in respect of the related Underlying Mortgaged Property and there is no provision in any such agreement which would provide for any increase in the principal amount of any such lien or other interest.

12. No (i) monetary default, breach or violation exists with respect to any agreement or other document governing or pertaining to such Mezzanine Participation, the related Whole Loan or any other obligation of the Mezzanine Borrower, (ii) material non-monetary default, breach or violation exists with respect to such Mezzanine Participation, the related Whole Loan or any other obligation of the Mezzanine Borrower, or (iii) event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration.

13. All of the representations and warranties applicable to Mezzanine Loans above are true and correct with respect to the related Whole Loan in all material respects.

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REPRESENTATIONS AND WARRANTIES
RE: PURCHASED SECURITIES

1. The Purchased Security consists of pass-through certificates representing beneficial ownership interests in one or more REMICs consisting of one or more first lien mortgage loans secured by commercial and/or multifamily properties.

2. Immediately prior to the sale, transfer and assignment to Buyer thereof, Seller had good and marketable title to, and was the sole owner and holder of, such Purchased Security, and Seller is transferring such Purchased Security free and clear of any and all liens, pledges, encumbrances, charges, security interests or any other ownership interests of any nature encumbering such Purchased Security.

3. Seller has full right, power and authority to sell and assign such Purchased Security and such Purchased Security has not been cancelled, satisfied or rescinded in whole or part nor has any instrument been executed that would effect a cancellation, satisfaction or rescission thereof.

4. Other than consents and approvals obtained as of the related Purchase Date or those already granted in the related documents governing such Purchased Security, no consent or approval by any Person is required in connection with Buyer’s acquisition of such Purchased Security, for Buyer’s exercise of any rights or remedies in respect of such Purchased Security or for Buyer’s sale or other disposition of such Purchased Security. No third party holds any “right of first refusal”, “right of first negotiation”, “right of first offer”, purchase option, or other similar rights of any kind, and no other impediment exists to any such transfer or exercise of rights or remedies.

5. Upon consummation of the purchase contemplated to occur in respect of such Purchased Security on the Purchase Date therefor, Seller will have validly and effectively conveyed to Buyer all legal and beneficial interest in and to such Purchased Security free and clear of any and all liens, pledges, encumbrances, charges, security interests or any other ownership interests of any nature.

6. The Purchased Security is a certificated security in registered form, or is in uncertificated form and held through the facilities of (a) The Depository Trust Corporation in New York, New York, or (b) such other clearing organization or book-entry system as is designated in writing by the Buyer.

7. With respect to any Purchased Security that is a certificated security, Seller has delivered to Buyer or its designee such certificated security, along with any and all certificates, assignments, bond powers executed in blank, necessary to transfer such certificated security under the issuing documents of such Purchased Security.
39

8. All information contained in the related Preliminary Due Diligence Package (or as otherwise provided to Buyer) in respect of such Purchased Security is accurate and complete in all material respects.

9. As of the date of its issuance, such Purchased Security complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the issuance thereof including, without limitation, any registration requirements of the Securities Act of 1933, as amended.

10. Except as included in the Preliminary Due Diligence Package, there is no document that by its terms modifies or affects the rights and obligations of the holder of such Purchased Security, the terms of the related pooling and servicing agreement or any other agreement relating to the Purchased Security, and, since issuance, there has been no material change or waiver to any term or provision of any such document, instrument or agreement.

11. There is no (i) monetary default, breach or violation exists with respect to any pooling and servicing agreement or other document governing or pertaining to such Purchased Security, (ii) material non-monetary default, breach or violation exists with respect to any such agreement or other document or other document governing or pertaining to such Purchased Security, or (iii) event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration under such documents and agreements.

12. No consent, approval, authorization or order of, or registration or filing with, or notice to, any court or governmental agency or body having jurisdiction or regulatory authority over Seller is required for any transfer or assignment of such Purchased Security.

13. Except as including in the Preliminary Due Diligence Package, (i) no interest shortfalls have occurred and no realized losses have been applied to any Purchased Security or otherwise incurred with respect to any mortgage loan related to such Purchased Security nor any class of Purchased Security issued under the same governing documents as any Purchased Security, and (ii) the Seller is not aware of any circumstances that could have a Material Adverse Effect on the Purchased Security.

14. There are no circumstances or conditions with respect to the Purchased Security, the Mortgaged Property or the related Mortgagor’s credit standing that can reasonably be expected to cause private institutional investors to regard the Purchased Security as an unacceptable investment or adversely affect the value or marketability of the Purchased Security.

15. Seller has not received written notice of any outstanding liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind for which the holder of such Purchased Security is or may become obligated.

16. There is no material inaccuracy in any servicer report or trustee report delivered to it (and, in turn, delivered pursuant to the terms of this Agreement) in connection with such Purchased Security.
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17. No servicer of the Purchased Security has made any advances, directly or indirectly, with respect to the Purchased Security or to any mortgage loan relating to such Purchased Security.
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REPRESENTATIONS AND WARRANTIES
RE: PURCHASED PREFERRED EQUITY ASSETS

1. Seller has delivered to Buyer true and complete copies of each of the Preferred Equity Asset Documents (as defined below) for the applicable Preferred Equity Investment Entity and same have not been modified, amended or waived except pursuant to any document delivered to Buyer and no default exists thereunder by Seller or, to Seller’s knowledge, any other party thereto.

2. Seller has obtained and delivered to Buyer any and all consents and approvals of the other shareholders, partners or members of the Preferred Equity Investment Entity, and any other Persons holding any direct or indirect ownership interests in the Preferred Equity Investment Entity, to the sale of such Preferred Equity Asset to Buyer hereunder.

3. Neither the Preferred Equity Investment Entity nor any Person holding any direct or indirect ownership interest therein is a debtor in any state or federal bankruptcy or insolvency proceeding.

4. The Preferred Equity Asset Documents have been duly and properly executed, are legal, valid and binding obligations of each party to the applicable Preferred Equity Investment Entity and their terms are enforceable against such parties, subject only to bankruptcy, insolvency, moratorium, fraudulent transfer, fraudulent conveyance and similar laws affecting rights of creditors generally and to the application of general principles of equity.

5. The Underlying Mortgaged Property is insured by an ALTA owner’s title insurance policy or its equivalent as adopted in the applicable jurisdiction issued by one or more nationally recognized title insurance companies, insuring the Preferred Equity Investment Entity (or Underlying Property Owner), its successors and assigns, as to the fee or leasehold title of such entity in and to the Underlying Mortgaged Property, subject only to Title Exceptions and any Mortgage securing any Underlying Mortgage Loan. To the actual knowledge of Seller, no material claims have been made under such title policy.

6. All of the following representations and warranties applicable to Mezzanine Loans above are true and correct with respect to the applicable Preferred Equity Asset in all material respects: 3, 4, 5, 6, 7, 8, 9, 12, 13, 15, 16, 17, 24, 26, 27, 29, 30, 31, 33, 35, 36, 37, 38, 39, 40, 41, 42, 43, 44 and 45 (except that for purposes hereof, the following terms wherever they appear in the Mezzanine Loan representations shall have the following meanings: (i) the term “Mezzanine Loan” shall mean the applicable Preferred Equity Asset; (ii) the term “Mezzanine Loan Documents” shall mean the applicable Preferred Equity Asset Documents; and (iii) the term “Mezzanine Lender” shall mean the holder of the Preferred Equity Asset.

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EXHIBIT VII

COLLATERAL INFORMATION
Loan ID #:
Borrower Name:
Borrower Address:
Borrower City:
Borrower State:
Borrower Zip Code:
Recourse?
Guaranteed?
Related Borrower Name(s):
Original Principal Balance:
Note Date:
Loan Date:
Loan Type (e.g. fixed/arm):
Current Principal Balance:
Current Interest Rate (per annum):
Paid to date:
Annual P&I:
Next Payment due date:
Index (complete whether fixed or arm):
Gross Spread/Margin (complete whether fixed or arm):
Life Cap:
Life Floor:
Periodic Cap:
Periodic Floor:
Rounding Factor:
Lookback (in days):
Interest Calculation Method (e.g., Actual/360):
Interest rate adjustment frequency:
P&I payment frequency:
First P&I payment due:
First interest rate adjustment date:
First payment adjustment date:
Next interest rate adjustment date:
Next payment adjustment date:
Conversion Date:
Converted Interest Rate Index:
Converted Interest Rate Spread:
Maturity date:
Loan term:
Amortization term:
Hyper-Amortization Flag:
Hyper-Amortization Term:
Hyper-Amortization Rate Increase:
Balloon Amount:

Balloon LTV:
Prepayment Penalty Flag:
Prepayment Penalty Text:
Lockout Period:
Lien Position:
Fee/Leasehold:
Ground Lease Expiration Date:
CTL (Yes/No):
CTL Rating (Moody’s):
CTL Rating (Duff):
CTL Rating (S&P):
CTL Rating (Fitch):
Lease Guarantor:
CTL Lease Type (NNN, NN, Bondable):
Property Name:
Property Address:
Property City:
Property Zip Code:
Property Type (General):
Property Type (Specific):
Cross-collateralized (Yes/No)* :
Property Size:
Year built:
Year renovated:
Actual Average Occupancy:
Occupancy Rent Roll Date:
Underwritten Average Occupancy:
Largest Tenant:
Largest Tenant SF:
Largest Tenant Lease Expiration:
2nd Largest Tenant:
2nd Largest Tenant SF:
2nd Largest Tenant Lease Expiration:
3rd Largest Tenant:
3rd Largest Tenant SF:
3rd Largest Tenant Lease Expiration:
Underwritten Average Rental Rate/ADR:
Underwritten Vacancy/Credit Loss:
Underwritten Other Income:
Underwritten Total Revenues:
Underwritten Replacement Reserves:
Underwritten Management Fees:

* If yes, give property information on each property covered and in aggregate as appropriate. Loan ID’s should be denoted with a suffix letter to signify loans/collateral

Underwritten Franchise Fees:
Underwritten Total Expenses:
Underwritten Leasing Commissions:
Underwritten Tenant Improvement Costs:
Underwritten NOI:
Underwritten NCF:
Underwritten Debt Service Constant:
Underwritten DSCR at NOI:
Underwritten DSCR at NCF:
Underwritten NOI Period End Date:
Hotel Franchise:
Hotel Franchise Expiration Date:
Appraiser Name:
Appraised Value:
Appraisal Date:
Appraisal Cap Rate:
Appraisal Discount Rate:
Underwritten LTV:
Environmental Report Preparer:
Environmental Report Date:
Environmental Report Issues:
Architectural and Engineering Report Preparer:
Architectural and Engineering Report Date:
Deferred Maintenance Amount:
Ongoing Replacement Reserve Requirement per A&E Report:
Immediate Repairs Escrow % (e.g. 125%):
Replacement Reserve Annual Deposit:
Replacement Reserve Balance:
Tenant Improvement/Leasing Commission Annual Deposits:
Tenant Improvement/Leasing Commission Balance:
Taxes paid through date:
Monthly Tax Escrow:
Tax Escrow Balance:
Insurance paid through date:
Monthly Insurance Escrow:
Insurance Escrow Balance:
Reserve/Escrow Balance as of Date:
Probable Maximum Loss %:
Covered by Earthquake Insurance (Yes/No):
Number of times 30 days late in last 12 months:
Number of times 60 days late in last 12 months:
Number of times 90 days late in last 12 months:
Servicing Fee:
Notes:

NY1 6015670v.7

EXHIBIT VIII

ADVANCE PROCEDURE

[THIS EXHIBIT IS SUBJECT TO REVIEW BY NATIXIS]

Final Approval of New Collateral Which is an Eligible Security/Preliminary Approval of New Collateral Which is an Eligible Loan or Eligible Preferred Equity Asset.

(a) Seller may, from time to time, submit to Buyer a Preliminary Due Diligence Package for Buyer's review and approval in order to enter into a Transaction with respect to any New Collateral that Seller proposes to be included as Collateral under the Agreement.

(b) Upon Buyer's receipt of a complete Preliminary Due Diligence Package, Buyer, within five (5) Business Days, shall have the right to request, in Buyer's good faith business judgment, additional diligence materials and deliveries that Buyer shall specify on a Supplemental Due Diligence List. Upon Buyer's receipt of all of the Diligence Materials or Buyer's waiver thereof, Buyer within ten (10) Business Days and following receipt of internal credit approval, shall either (i) notify Seller of the Purchase Price and the Market Value for the New Collateral or (ii) deny, in Buyer's sole and absolute discretion, Seller's request for a Transaction. Buyer's failure to respond to Seller within ten (10) Business Days, as applicable, shall be deemed to be a denial of Seller's request for an Advance, unless Buyer and Seller have agreed otherwise in writing.

Final Approval of New Collateral which is an Eligible Loan or Eligible Preferred Equity Asset. Upon Buyer's notification to Seller of the Purchase Price and the Market Value for any New Collateral which is an Eligible Loan or Eligible Preferred Equity Asset, Seller shall, if Seller desires to enter into a Transaction with respect to such New Collateral, satisfy the conditions set forth below (in addition to satisfying the conditions precedent to obtaining each advance, as set forth in Section 3(b) of this Agreement) as a condition precedent to Buyer's approval of such New Collateral as Collateral, all in a manner reasonably satisfactory to Buyer and pursuant to documentation reasonably satisfactory to Buyer:

(c) Delivery of Purchased Asset Documents. Seller shall deliver to Buyer: (i) with respect to New Collateral that is Pre-Existing Collateral, each of the Purchased Loan Documents or Purchased Preferred Equity Asset Documents, except Purchased Loan Documents or Purchased Preferred Equity Asset Documents that Seller expressly and specifically disclosed in Seller's Preliminary Due Diligence Package were not in Seller's possession; and (ii) with respect to New Collateral that is Originated Collateral, each of the Purchased Loan Documents or Purchased Preferred Equity Asset Documents.

(d) Environmental and Engineering. Buyer shall have received a “Phase 1” (and, if necessary, “Phase 2”) environmental report, an asbestos survey, if applicable, and an engineering report, with respect to each Mortgaged Property or Underlying Mortgaged Property each in form reasonably satisfactory to Buyer, by an engineer or environmental consultant reasonably approved by Buyer.

(e) Appraisal. Buyer shall have received either an appraisal with respect to each Mortgaged Property or Underlying Mortgaged Property approved by Buyer or a Draft Appraisal, each by an MAI appraiser. If Buyer receives only a Draft Appraisal prior to entering into a Transaction, Seller shall deliver an appraisal with respect to each Mortgaged Property or Underlying Mortgaged Property approved by Buyer by an MAI appraiser on or before thirty (30) days after the Purchase Date.

(f) Insurance. Buyer shall have received certificates or other evidence of insurance demonstrating insurance coverage in respect of the Mortgaged Property or Underlying Mortgaged Property of types, in amounts, with insurers and otherwise in compliance with the terms, provisions and conditions set forth in the Purchased Asset Documents. Such certificates or other evidence shall indicate that Seller will be named as an additional insured as its interest may appear and shall contain a loss payee endorsement in favor of such additional insured with respect to the policies required to be maintained under the Purchased Asset Documents.

(g) Survey. Buyer shall have received all surveys of the Mortgaged Property that are in Seller's possession.

(h) Lien Search Reports. Buyer or Buyer's counsel shall have received, as reasonably requested by Buyer, satisfactory reports of UCC, tax lien, judgment and litigation searches and title updates conducted by search firms and/or title companies acceptable to Buyer with respect to the Eligible Loan or Eligible Preferred Equity Asset, Mortgaged Property or Underlying Mortgaged Property, Seller and Mortgagor or Mezzanine Borrower, such searches to be conducted in each location Buyer shall reasonably designate.

(i) Opinions of Counsel. Buyer shall have received copies of all legal opinions in the Seller’s possession with respect to the Eligible Loan or Eligible Preferred Equity Asset which shall be in form and substance reasonably satisfactory to Buyer.

(j) Additional Real Estate Matters. Seller shall have delivered to Buyer to the extent in Seller's possession such other real estate related certificates and documentation as may have been requested by Buyer, such as: (i) certificates of occupancy issued by the appropriate Governmental Authority and either letters certifying that the Mortgaged Property or Underlying Mortgaged Property is in compliance with all applicable zoning laws issued by the appropriate Governmental Authority or evidence that the related Title Policy includes a zoning endorsement and (ii) abstracts of all leases in effect at the Mortgaged Property or Underlying Mortgaged Property and estoppel certificates, in form and substance acceptable to Buyer, from any ground lessor and from any tenant that occupies 7.5% or more of the rentable space at the Mortgaged Property or Underlying Mortgaged Property, and in any event from tenants whose occupancies aggregate not less than 70% of the occupied rentable square footage at the Mortgaged Property or Underlying Mortgaged Property.

(k) Other Documents. Buyer shall have received such other documents as Buyer or its counsel shall reasonably deem necessary.

Within five (5) Business Days of Seller's satisfaction of all of the conditions enumerated in clauses (a) through (i) above, Buyer shall either (i) if the Purchased Asset Documents with respect to the New Collateral are not reasonably satisfactory in form and substance to Buyer, notify Seller that Buyer has not approved the New Collateral as Collateral or (ii) notify Seller that Buyer has approved the New Collateral as Collateral. Buyer's failure to respond to Seller within two (2) Business Days shall be deemed to be a denial of Seller's request that Buyer approve the New Collateral, unless Buyer and Seller have agreed otherwise in writing.]

NY1 6015670v.7

EXHIBIT IX

FORM OF RE-DIRECTION LETTER

[SELLER]

[LETTERHEAD]

REDIRECTION LETTER

AS OF [ ], 200[ ]

Ladies and Gentlemen:

Please refer to: (a) that certain [Loan Agreement], dated [  ], 200[ ], by and among [  ] (the “Borrower”), as borrower, and RCC Real Estate SPE 3, LLC (the “Lender”), as lender; and (b) all documents securing or relating to that certain $[  ] loan made by the Lender to the Borrower on [  ], 200[ ] (the “Loan”).

You are advised as follows, effective as of the date of this letter.

Assignment of the Loan. The Lender has entered into a Master Repurchase Agreement, dated as April 12, 2007 (as the same may be amended and/or restated from time to time, the “Repo Agreement”), with Natixis Real Estate Capital Inc. (“Natixis”), 9 West 57th Street, New York, New York 10019, and has assigned its rights and interests in the Loan (and all of its rights and remedies in respect of the Loan) to Natixis. This assignment shall remain in effect unless and until Natixis has notified Borrower otherwise in writing.

Direction of Funds. In connection with Lender’s obligations under the Repo Agreement, Lender hereby directs Borrower to disburse, by wire transfer, any and all payments to be made under or in respect of the Loan to the following account at LaSalle Bank for the benefit of NATIXIS:

LaSalle Bank Chicago
ABA _________
BNF: LaSalle Trust
Account: _______
Attn: Natixis RCC, _______ x ___

This direction shall remain in effect unless and until Natixis has notified Borrower otherwise in writing.

Modifications, Waivers, Etc. No modification, waiver, deferral, or release (in whole or in part) of any party’s obligations in respect of the Loan, or of any collateral for any obligations in respect of the Loan, shall be effective without the prior written consent of Natixis.

Please acknowledge your acceptance of the terms and directions contained in this correspondence by executing a counterpart of this correspondence and returning it to the undersigned.

[Signature Page Follows]

Very truly yours,

[SELLER],
a

By: ______________________________
Name:____________________________
Title:_____________________________
Date: [  ], 200[ ]

Agreed and accepted this [ ]
day of [ ], 200[ ]

[   ]

By:______________________
Name: ___________________
Title: ____________________